                                                                EXHIBIT 4.8






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                      AMERISOURCE RECEIVABLES MASTER TRUST
                        POOLING AND SERVICING AGREEMENT


                         dated as of December 13, 1994


                                     among


                      AMERISOURCE RECEIVABLES CORPORATION,
                                 as transferor,


                            AMERISOURCE CORPORATION,
                            as the initial Servicer,


                                      and


                    MANUFACTURERS AND TRADERS TRUST COMPANY,
                                   as Trustee


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||                            TABLE OF CONTENTS


                                                             ARTICLE I
                                                            DEFINITIONS

SECTION 1.01  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                                                            ARTICLE II
                                              CONVEYANCE OF CERTAIN ASSETS; ISSUANCE
                                                          OF CERTIFICATES

SECTION 2.01  Creation of the Trust; Conveyance of Certain Assets  . . . . . . . . . . . . . . . . . . . . . . . . .    1
SECTION 2.02  Acceptance by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
SECTION 2.03  Representations and Warranties of ARC Relating to the Trust Assets   . . . . . . . . . . . . . . . . .    3
SECTION 2.04  No Assumption of Obligations Relating to Receivables, Related
                Transferred Assets or Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
SECTION 2.05  Conveyance of Receivables by the Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

                                                            ARTICLE III
                                                   ADMINISTRATION AND SERVICING
                                                          OF RECEIVABLES

SECTION 3.01  Acceptance of Appointment and Other Matters Relating to the Servicer   . . . . . . . . . . . . . . . .    6
SECTION 3.02  Duties of the Servicer and ARC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
SECTION 3.03  Lockbox Accounts; Concentration Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
SECTION 3.04  Servicing Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
SECTION 3.05  Records of the Servicer and Reports to be Prepared by the Servicer   . . . . . . . . . . . . . . . . .   13
SECTION 3.06  Monthly Servicer's Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
SECTION 3.07  Annual Servicing Report of Independent Public Accountants;
                Forms 10-Q and 10-K  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
SECTION 3.08  Rights of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 3.09  Ongoing Responsibilities of AmeriSource  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
SECTION 3.10  Further Action Evidencing Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                                                            ARTICLE IV
                                                 RIGHTS OF CERTIFICATEHOLDERS AND
                                             ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 4.01  Rights of Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 4.02  Establishment of Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 4.03  Daily Calculations and Funds Allocations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
SECTION 4.04  Investment of Funds in Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 4.05  Attachment of Trust Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

                                                             ARTICLE V
                                                   DISTRIBUTIONS AND REPORTS TO
                                                        CERTIFICATEHOLDERS

SECTION 5.01  Distributions to Holders of Investor Certificates and Purchasers   . . . . . . . . . . . . . . . . . .   35
SECTION 5.02  Distributions on the ARC Revolving Certificate and the Residual
                Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 5.03  Information to Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 5.04  Notice of Early Liquidation at Seller Election   . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

                                                            ARTICLE VI
                                                         THE CERTIFICATES

SECTION 6.01  The Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 6.02  Authentication of Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 6.03  Registration of Transfer and Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . .   42
SECTION 6.04  Mutilated, Destroyed, Lost or Stolen Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 6.05  Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 6.06  Appointment of Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 6.07  Access to List of Certificateholders' Names and Addresses  . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 6.08  Authenticating Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
SECTION 6.09  Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 6.10  Issuance of Additional Series of Certificates and Sales
                of Purchased Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 6.11  Changes in Amount of Investor Revolving Certificates   . . . . . . . . . . . . . . . . . . . . . . . .   55
SECTION 6.12  Book-Entry Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 6.13  Notices to Clearing Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
SECTION 6.14  Definitive Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
SECTION 6.15  Letter of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

                                                            ARTICLE VII
                                                                ARC

SECTION 7.01  Representations and Warranties of ARC Relating to ARC and the
                Transaction Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
SECTION 7.02  Covenants of ARC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 7.03  Indemnification by ARC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

                                                           ARTICLE VIII
                                                           THE SERVICER

SECTION 8.01  Representations and Warranties of the Servicer   . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
SECTION 8.02  Covenants of the Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

SECTION 8.03  Merger or Consolidation of, or Assumption of the
                Obligations of, the Servicer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
SECTION 8.04  Indemnification by the Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
SECTION 8.05  Servicer Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
SECTION 8.06  Limitation on Liability of the Servicer and Others   . . . . . . . . . . . . . . . . . . . . . . . . .   75

                                                            ARTICLE IX
                                                        LIQUIDATION EVENTS

SECTION 9.01  Liquidation Events   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
SECTION 9.02  Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
SECTION 9.03  Additional Rights Upon the Occurrence of Certain Events  . . . . . . . . . . . . . . . . . . . . . . .   79

                                                             ARTICLE X
                                                         SERVICER DEFAULTS

SECTION 10.01  Servicer Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
SECTION 10.02  Trustee to Act; Appointment of Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
SECTION 10.03  Notification of Servicer Default; Notification
                 of Appointment of Successor Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84

                                                            ARTICLE XI
                                                            THE TRUSTEE

SECTION 11.01  Duties of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
SECTION 11.02  Certain Matters Affecting the Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
SECTION 11.03  Limitation on Liability of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
SECTION 11.04  Trustee May Deal with Other Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
SECTION 11.05  Servicer To Pay Trustee's Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
SECTION 11.06  Eligibility Requirements for Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
SECTION 11.07  Resignation or Removal of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
SECTION 11.08  Successor Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
SECTION 11.09  Merger or Consolidation of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
SECTION 11.10  Appointment of Co-Trustee or Separate Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
SECTION 11.11  Tax Returns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
SECTION 11.12  Trustee May Enforce Claims Without Possession of Certificates   . . . . . . . . . . . . . . . . . . .   94
SECTION 11.13  Suits for Enforcement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
SECTION 11.14  Rights of Investor Certificateholders To Direct Trustee   . . . . . . . . . . . . . . . . . . . . . .   95
SECTION 11.15  Representations and Warranties of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
SECTION 11.16  Maintenance of Office or Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96

                                                            ARTICLE XII
                                                            TERMINATION

SECTION 12.01  Termination of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
SECTION 12.02  Final Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
SECTION 12.03  Rights Upon Termination of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98

                                                           ARTICLE XIII
                                                     MISCELLANEOUS PROVISIONS

SECTION 13.01  Amendment, Waiver, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
SECTION 13.02  Actions by Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
SECTION 13.03  Limitation on Rights of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
SECTION 13.04  Limitation on Rights of Purchasers.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
SECTION 13.05  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
SECTION 13.06  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
SECTION 13.07  Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
SECTION 13.08  Certificates Nonassessable and Fully Paid   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
SECTION 13.09  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
SECTION 13.10  Nonpetition Covenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
SECTION 13.11  No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
SECTION 13.12  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
SECTION 13.13  Third-Party Beneficiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
SECTION 13.14  Integration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
SECTION 13.15  Binding Effect; Assignability; Survival of Provisions   . . . . . . . . . . . . . . . . . . . . . . .  106
SECTION 13.16  Recourse to ARC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
SECTION 13.17  Recourse to Trust Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
SECTION 13.18  Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
SECTION 13.19  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  107
SECTION 13.20  Certain Partial Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  107
SECTION 13.21  Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108
||

                                                             EXHIBITS

EXHIBIT A      Form of Lockbox Account Letter Agreement
EXHIBIT B      Form of Concentration Account Letter Agreement
EXHIBIT C-1    Form of Daily Report (Pre-Liquidation
EXHIBIT C-2    Form of Daily Report (Liquidation)
EXHIBIT D-1    Form of Settlement Statement (Pre-Liquidation)
EXHIBIT D-2    Form of Settlement Statement (Liquidation)
EXHIBIT E      Form of Monthly Servicer's Certificate


EXHIBIT F             Form of Monthly Report to Certificateholders
EXHIBIT G             Form of ARC Revolving Certificate
EXHIBIT H             Form of Residual Certificate
EXHIBIT I             Form of Owner Regulation S Certification
EXHIBIT J             Form of Transferee Regulation S Certification
EXHIBIT K             Form of Depositary Regulation S Certification
EXHIBIT L             Form of Transfer to Regulation S Certification
EXHIBIT M             Form of Placement Agent Exchange Instructions
EXHIBIT N             Form of Restrictive Legends
EXHIBIT O-1           Form of Phase I Intercreditor Agreement
EXHIBIT O-2           Form of Phase II Intercreditor Agreement


                                                             SCHEDULES

SCHEDULE 1            Offices of the Transferor, the Servicer and the Seller Where Records are Maintained
SCHEDULE 2            Account Banks


                                                             APPENDIX

APPENDIX A            Definitions

         This POOLING AND SERVICING AGREEMENT, dated as of December 13, 1994 (this "Agreement"), is made among AMERISOURCE RECEIVABLES CORPORATION, a Delaware corporation ("ARC"), as transferor, AMERISOURCE CORPORATION, a Delaware corporation ("AmeriSource"), as initial Servicer, and Manufacturers and Traders Trust Company, a New York banking corporation, as Trustee.

         In consideration of the mutual agreements herein, each party agrees as follows for the benefit of the other parties and the Certificateholders to the extent provided herein:


                                   ARTICLE I
                                  DEFINITIONS


         SECTION 1.01 Definitions. Whenever used in this Agreement, capitalized terms, unless otherwise defined herein, have the meanings that Appendix A assigns to them, and this Agreement shall be interpreted in accordance with the conventions set forth in Parts B, C and D of Appendix A.


                                  ARTICLE II
                    CONVEYANCE OF CERTAIN ASSETS; ISSUANCE
                                OF CERTIFICATES


         SECTION 2.01  Creation of the Trust; Conveyance of Certain Assets.
(a) By execution and delivery of this Agreement, ARC does hereby transfer, assign, set over and otherwise convey to the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under, without recourse except as expressly provided otherwise herein, (i) each Receivable and any Notes Receivable that is or have been transferred by the Seller to ARC, pursuant to the Purchase Agreement or the Subscription Agreement, from and including the date on which the first Purchases occur under the Purchase Agreement to but excluding the Purchase Termination Date, (ii) all Related Assets, (iii) the Seller Transaction Documents (excluding the Subscription Agreement) (all of ARC's right, title and interest in, to and under such Seller Transaction Documents and the Related Assets being called the "Related Transferred Assets"), (iv) all funds from time to time on deposit in each of the Trust Accounts and all funds from time to time on deposit in each of the Bank Accounts representing Collections on, or other proceeds of, the foregoing and, in each case, all certificates and instruments, if any, from time to time evidencing such funds, all investments made with such funds, all claims thereunder or in connection therewith and all interest, dividends, monies, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, (v) funds in an amount, if positive, equal to, as of the First Issuance Date, (A) the

Investor Initial Invested Amount minus (B) the Base Amount (which funds the Trustee is directed to deposit into the Equalization Account on the date hereof), and (vi) all moneys due or to become due and all amounts received or receivable with respect to any of the foregoing and all proceeds of the foregoing. Such property shall constitute the assets of the Trust (collectively, the "Trust Assets"). The foregoing transfer, assignment, setover and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, setover and conveyance shall be construed accordingly.

         (b) In connection with the transfer described in subsection (a), ARC and the Servicer have recorded and filed or caused to be recorded and filed, in connection with the First Issuance Date, as an expense of the Servicer paid out of the Servicing Fee, financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Trust Assets (whether now existing or hereafter created) meeting the requirements of applicable state law in such manner and in such jurisdictions as the Servicer reasonably determined were necessary or desirable to perfect, and maintain perfection of, the transfer and assignment of the Trust Assets to the Trust. The Trustee shall be under no obligation whatsoever to file such financing statements, or continuation statements to such financing statements, or to make any other filing under the UCC in connection with such transfer. In connection with the transfer described in subsection (a), ARC and the Servicer further agree to deliver to the Trustee each Trust Asset (including any original documents or instruments included in the Trust Assets as are necessary to effect such transfer) in which the transfer of an interest is perfected under the UCC or otherwise by possession. ARC or the Servicer shall deliver each such Trust Asset to the Trustee, as an expense of the Servicer paid out of the Servicing Fee, immediately upon the transfer of any such Trust Asset to the Trustee pursuant to subsection (a).

         (c)  In connection with the transfer described above in subsection
(a), the Servicer shall, on behalf of ARC, as an expense of the Servicer paid out of the Servicing Fee, on or prior to the Closing Date, mark the master data processing records evidencing the Receivables with the following legend:

                 "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO AMERISOURCE RECEIVABLES CORPORATION PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF DECEMBER 13, 1994, AMONG AMERISOURCE CORPORATION, AS SELLER, AND AMERISOURCE RECEIVABLES CORPORATION, AS PURCHASER; AND SUCH RECEIVABLES HAVE BEEN TRANSFERRED TO THE AMERISOURCE RECEIVABLES MASTER TRUST PURSUANT TO A POOLING AND SERVICING AGREEMENT, DATED AS OF DECEMBER 13, 1994, AMONG AMERISOURCE RECEIVABLES CORPORATION, AS TRANSFEROR, AMERISOURCE CORPORATION, AS THE

                 INITIAL SERVICER, AND MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE."

         (d) Upon the request of ARC, the Trustee will cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of ARC pursuant to Section 6.02.

         SECTION 2.02 Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to
Section 2.01(a) and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders, on the terms and subject to the conditions hereinafter set forth.

         SECTION 2.03 Representations and Warranties of ARC Relating to the Trust Assets.

         (a) Representations and Warranties. At the time that any Receivable or Related Asset is sold or transferred by ARC to the Trust, ARC hereby represents and warrants that:

                 (i) Valid Transfer. Each transfer made by ARC pursuant to this Agreement constitutes a valid transfer and assignment of all of its right, title and interest in, to and under the Receivables and the Related Transferred Assets to the Trust that is perfected and of first priority under the UCC and otherwise, enforceable against creditors of, and purchasers from, ARC and the Seller and free and clear of any Adverse Claim (other than any Permitted Adverse Claim and any Adverse Claim arising solely as a result of any action taken by the Trustee under this Agreement).

                 (ii) Quality of Title. (A) Immediately before each transfer to be made by ARC hereunder, each Receivable and Related Transferred Asset that was then to be transferred to the Trust hereunder was owned by ARC free and clear of any Adverse Claim (other than any Permitted Adverse Claim and any Adverse Claim arising solely as a result of any action taken by the Trustee under this Agreement); and, in connection with the First Issuance Date, ARC and the Servicer made, or caused to be made, all filings and took all other action under applicable law in each relevant jurisdiction in order to protect and perfect the Trust's interest in such Receivables, such Related Transferred Assets and the funds in the Trust Accounts against all creditors of, and purchasers from, ARC and the Seller.

                 (B) Each transfer of Receivables and Related Transferred Assets by ARC to the Trust pursuant to this Agreement constitutes a valid transfer and assignment to the Trust of all right, title and interest of ARC in the Receivables and the Related Transferred Assets, free and clear of any Adverse Claim (other than any Permitted Adverse Claim and any Adverse Claim arising solely as the result of any action taken by the Trustee under this Agreement), and constitutes either an absolute transfer of such property to the Trust or a grant of a first priority perfected security interest in such property to the Trust. Whenever the Trust accepts a transfer of a Receivable or a Related Transferred Asset hereunder, it shall have acquired a valid and perfected first priority interest in such Receivable or Related Transferred Asset free and clear of any Adverse Claim (other than any Permitted Adverse Claim and any Adverse Claim arising solely as a result of any action taken by the Trustee under this Agreement).

                 (C) No effective financing statement or other instrument similar in effect that covers all or part of any Receivable, any Related Transferred Asset, any other Trust Asset or any interest in any thereof is on file in any recording office except financing statements as to which termination statements or releases are filed on the Closing Date or the day after the Closing Date and except such as may be filed (1) in favor of the Seller in accordance with the Contracts, (2) in favor of ARC pursuant to the Purchase Agreement or the Subscription Agreement, and (3) in favor of the Trustee, for the benefit of the Certificateholders, in accordance with this Agreement or otherwise filed by or at the direction of the Trustee. No effective financing statement or instrument similar in effect relating to perfection that covers any inventory of the Seller that might give rise to Receivables is on file in any recording office except for (so long as the Intercreditor Agreement is in effect) financing statements or instruments in favor of the Seller Agent.

                 (D) No acquisition of any Receivable or Related Transferred Asset by ARC or the Trust constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.

                 (E) The transfer of the Receivables and Related Transferred Assets by the Seller to ARC constitutes a true and valid assignment and transfer for consideration of such Receivables and Related Transferred Assets under applicable state law (and not merely a pledge of such Receivables and Related Transferred Assets for security purposes), enforceable against the creditors of the Seller, and any Receivables and Related Transferred Assets so transferred do not constitute property of the Seller.

                 (iii) Governmental Approvals. With respect to each Receivable and Related Transferred Asset, all consents, licenses, approvals or authorizations of, or notices to or registrations, declarations or filings with, any Governmental Authority required to be obtained, effected or made by the Seller, the Servicer or ARC in connection with the conveyance of the Receivable and Related Transferred Asset by the Seller to ARC, or by ARC to the Trust, have been duly obtained, effected or given and are in full force and effect, except, in respect of enforceability against a Federal Obligor, for any consents or filings referred to in 31 U.S.C. Sections 3727(b) and (c) (the "Assignment of Claims Act") and any consents required by states with respect to any

         Receivables arising from State and Local Obligors so long as such Receivables are not reported as Eligible Receivables.

                 (iv) Eligible Receivables. (A) On the date on which the Seller transfers a Receivable to ARC, and ARC transfers such Receivable to the Trust, unless otherwise identified by the Servicer in the Daily Report for such date, such Receivable is an Eligible Receivable, and (B) on the date of each Daily Report or Settlement Statement that identifies a Receivable as an Eligible Receivable, such Receivable is an Eligible Receivable.

         (b) Notice of Breach. The representations and warranties set forth in subsection (a) shall survive the transfer and assignment of the Receivables and the Related Transferred Assets to the Trust. Upon discovery by ARC, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this subsection (a), the party discovering the breach shall give written notice to the other parties to this Agreement within four Business Days following the discovery. The Trustee's obligations in respect of discovering any breach are limited as provided in Section 11.02(g).

         SECTION 2.04 No Assumption of Obligations Relating to Receivables, Related Transferred Assets or Contracts. The transfer, assignment, setover and conveyance described in Section 2.01 does not constitute and is not intended to result in a creation or an assumption by the Trust, the Trustee or any Investor Certificateholder of any obligation of the Servicer, ARC, the Seller or any other Person in connection with the Receivables or the Related Transferred Assets or under the related Contracts or any other agreement or instrument relating thereto, including any obligation to any Obligors. None of the Trustee, the Trust or any Investor Certificateholder shall have any obligation or liability to any Obligor or other customer or client of the Seller (including any obligation to perform any of the obligations of the Seller to any Obligor under any such Receivables, related Contracts or any other related purchase orders or other agreements or otherwise). No such obligation or liability is intended to be assumed by the Trustee, the Trust or any Investor Certificateholder hereunder, and any such assumption is hereby expressly disclaimed.

         SECTION 2.05 Conveyance of Receivables by the Trust. Pursuant to the terms of a PI Agreement, the Trustee, on behalf of the Trust, from time to time may sell, transfer, assign, set over and otherwise convey Purchased Interests to a Purchaser or the Purchaser Agent for the account of a Purchaser; and the Trustee, on behalf of the Trust, is authorized and directed (subject to the applicable terms of Section 6.10), upon the written request of the Seller, to enter into one or more PI Agreements in the form annexed to each such written request. Pursuant to a PI Agreement, Collections allocated to Purchased Interests may be reinvested and such Purchased Interests may be recomputed, each from time to time as provided therein. Each Purchased Interest shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement except as otherwise expressly provided herein.


                                 ARTICLE III
                         ADMINISTRATION AND SERVICING
                                OF RECEIVABLES


         SECTION 3.01 Acceptance of Appointment and Other Matters Relating to the Servicer.

          (a) Designation of Servicer. The servicing, administering and collection of the Receivables and the Related Transferred Assets shall be conducted by the Person designated as Servicer hereunder from time to time in accordance with this section. Until the Trustee gives a Termination Notice to AmeriSource pursuant to Section 10.01, AmeriSource is hereby designated as, and AmeriSource hereby agrees to act as, the Servicer under this Agreement and the other Transaction Documents with respect to the Receivables and the Related Transferred Assets, and the Certificateholders and the Purchasers by their acceptance of the Certificates and Purchased Interests consent to AmeriSource acting as the Servicer.

         (b) Delegation of Certain Servicing Activities. In the ordinary course of business, the Servicer may at any time delegate its duties hereunder with respect to the Receivables and the Related Transferred Assets to any Person. Each Person to whom any such duties are delegated in accordance with this subsection is herein called a "Sub-Servicer". Notwithstanding any such delegation by the Servicer (including any such delegation by the Servicer to a Seller), the Servicer shall remain liable for the performance of all duties and obligations of the Servicer pursuant to the terms of this Agreement and the other Transaction Documents and such delegation shall not relieve the Servicer of its liability and responsibility with respect to its duties. The fees and expenses of any Sub-Servicers shall be as agreed between the Servicer and the Sub-Servicers from time to time and none of the Trust, the Trustee or the Certificateholders shall have any responsibility therefor. Upon any termination of a Servicer pursuant to Section 10.01, all Sub-Servicers designated pursuant to this subsection by such Servicer shall automatically also be terminated.

         (c) Termination. The designation of the Servicer (and each Sub-Servicer) under this Agreement (and, in the case of any Sub-Servicer, under the agreement or other document in which the Servicer makes a delegation of servicing duties to the Sub-Servicer) shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01.

         (d) Resignation of the Servicer. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon its determination that (i) the performance of its duties is no longer permissible under applicable law and (ii) there is no reasonable action that it could take to make the performance of its duties permissible under applicable law. If the Servicer makes a determination that it must resign for the reasons stated above, it shall, prior to the tendering of its resignation, deliver to the Trustee an Opinion of Counsel for the Servicer, in form and substance reasonably satisfactory to the Trustee, confirming the satisfaction of the conditions set forth in clause (i) of the preceding sentence. No resignation by the Servicer shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02. If the Servicer has tendered its resignation and no Successor Servicer has been appointed, the Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer hereunder. The Trustee shall give prompt notice to the Applicable Rating Agencies of the appointment of any Successor Servicer.

         SECTION 3.02  Duties of the Servicer and ARC.

         (a) Duties of the Servicer in General. The Servicer shall service and administer the Receivables and the Related Transferred Assets and, subject to the terms and provisions of this Agreement, shall have full power and authority, acting alone or through any of its Sub-Servicers, to do any and all things in connection with such servicing and administration that it may deem necessary or appropriate. The Trustee shall execute and deliver to the Servicer any powers of attorney or other instruments or documents that are prepared by the Servicer and stated in an Officer's Certificate to be, and shall furnish the Servicer with any documents in its possession, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties. The Servicer shall exercise the same care and apply the same policies with respect to the collection, administration and servicing of the Receivables and the Related Transferred Assets that it would exercise and apply if it owned such Receivables and the Related Transferred Assets, all in substantial compliance with applicable law and in accordance with the Credit and Collection Policy.

         The Servicer shall take or cause to be taken all such actions as it deems necessary or appropriate to collect each Receivable and Related Transferred Asset (and shall cause each of its Sub-Servicers (if any) to take or cause to be taken all such actions as the Servicer deems necessary or appropriate to collect each Receivable and Related Transferred Asset for which a Sub-Servicer is responsible in its capacity as Sub-Servicer) from time to time, all in accordance with applicable law and the Credit and Collection Policy.

         Without limiting the generality of the foregoing and subject to the next preceding paragraph and Section 10.01, the Servicer or its designee is hereby authorized and empowered, unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default, (i) to instruct the Trustee to make withdrawals and payments from the Trust Accounts as set forth in this Agreement, (ii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the Related Transferred Assets,

(iii) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or appropriate to comply with any federal or state securities laws or reporting requirements or other laws or regulations, and
(iv) after the delinquency of any Receivable or any default in connection with a Related Transferred Asset and to the extent permitted under and in compliance with the Credit and Collection Policy and with all applicable laws, rules, regulations, judgments, orders and decrees of courts and other governmental authorities (whether federal, state, local or foreign) and all other tribunals, to commence or settle collection proceedings with respect to such Receivable and otherwise to enforce the rights and interests of the Trust and the Certificateholders in, to and under such Receivable or Related Transferred Asset (as applicable). The Trustee shall promptly comply with the instructions of the Servicer to withdraw funds and make payments from the Trust Accounts pursuant to the terms of this Agreement.

         (b) Identification and Transfer of Collections. The Servicer shall cause Collections and all other Trust Assets that consist of cash or cash equivalents to be deposited into the Bank Accounts and the Trust Accounts pursuant to the terms and provisions of Section 3.03 and Article IV. Following notification from the Seller to the Servicer or discovery by the Servicer that collections of any receivable or other asset that is not a Collection of a Receivable or a Related Transferred Asset have been deposited into a Bank Account or the Master Collection Account, the Servicer shall cause all such collections to be segregated, apart and in different accounts, from the Bank Accounts and the Trust Accounts. The Servicer and, to the extent applicable, the Trustee shall hold all such funds in trust, separate and apart from such Person's other funds. On each Business Day, after such misapplied collections have been reasonably identified by the Servicer to the Trustee, the Servicer shall instruct the Trustee to, and the Trustee shall, turn over to the appropriate Lockbox Bank, Seller or other applicable AmeriSource Person (or their designees) all such misapplied collections less all reasonable and appropriate out-of-pocket costs and expenses, if any, incurred by the Servicer in collecting such receivables.

         All payments made by an Obligor that is obligated to make payments with respect to both Transferred Receivables and other Receivables shall be applied against the specified Receivables, if any, that are designated by such Obligor by reference to the applicable invoice as the Receivables with respect to which such payments should be applied. In the absence of such designation, such payments shall be applied against the oldest outstanding Receivables owed by such Obligor.

         Following notification from a Lockbox Bank that any item has been returned or is uncollected and that such Lockbox Bank has not been otherwise reimbursed pursuant to the terms of the applicable Lockbox Agreement for any amounts it credited to the relevant Lockbox Account (and then transferred to the Master Collection Account), the Servicer shall instruct the Trustee to, and the Trustee shall, turn over to such Lockbox Bank Collections in such amount from Collections on deposit in the Master Collection Account.

         (c) Modification of Receivables, Etc. So long as no Servicer Default shall have occurred and be continuing, the Servicer may adjust, and may permit each Sub-Servicer appointed by it to adjust, in accordance with Section 3.02(a) and the Credit and Collection Policy, the outstanding unpaid balance of any Receivable, or otherwise modify the terms of any Receivable or amend, modify or waive any term or condition of any Contract related thereto, all as it may determine to be appropriate to maximize collection thereof. The Servicer shall, or shall cause the applicable Sub-Servicer to, write off Receivables from time to time in accordance with the terms of this Agreement (including
Section 7.02(g)) and the Credit and Collection Policy.

         (d) Documents and Records. At any time when AmeriSource shall not be the Servicer, ARC, to the extent that it is entitled to do so under the Purchase Agreement, shall, upon the request of the then-acting Servicer, cause the Seller to deliver to the Servicer, and the Servicer shall hold in trust for ARC and the Trustee in accordance with their respective interests, all Records that evidence or relate to the Receivables and Related Transferred Assets of the Seller.

         (e) Certain Duties to the Seller. The Servicer, if other than AmeriSource, shall, as soon as practicable after a demand by the Seller, deliver to the Seller all documents, instruments and records in its possession that evidence or relate to accounts receivable of the Seller or other AmeriSource Persons that are not Receivables or Related Transferred Assets, and copies of all documents, instruments and records in its possession that evidence or relate to Receivables and Related Transferred Assets.

         (f) Identification of Eligible Receivables. The initial Servicer will (i) establish and maintain such procedures as are necessary for determining no less frequently than each Business Day whether each Receivable qualifies as an Eligible Receivable, and for identifying, on any Business Day, all Receivables that are not Eligible Receivables, and (ii) include in each Daily Report information that shows whether, and to what extent, the Receivables described in such Daily Report are Eligible Receivables.

         (g) Authorization to Act as ARC's Agent. Without limiting the generality of subsection (a), ARC hereby appoints the Servicer as its agent for the following purposes: (i) specifying accounts to which payments are to be made to ARC, (ii) making transfers among, and deposits to and withdrawals from, all deposit accounts of ARC for the purposes described in the Transaction Documents, and (iii) arranging payment by ARC of all fees, expenses and other amounts payable by ARC pursuant to the Transaction Documents. ARC irrevocably agrees that (A) it shall be bound by all actions taken by the Servicer pursuant to the preceding sentence, and (B) the Trustee and the banks holding all deposit accounts of

ARC are entitled to accept submissions, determinations, selections, specifications, transfers, deposits and withdrawal requests, and payments from the Servicer on behalf of ARC.

         (h) Grant of Power of Attorney. ARC and the Trustee hereby each grant to the Servicer a power of attorney, with full power of substitution, to take in the name of ARC and the Trustee all steps that are necessary or appropriate to endorse, negotiate, deposit or otherwise realize on any writing of any kind held or transmitted by ARC or transmitted or received by the Trustee (whether or not from ARC) in connection with any Receivable or Related Transferred Asset. The power of attorney that ARC and the Trustee have granted to the Servicer may be revoked by the Trustee, and shall be revoked by ARC, on the date on which the Trustee shall be entitled to exercise the powers granted to the Trustee pursuant to Section 3.08(b). In exercising its power granted hereby, the Servicer shall take directions from the Trustee, if any, arising out of the exercise of the rights granted under Section 11.14.

         (i) Turnover of Collections. If the Servicer, ARC or any of their respective agents or representatives shall at any time receive any cash, checks or other instruments constituting Collections (including any payments received by ARC on account of any Seller Noncomplying Receivables Adjustment or Seller Dilution Adjustment), such recipient shall segregate such payments and hold such payments in trust for, and in a manner acceptable to, the Trustee and shall, promptly upon receipt (and in any event within two Business Days following receipt), remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to a Bank Account or the Master Collection Account; provided, however, that post-dated checks received by the Servicer in the ordinary course of business and not aggregating at any one time in the possession of the Servicer more than $50,000 may be held by the Servicer for deposit on the date appearing on each such check. In the event that the aggregate principal amount of post-dated checks held by the Servicer in this manner at any one time exceeds $50,000, the Servicer shall promptly make arrangements for such checks to be transferred to and held by the Trustee or a co-trustee or separate trustee appointed pursuant to Section 11.10.

         SECTION 3.03 Lockbox Accounts; Concentration Accounts. (a) Each Lockbox Account shall be subject to a Lockbox Agreement substantially in the form of Exhibit A. Unless instructed otherwise by the Servicer (or, after the occurrence and continuance of a Liquidation Event, the Trustee), each Lockbox Bank shall be instructed by the Servicer to remit, on a daily basis (but subject to the Lockbox Bank's customary funds availability schedule), all amounts deposited in the Lockbox Accounts maintained with it to a Concentration Account or the Master Collection Account. Any Concentration Account shall be maintained in the name of the Trustee on behalf of the Trust pursuant to a Concentration Account Agreement substantially in the form of Exhibit B. Except as expressly provided in this Agreement and the applicable Account Agreements, none of the Seller, ARC, the Servicer, or any Person claiming by, through or under the Seller, ARC or the Servicer shall have any control over the use of, or any right to withdraw any item or amount from, any

Lockbox Account or Concentration Account. The Servicer and the Trustee are each hereby irrevocably authorized and empowered, as ARC's attorney-in-fact, to endorse any item deposited in a lockbox or presented for deposit in any Lockbox Account or Concentration Account requiring the endorsement of ARC, which authorization is coupled with an interest and is irrevocable. Each Lockbox Account shall be maintained with a Lockbox Bank that has a short-term debt rating of at least A-1 or its equivalent by the Applicable Rating Agency or shall be a segregated trust account at a national bank with a long-term debt rating of at least BBB by S&P or otherwise approved by the Applicable Rating Agency.

         (b) The Servicer shall instruct (or shall cause the Seller to instruct) all Obligors to make all payments due to ARC or the Seller relating to or constituting Collections (or any proceeds thereof) (i) to lockboxes maintained at the Lockbox Banks for deposit in a Lockbox Account or a Concentration Account or (ii) directly to a Lockbox Account. If ARC or the Seller receives any Collections or any other payment of proceeds of any other Related Transferred Asset, the Servicer shall cause such recipient to (x) segregate such payment and hold it in trust for the benefit of the Trustee and the Certificateholders, and (y) as soon as practicable, but no later than the second Business Day following receipt of such item by such Person, deposit such payment in a Bank Account or the Master Collection Account. The Servicer shall, and shall cause ARC and the Seller to, use reasonable efforts to prevent the deposit of any amounts other than Collections in any Lockbox Account or Concentration Account. In the event that the Servicer is notified by the Seller that any amount other than Collections has been deposited in any Lockbox Account or Concentration Account, the Servicer shall promptly instruct the appropriate Account Bank and the Trustee to segregate such amount, and shall direct such Account Bank or the Trustee (as appropriate) to turn over such amounts to the Seller or other AmeriSource Person (or their designees) to whom such amounts are owed.

         (c)(i) The Servicer may, from time to time after the Closing Date, designate a new account as a Lockbox Account or a Concentration Account, and such account shall become a Lockbox Account or Concentration Account (and the bank at which such account is maintained shall become a Lockbox Bank or a Concentration Account Bank for purposes of this Agreement); provided, however, that the Trustee shall have received not less than 15 Business Days' prior written notice of the account and/or the bank that are proposed to be added as a Bank Account or an Account Bank (as applicable) and, not less than ten Business Days prior to the effective date of any such proposed addition, the Trustee shall have received (x) counterparts of a Lockbox Agreement or a Concentration Account Agreement, as applicable, with each new Account Bank, duly executed by such new Account Bank and all other parties thereto and (y) copies of all other agreements and documents signed by the new Account Bank or such other parties with respect to any new Lockbox Account or Concentration Account, as applicable.

         (ii) The Servicer may, from time to time after the Closing Date, terminate an account as a Lockbox Account or a Concentration Account or a bank as an Account Bank; provided, however, that (x) no such termination shall occur unless the Trustee shall have received not less than ten Business Days' prior written notice of the account and/or the bank that are proposed to be terminated as a Bank Account or an Account Bank (as applicable) and, not less than ten Business Days prior to the effective date of any such proposed termination, the Trustee shall have received counterparts of an agreement, duly executed by the applicable Account Bank and reasonably satisfactory in form and substance to the Trustee, pursuant to which such Account Bank agrees that, if it receives any funds or items that constitute Collections on or after the effective date of the termination of the applicable Bank Account or the effective date of its termination as an Account Bank (as the case may be), such Account Bank or former Account Bank (as applicable) shall cause such funds and items to be delivered in the form received to another lockbox or transferred to another Lockbox Account, Concentration Account or the Master Collection Account promptly after such Account Bank or former Account Bank (as applicable) discovers that it has received any such funds or items, and (y) notwithstanding clause (x), ARC and the Servicer may at any time establish alternative collection procedures that do not require the use of Lockbox Accounts with the consent of each Purchaser Agent and any Enhancement Provider and upon satisfaction of the Rating Agency Condition.

         (d) The Servicer shall instruct each Concentration Account Bank (if any), to transfer on a daily basis in same day funds to the Master Collection Account all collected funds on deposit in the Concentration Account maintained with such Concentration Account Bank. All such transfers shall be made in accordance with the relevant Concentration Account Agreement.

         SECTION 3.04 Servicing Compensation. ARC hereby agrees to pay to the Servicer, as full compensation for servicing activities performed under the Transaction Documents, a servicing fee (the "Servicing Fee") in respect of each Calculation Period (or portion thereof) prior to the termination of the Trust pursuant to Section 12.01, payable in arrears on each Settlement Date. The Servicing Fee shall be paid out of funds in the Master Collection Account as more fully described in Article IV, and shall be payable to the Servicer solely to the extent amounts are available for payment pursuant to Article IV. In no event shall the Trust, the Trustee or the Certificateholders be liable for payment of the Servicing Fee.

         At any time when AmeriSource or any of its Affiliates is the Servicer, the Servicing Fee for any Calculation Period shall be equal to one-twelfth of the product of (a) 2%, multiplied by (b) the aggregate Unpaid Balance of the Receivables as measured on the first Business Day of the most recently ended Calculation Period. If AmeriSource ceases to be the Servicer, the Servicing Fee for a Successor Servicer that is not an Affiliate of AmeriSource shall be an amount equal to the greater of (i) the amount calculated pursuant to the preceding sentence and (ii) an alternative amount specified by such Servicer not exceeding the sum of (x) 110% of the aggregate reasonable costs and expenses incurred by such Servicer during such Calculation Period in connection with the performance of its obligations under this Agreement and the other Transaction Documents, and (y) the other costs and expenses that are to be paid out of the Servicing Fee, as described in the next sentence; provided, however, that the amount provided for in clause
(x) shall not exceed one-twelfth of 2.5% of the aggregate Unpaid Balance of the Receivables as measured on the last Business Day of the most recently ended Calculation Period. The fees, costs and expenses of the Trustee, the Paying Agent, any authenticating agent, the Lockbox Banks, the Concentration Account Banks and the Transfer Agent and Registrar, and certain other costs and expenses payable from the Servicing Fee pursuant to other provisions of this Agreement, and all other fees and expenses that are not expressly stated in this Agreement, any Series Supplement or any PI Agreement to be payable by the Trust or ARC, other than Federal, ]state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, of the Trust, shall be paid out of the Servicing Fee and shall be paid by the Servicer from the funds that constitute the Servicing Fee. The Servicing Fee shall be paid to the Servicer solely to the extent that funds are available to make such payment pursuant to Sections 4.03(g) or (h) (as the case may be), and there shall be no recourse to ARC for all or any part of the Servicing Fee that is payable from time to time if such funds are at any time insufficient to pay the Servicing Fee.

         SECTION 3.05 Records of the Servicer and Reports to be Prepared by the Servicer.

         (a) Keeping of Records and Books of Account. The Servicer shall maintain at all times accurate and complete books, records and accounts relating to the Receivables, Related Transferred Assets and Contracts of each Seller and all Collections thereon in which timely entries shall be made.

         The Servicer shall maintain and implement administrative and operating procedures (including an ability to generate duplicates of Records evidencing Receivables and the Related Transferred Assets in the event of the destruction of the originals thereof), and shall keep and maintain all documents, books, records and other information that the Servicer deems reasonably necessary, consistent with Section 3.02(a), for the collection of all Receivables and Related Transferred Assets. Without limiting the generality of the foregoing, the Servicer shall back up the receivables data every night and store the back-up off site. The Servicer shall further (i) implement a "hot site" disaster recovery program with a third party vendor for all of its processing locations within 150 days of the Closing Date, and (ii) maintain all such "hot site" disaster programs at all times thereafter.

         (b) Receivables Reviews. The Servicer shall provide the Trustee access to the documentation regarding the Receivables when the Trustee is required, in connection with the enforcement of the rights of Certificateholders or the Purchasers or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures, (iv) at reasonably accessible offices in the continental United States of America designated by the Servicer and (v) upon five Business Days' prior notice; provided, however, that no notice shall be required if a

Liquidation Event shall have occurred and be continuing. The Servicer, the Seller and the Trustee shall provide each Purchaser Agent with such information, access, audit and inspection rights as shall be specified in each Receivables Purchase Agreement.

         (c) Daily Reports. Prior to 11:00 a. m., New York City time, on each Business Day, the Servicer shall prepare and deliver to the Trustee and any Agent a report substantially in the form of Exhibit C (as the same may be supplemented in accordance with any Supplement or PI Agreement) or in such other form as is reasonably acceptable to the Trustee and the Servicer (each such report being a "Daily Report"); provided, that if, on any Business Day, the Servicer is unable to prepare and deliver a Daily Report to the Trustee because of acts of God or the public enemy, riots, acts of war, acts of terrorism, epidemics, fire, failure of communication lines, equipment or power failure, computer systems failure, flood, embargoes, weather, earthquakes or other unanticipated disruptions of the Servicer's ability to monitor the origination and/or preparation of Receivables, then the Base Amount used in preparation of the Daily Report shall be the lowest Base Amount shown in the Daily Reports delivered during the immediately preceding month (such amount, an "Estimated Base Amount"). The Servicer may use an Estimated Base Amount to prepare the Daily Report until the earlier to occur of (i) the disruption no longer prevents the Servicer from preparing the Daily Report using the actual data required by the Daily Report and delivering it to the Trustee, and (ii) the sixth Business Day following the commencement of such disruption.

         No later than 11:15 a. m. on the 2nd Business Day of the Look Back Period, the Servicer shall deliver to the Trustee a modified Daily Report for the Determination Date, reflecting the exclusion of the Affected Receivables from the Base Amount. With respect to each other Business Day falling in the Look Back Period (including such 2nd Business Day), two Daily Reports shall be prepared and delivered to the Trustee pursuant to Section 3.05(c) (and clearly marked to distinguish between them); (1) one reflecting exclusion of Affected Receivables in the Base Amount; and (2) another including the Affected Receivables in the Base Amount (to the extent permitted by other terms of the Transaction Documents).

         (d) Settlement Statement. On each Report Date, the Servicer shall prepare and deliver to the Trustee and the Applicable Rating Agencies a report substantially in the form of Exhibit D (as the same may be supplemented in accordance with any Supplement or PI Agreement) or in such other form as is reasonably acceptable to the Trustee and the Servicer (each such report being a "Settlement Statement").

         (e) Notice of Seller Change Events; Supplements to Settlement Statements. Sections 1.7 and 1.8 of the Purchase Agreement describe circumstances under which (i) Subsidiaries of AmeriSource may be added to the Program as a Seller and (ii) the Seller may terminate its status as Seller under the Program (each event being herein called a "Seller Change Event"). Those Sections of the Purchase Agreement require AmeriSource to give written notice to ARC of the occurrence of a Seller Change Event not less than 30 days prior to the occurrence thereof, and ARC hereby agrees to give prompt written notice of its receipt of any such notice to the Trustee and the Applicable Rating Agencies. If the notice is given to the Trustee, within five Business Days after the receipt of the notice by the Trustee (or such later date, as specified in the notice, on which the applicable Seller Change Event shall become effective), the Servicer shall deliver to the Trustee and the Applicable Rating Agencies a supplement to the Settlement Statement then in effect, which supplement shall show (A) the calculation or recalculation of the Required Reserves and the Discount Rate Reserve (if necessary) to reflect the addition of accounts receivable originated by any such Subsidiary that is being added to the Program as a Seller, and the exclusion of any Receivables originated by any such Subsidiary that is terminating its status as a Seller (as applicable), and (B) the Loss Discount and the Purchase Discount Reserve Ratio for any such Subsidiary that is being added to the Program as a Seller. For purposes of all calculations hereunder and under the Purchase Agreement, the Required Reserves and (if applicable) the Loss Discount and the Purchase Discount Reserve Ratio for the relevant Subsidiary of AmeriSource shown in such supplement shall supersede and/or supplement the calculation of such items in the then outstanding Settlement Statement, effective as of the fifth Business Day following the Trustee's receipt of such notice (or such later date, as specified in such notice, on which the applicable Seller Change Event shall become effective).

         SECTION 3.06 Monthly Servicer's Certificate. On each Report Date, the Servicer shall deliver to the Trustee, the Paying Agent, ARC and the Applicable Rating Agencies a certificate of an Authorized Officer of the Servicer substantially in the form of Exhibit E, with such additions as may be required by any Supplement. ARC will join in each certificate delivered with respect to a Cut-Off Date that is the end of a calendar quarter for purposes of confirming that ARC, AmeriSource and the Seller shall not have any obligations to any Restricted Federal Obligor or State Obligor that (a) are due and payable, (b) could be set off against the Unpaid Balance of the Receivable owed by such Obligor, except for obligations that are being contested in good faith and by appropriate proceedings and against which ARC, AmeriSource and/or the Seller (as applicable) maintain reserves in accordance with GAAP and (c) the method for calculating tax reserves reflected in the books and records of AmeriSource and ARC complies with GAAP and fairly presents estimated tax liabilities to the best of AmeriSource's and ARC's knowledge.

         SECTION 3.07 Annual Servicing Report of Independent Public Accountants; Forms 10-Q and 10-K. (a)(i) On or before 120 days after the end of each fiscal year of ARC, beginning with the fiscal year ending September 30, 1994, the Servicer shall, as an expense of the Servicer paid out of the Servicing Fee, cause Ernst & Young or another firm of nationally recognized independent public accountants (which may also render other services to the Servicer, the Seller or ARC) to furnish a report to the Trustee, the Servicer, the Applicable Rating Agencies and ARC (which report shall be addressed to the Trustee and shall relate to ARC's most recently ended fiscal year). The accountants' report shall set forth the results of their performance of certain procedures that will have been agreed upon prior to the First Issuance Date by the Servicer and ARC with respect to the Settlement

Statements and Daily Reports delivered to the Trustee pursuant to Section 3.05 during the prior fiscal year.

         (ii) Each accountants' report shall state that the accountants have compared the amounts contained in the Settlement Statements and a sample randomly selected from all Daily Reports delivered to the Trustee during the period covered by the report with the records (including computer records) from which the amounts were derived and that, on the basis of such comparison, the amounts are in agreement with the documents and records, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in the report. Except as provided otherwise in a Supplement, a copy of the report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

         (b) Promptly after the filing of such reports with the Securities and Exchange Commission, the Servicer shall provide each of the Applicable Rating Agencies with copies of each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K of the Servicer.

         SECTION 3.08  Rights of the Trustee.

         (a) The Trustee has (for the benefit of the Certificateholders) the exclusive dominion and control over the Bank Accounts, and ARC shall take any action that the Trustee may reasonably request to effect or evidence such dominion and control. At any time following the occurrence of a Servicer Default, the Trustee is hereby authorized to give notice to the Account Banks, as provided in the Account Agreements, of the revocation of the Servicer's authority to give instructions or take any other actions with respect to the Bank Accounts that the Servicer would otherwise be authorized to give or to take pursuant to Sections 3.02 and 3.03.

         (b) At any time following the designation of a Servicer other than AmeriSource until a Successor Servicer (if other than the Trustee) has been appointed:

                 (i) The Trustee may direct any Obligors of Receivables to pay all amounts payable under any Receivable or any Related Transferred Assets directly to the Trustee or its designee; provided, however, that the Trustee shall provide the Seller with a copy of such notice at least one Business Day prior to sending it to any Obligor and consult in good faith with the Seller as to the text of the notice.

                 (ii) The Trustee may direct the Seller to make payment of all amounts payable to ARC under any Transaction Document to which the Seller is a party directly to the Trustee or its designee.

                 (iii) ARC and the Servicer shall, at the Trustee's request and as an expense of the Servicer paid out of the Servicing Fee, give notice of the Trust's ownership of the

         Receivables and the Related Transferred Assets to each Obligor and direct that payments be made directly to the Trustee or its designee.

                 (iv) ARC shall, and shall cause the Seller to, at the Trustee's request, (A) assemble all of the Records that are necessary or appropriate to collect the Receivables and Related Transferred Assets, and shall make the same available to the Trustee at one or more places selected by the Trustee or its designee, (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Trustee and shall, promptly upon receipt (and, subject to Section 3.02(i), in no event later than the first Business Day following receipt), remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Trustee or its designee and (C) permit, upon not less than two Business Days' prior written notice, any Successor Servicer and its agents, employees and assignees access to their respective facilities and their respective Records.

         (c) Each of ARC and the Servicer hereby authorizes the Trustee, from time to time after the designation of a Servicer other than AmeriSource, to take any and all steps in ARC's name and on behalf of ARC and the Servicer that are necessary or appropriate, in the reasonable determination of the Trustee, to collect all amounts due under any and all Receivables or Related Transferred Assets, including endorsing the name of ARC or the Seller on checks and other instruments representing Collections and enforcing such Receivables and the Related Transferred Assets.

         (d) ARC hereby irrevocably appoints the Trustee to act as ARC's attorney-in-fact, with full authority in the place and stead of ARC and in the name of ARC or otherwise, from time to time after the designation of a Servicer other than AmeriSource, to take (subject to Section 11.14 hereof) any action and to execute any instrument or document that the Trustee, in its reasonable determination, may deem necessary to accomplish the purposes of this Agreement, including:

                 (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Receivable or any Related Transferred Asset,

                 (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause
         (i),

                 (iii) to file any claims or take any action or institute any proceedings that the Trustee in its reasonable determination may deem necessary or appropriate for the collection of any of the Receivables or any Related Transferred Asset or otherwise to enforce the rights of the Trustee and the Certificateholders with respect to any of the Receivables or any Related Transferred Asset, and

                 (iv) to perform the affirmative obligations of ARC under any Transaction Document.

ARC hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this subsection is irrevocable and coupled with an interest.

         SECTION 3.09 Ongoing Responsibilities of AmeriSource. Anything herein to the contrary notwithstanding:

                 (a) If at any time AmeriSource shall not be the Servicer, it shall deliver all Collections received or deemed received by it or its Subsidiaries to the Trustee no later than two Business Days after receipt or deemed receipt thereof and the Trustee shall distribute such Collections to the same extent as if such Collections had actually been received from the related Obligor on the applicable dates. So long as AmeriSource or any of its Subsidiaries shall hold any Collections or deemed Collections required to be paid to the Trustee, each of them shall hold such amounts in trust (and separate and apart from its own funds) and shall clearly mark its records to reflect such trust. AmeriSource hereby grants to the Trustee an irrevocable power of attorney, with full power of substitution, coupled with an interest, upon the occurrence of a Servicer Default, to take in the name of AmeriSource all steps necessary or appropriate to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by AmeriSource or transmitted and received by the Trustee (whether or not from AmeriSource) in connection with any Receivable or Related Transferred Asset.

                 (b) AmeriSource hereby irrevocably agrees that, if at any time it shall cease to be the Servicer, it shall act (if the then current Servicer so requests) as the data processing agent of the Servicer and, in such capacity, AmeriSource shall conduct (and shall cause any other necessary Persons to conduct) the data processing functions of the administration of the Receivables, the Related Transferred Assets and the Collections thereon in substantially the same way that AmeriSource (or its Sub-Servicers) conducted such data processing functions while AmeriSource acted as the Servicer. AmeriSource and each such other Person shall be entitled to reasonable compensation for such service to be paid from the Servicing Fee.

                 (c) Notwithstanding any termination of AmeriSource as Servicer hereunder, AmeriSource shall continue to indemnify the Trustee on the terms set out in Section 11.05 with respect to circumstances existing, or actions taken or omitted, prior to such termination.

         SECTION 3.10 Further Action Evidencing Transfers. (a) Each of ARC and the Servicer agrees that from time to time, as an expense of the Servicer paid out of the Servicing Fee, it will promptly execute and deliver (or cause the relevant Sub-Servicer to execute and deliver) all further instruments and documents, and will promptly take all further action (or cause the relevant Sub-Servicer to take all further action) that the Trustee may reasonably request, in order to perfect, protect or more fully evidence the conveyances hereunder, or to enable the Investor Certificateholders or the Trustee to exercise or enforce any of their respective rights under any Transaction Documents. Without limiting the generality of the foregoing, upon the Trustee's request, ARC (or, in the case of clause (ii) below, the Servicer) will, or will cause the Servicer to:

                 (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be required from time to time pursuant to Section 7.02(c) or as the Trustee reasonably determines necessary or desirable, and

                 (ii) mark its master data processing records that evidence or list Receivables or Related Transferred Assets as described in Section 2.01(d).

The Servicer shall cause all financing statements and continuation statements and any other necessary documents relating to the right, title and interest of the Trustee (for the benefit of the Certificateholders) in and to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the right, title and interest of the Trustee hereunder (for the benefit of the Certificateholders) in and to all property comprising the Trust Assets. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. ARC shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents that are reasonably required to fulfill the intent of this section.

         (b) If (i) ARC or the Servicer fails to perform any of its agreements or obligations under any Transaction Document and does not remedy such failure within the applicable cure period, if any, and (ii) the Trustee in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect the interests of the Certificateholders under this Agreement, then the Trustee or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Trustee or its designee incurred in connection therewith shall be payable by the Servicer as provided in Section
11.05 and (if applicable) by ARC as provided in Section 7.03. If, at any time, ARC or the Servicer fails to file any financing statement or continuation statement, or amendment thereto or assignment thereof, that is required to be filed pursuant to this Agreement or any of the other Transaction Documents, the Trustee may (but shall not be required to), and ARC and the Servicer hereby authorize the Trustee to, file such financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables or the Related Transferred

Assets now existing or hereafter arising in the name of ARC or the Servicer as an expense of the Servicer paid out of the Servicing Fee.


                                  ARTICLE IV
                       RIGHTS OF CERTIFICATEHOLDERS AND
                  ALLOCATION AND APPLICATION OF COLLECTIONS


         SECTION 4.01 Rights of Certificateholders. Each Fixed Principal Certificate shall represent a fractional undivided interest in the Trust, consisting of the right to receive Collections, funds on deposit in the Trust Accounts and other Trust Assets, to the extent and at the times provided herein and in the relevant Supplement, in payment of the principal amount of such Fixed Principal Certificate, interest accrued on such principal amount from time to time at the applicable Certificate Rate, and other Obligations owed to the Holder of such Fixed Principal Certificate (all such undivided interests being collectively called the "Fixed Principal Interest").

         Each Revolving Certificate shall represent a fractional undivided interest in the Trust, consisting of a right to receive Collections, funds on deposit in the Trust Accounts and other Trust Assets, to the extent and at the times provided herein, in payment of the principal amount of such Revolving Certificate (which principal amount shall vary from time to time in accordance with the terms of this Agreement) and interest accrued on the principal amount of any Investor Revolving Certificate from time to time at the applicable Certificate Rate, and other Obligations owed to the Holder of an Investor Revolving Certificate (all such undivided interests being collectively called the "Revolving Certificate Interest").

         The Residual Certificate shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement to the Fixed Principal Interest or the Revolving Certificate Interest, including the right to receive payments at the times and in the amounts specified in this
Article IV to be paid to ARC in respect of the Residual Certificate (the "Residual Interest"). The Residual Certificate will not bear interest.

         SECTION 4.02 Establishment of Trust Accounts. (a) The Trustee shall establish and maintain in the name of the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, the segregated trust accounts referred to in subsections (b) through (g) below (and such additional accounts as may be required by any Supplement). Each of the Trust Accounts shall be established and maintained in the corporate trust department of the Trustee and shall bear a designation clearly indicating that funds deposited therein are held for the benefit of the Certificateholders and the Purchasers.

         (b) All Collections and all other Trust Assets consisting of cash or cash equivalents shall be transferred from the Bank Accounts and deposited in a segregated trust account maintained with the Trustee (the "Master Collection Account"). In addition, on the first day of the Liquidation Period, any funds in the Equalization Account will be transferred to the Master Collection Account. Funds on deposit in the Master Collection Account will be allocated as provided in Section 4.03. As described in Section 4.03(g), certain funds in the Master Collection Account shall be allocated from time to time prior to commencement of the Liquidation Period to an administrative sub-account of the Master Collection Account or to a separate trust account created by the Trustee at the direction of ARC (such sub-account or separate account being referred to herein as the "Carrying Cost Account"). Funds shall be withdrawn from the Carrying Cost Account to pay interest on the Fixed Principal Certificates and the Revolving Certificates, yield on Purchased Interests and other Carrying Costs when due. If on any day funds allocated to the Carrying Cost Account are not sufficient to pay all amounts of such Carrying Costs then due, then in the event that there are any funds on deposit in the Equalization Account or the Defeasance Account, such funds shall be withdrawn (in an amount equal to the lesser of the amount of the deficiency and the amount of such funds) and transferred to the Carrying Cost Account. On the first day of the Liquidation Period, the Carrying Cost Account shall be closed and thereafter funds that had been allocated thereto shall be distributed in the same manner as other funds in the Master Collection Account, as provided in Section 4.03(h).

         (c) From time to time prior to the commencement of the Liquidation Period, funds will be deposited into a segregated trust account maintained by the Trustee (the "Equalization Account") from the Master Collection Account, and withdrawn from the Equalization Account for deposit into the Master Collection Account, to compensate for fluctuations in the Base Amount or to segregate funds that would otherwise be remitted by the Trustee to ARC during a Look Back Period, as provided in Sections 4.03(c), (f) and (g). On the first day of the Liquidation Period, all funds in the Equalization Account shall be transferred to the Master Collection Account for disposition in the same manner as other funds in the Master Collection Account, as provided in Section 4.03(h).

         (d) Any Trust Accounts established pursuant to any Supplement shall be held by the Trustee for the benefit of only such Series of Certificates as are indicated in that Supplement. The Master Collection Account, Carrying Cost Account and Equalization Account shall be held by the Trustee for the benefit of all Certificateholders and Purchasers, except to the extent indicated in any Supplement with respect to the Series issued pursuant to that Supplement. Each Trust Account shall be a segregated account maintained in the corporate trust department of the Trustee, the corporate trust department of a bank that has a long-term debt rating of at least "BBB" by S&P or with an Eligible Institution.

         (e) At the times specified in Section 4.03(g), the Servicer shall allocate funds pursuant to clauses Second, Fifth and Sixth of Section 4.03(g) to an administrative sub-account of the Master Collection Account or to a separate trust account created by the Trustee at the direction of ARC (such sub-account or separate account being the "Defeasance Account"). If the Defeasance Account is a separate trust account, it shall be established and maintained in the name of the Trustee in the corporate trust department of the Trustee and shall bear a designation clearly indicating that funds deposited therein are held for the benefit of the Investor Certificateholders and the Purchasers. Funds shall be withdrawn from the Defeasance Account to make the payments described in Section 4.03(g) to Holders of the relevant Series of Investor Certificates or Purchased Interests. If the Liquidation Commencement Date occurs, at any time when funds are being allocated to the Defeasance Account, the Servicer shall in the Daily Report reallocate all funds that are on deposit or would otherwise be allocated to the Defeasance Account to the Master Collection Account, within one Business Day after the occurrence of the Liquidation Commencement Date, for allocation pursuant to Section 4.03(h). Notwithstanding anything to the contrary provided herein, ARC may in no event deposit its own funds into the Defeasance Account. On each Settlement Date after the commencement of the Accumulation Period for a particular Series, the Trustee shall withdraw from the Defeasance Account and deposit into a segregated trust account maintained by the Trustee (the "Principal Funding Account") an amount equal to the lesser of (i) the applicable Principal Accumulation Amount for such Settlement Date and (ii) the applicable Controlled Deposit Amount for such Settlement Date to be applied to the repayment of the Invested Amount of such Series on the Expected Final Payment Date for such Series as provided in Section 4.03(g). The Principal Funding Account shall be established and maintained in the name of the Trustee in the corporate trust department of the Trustee and shall bear a designation clearly indicating that funds deposited therein are held for the benefit of the Investor Certificateholders and the Purchasers. Upon the occurrence and continuance of an Unmatured Liquidation Event, no further payments shall be made from the Principal Funding Account. If the Liquidation Commencement Date occurs at any time when funds are being allocated to the Principal Funding Account, the Servicer shall in the Daily Report reallocate all funds that are on deposit or would otherwise be allocated to the Principal Funding Account to the Master Collection Account, within one Business Day after the occurrence of the Liquidation Commencement Date, for allocation pursuant to Section 4.03(h).

         (f) From time to time prior to the commencement of the Liquidation Period, funds will be allocated to an administrative sub-account of the Master Collection Account or to a separate trust account created by the Trustee at the direction of ARC (such sub-account or separate account being the "Set-Aside Account") for the purposes described in Section 4.03(c)(iii). If the Set-Aside Account is a separate trust account, it shall be established and maintained in the name of the Trustee in the corporate trust department of the Trustee and shall bear a designation clearly indicating that funds deposited therein are held for the benefit of the Investor Certificateholders and the Purchasers.

         (g) From time to time after the commencement of the Liquidation Period, funds that would otherwise be remitted by the Trustee to ARC in respect of the ARC Revolving Amount will be deposited to a segregated trust account maintained by the Trustee (the "Accumulation Account"). Until the earlier to occur of (i) the date that falls twelve months after the Liquidation Commencement Date, (ii) the day on which Investor Certificates, Purchased Interests and other Obligations shall have been paid in full and (iii) the first

Business Day on or after the Liquidation Commencement Date on which (A) the amount of funds then held in the Trust Accounts that are allocated to pay the Investor Repayment Amount equals or exceeds (B) the Investor Repayment Amount (the earliest of such dates being the "Accumulation Account Termination Date"), all amounts payable to ARC in respect of the ARC Revolving Amount pursuant to clause Second of Section 4.03(h) shall be deposited in the Accumulation Account instead of being paid to ARC. If at any time prior to the Accumulation Account Termination Date, the amount of funds in the Accumulations Account exceeds the difference of (1) the Investor Repayment Amount minus (2) the amount of funds then held in the Trust Accounts that are allocated to pay the Investor Repayment Amount, then the amount of such excess funds shall be released from the Accumulation Account and shall be paid to ARC. No funds shall be allocated to the Accumulation Account from and after the Accumulation Account Termination Date. On such date, the Servicer (or, after the occurrence and during the continuance of a Servicer Default, the Trustee) shall calculate, or shall cause to be calculated, an amount equal to (x) the aggregate amount of funds held in the Accumulation Account in respect of the ARC Revolving Amount, minus (y) the Seller Adjustments accrued during the Liquidation Period which have not yet been paid. The amount of such difference, if positive, will be paid to ARC. The funds remaining in the Accumulation Account after the payment of such amount to ARC shall be transferred to the Master Collection Account and applied to the items listed in Section 4.03(h), in the order of priority specified therein.

         (h) The Trustee shall possess (for its benefit and for the benefit of the Certificateholders) all right, title and interest in and to all funds on deposit from time to time in each of the Trust Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Trustee for the benefit of the applicable Certificateholders. The Servicer agrees that it shall have no right of setoff against, and no right otherwise to deduct from, any funds held in any of the Trust Accounts or the Bank Accounts for any amount owed to it by the Trustee, the Trust or any Certificateholder. Pursuant to the authority granted to the Servicer in Section 3.02, the Servicer shall have the power, revocable after the occurrence and during the continuance of a Servicer Default by the Trustee or by the Trustee at the direction of the Majority Investors, to make withdrawals and payments from the Bank Accounts and to instruct the Trustee to make withdrawals and payments from the Trust Accounts for the purposes of carrying out the Servicer's or the Trustee's duties hereunder.

         SECTION 4.03  Daily Calculations and Funds Allocations.

         (a) Calculation of Carrying Cost Reserve. On each Business Day prior to the Liquidation Commencement Date, the Servicer will calculate an amount equal to the Carrying Cost Reserve for such Business Day. "Carrying Cost Reserve" means an amount equal to (i) the Accrued Carrying Costs (as defined below), plus (ii) an amount equal to (A) the aggregate outstanding principal amount of all Investor Certificates and Purchased Interests multiplied by (B) the weighted average of the interest rates per annum on the then-issued Series of Investor Certificates and Purchased Interests as of the most recent Cut-Off Date; provided, however, that if any Investor Certificate or Purchased Interest bears interest at a variable rate calculated by reference to an interest index rate (such as LIBO or prime), and ARC may elect to change the index from time to time, then the index resulting in the highest interest rate payable on such Investor Certificates or Purchased Interest shall be deemed to have applied on the Cut-Off Date and such highest interest rate shall be multiplied by 1.52, multiplied by (C) the greater of (i) 1/4 and (ii) a fraction the numerator of which is the product of 1.75 and the number of Turnover Days and the denominator of which is 360. "Accrued Carrying Costs" means, at any time, the sum of the then accrued and unpaid Carrying Costs, plus the amount of Carrying Costs that will, or are estimated to, have accrued by the next Settlement Date.

         (b) Calculation of the Base Amount. On each Business Day prior to the Liquidation Commencement Date, the Servicer will calculate the Base Amount for such day. On any Business Day, the "Base Amount" will equal the result of
(i) the Net Eligible Receivables as reported in the Daily Report for that Business Day, minus (ii) the Required Reserves for that Business Day, minus
(iii) the Discount Rate Reserve as of the opening of business on that Business Day, minus (iv) any other amount required to be subtracted by any Supplement or PI Agreement on that Business Day.

         (c)  Variable Amount.

                 (i) Calculation of Variable Amount. On each Business Day prior to the Liquidation Commencement Date, the Servicer shall calculate an amount (whether positive or negative, the "Variable Amount") equal to (A) the Base Amount at the opening of business on such day, minus (B) the Certificate Calculation Amount, minus (C) the PI Calculation Amount, plus (D) the balance on deposit in the Equalization Account; provided, that for purposes of this calculation (but without double counting), the Certificate Calculation Amount shall be reduced by the aggregate amount of reductions to the ARC Revolving Certificate made pursuant to subsection (d), and such reductions shall be given effect for purposes of all calculations required by this subsection or by subsection (f). The Variable Amount will be allocated in the manner described hereinafter and will be reported by the Servicer in the Daily Report for such day.

                 (ii) Allocation of Positive Variable Amount. On any Business Day when the Variable Amount is zero or a positive number, the Servicer shall, if so directed by ARC, take one or more of the following actions:

                          (A) If there are funds on deposit in the Set-Aside Account, then the Servicer shall, before taking any of the other actions referred to below, transfer all such funds to the Master Collection Account for application along with other funds on deposit in the Master Collection Account on that day in such manner that there would not be a negative Variable Amount after giving effect to such transfer and such application(s).

                          (B) If the positive Variable Amount exceeds the amount on deposit in the Set-Aside Account (or there are no funds on deposit in the Set-Aside Account), ARC may direct the Servicer to (1) transfer funds (if any) on deposit in the Equalization Account into the Master Collection Account for application along with other funds on deposit in the Master Collection Account on that day and/or (2) increase the principal amount of one or more Revolving Certificates or Purchased Interests specified by ARC such that the sum of the amount of any such transfer and the amount(s) of any such increase(s) equals not more than the remaining (or total) positive Variable Amount; provided, however, that (x) any such allocation to any Investor Revolving Certificate shall be subject to Section 6.11(b), and any such allocation to any Purchased Interest shall be subject to the applicable PI Agreement, (y) no such allocation to any Investor Revolving Certificate or Purchased Interest shall be made during a Look Back Period, and (z) no funds shall be released from the Equalization Account during a Look Back Period.

                 (iii) Allocation of Negative Variable Amount. On any Business Day when the Variable Amount is a negative number, the Servicer, at the direction of ARC, shall take one or more of the following actions with Collections available in the Master Collection Account for applications on such day:

                          (A)  allocate the Collections to one or more
                 Revolving Certificates or Purchased Interests in reduction of the principal amounts of the Revolving Certificates or Purchased Interests or to the Defeasance Account in accordance with clause Second of subsection (g), and/or

                          (B) transfer a portion of the Collections to the Equalization Account, pursuant to clause Fourth of subsection
                 (g),

         such that the aggregate amount of the transfer, the reduction(s) and the allocations to the Defeasance Account equals the absolute value of the Variable Amount; provided, that if the amount of Collections available for such purposes on such day, after any required deposits to the Carrying Cost Account, is less than the absolute value of the Variable Amount, then (x) any such allocation to any Revolving Certificate or Purchased Interest or to the Defeasance Account shall not exceed an amount equal to the applicable Revolving Certificateholder's, Purchaser's or Series' Allocable Daily Collections on such day (less any amount of such Allocable Daily Collections transferred to the Carrying Cost Account in accordance with subsection (g)) and (y) if any allocation is made to any Revolving Certificate or Purchased Interest, or to the Defeasance Account, then the remainder of such available Collections shall be transferred to the Set-Aside Account for the benefit of any holder who may be entitled to receive such Collections pursuant to Section 5.01(i).

                 In addition, on any Business Day when the Variable Amount is a negative number and the amount of Collections available for application on such day (after making deposits to the Carrying Cost Account) equals or exceeds the absolute value of such negative number, ARC may direct the Servicer to remove all or part of the funds then on deposit in the Set-Aside Account and allocate the funds to one or more Revolving Certificates or Purchased Interests in reduction of the outstanding principal amount of such Revolving Certificates or Purchased Interests or to allocate the funds to the Equalization Account.

                 If, at any time when funds are being allocated to or are on deposit in the Set-Aside Account, the Liquidation Commencement Date occurs, all funds then allocated to or on deposit in the Set-Aside Account shall be paid to the holders of the then-issued and outstanding Certificates and Purchased Interests on the next Settlement Date in the manner described in Section 5.01(i).

                 (iv) Reallocation of ARC Revolving Amount. On any Business Day prior to the Liquidation Commencement Date, ARC may direct the Servicer to reallocate all or a portion of the principal amount of the ARC Revolving Certificate to an Investor Revolving Certificate (subject to the requirements of Section 6.11(b)) or a Purchased Interest (subject to the requirements of the related PI Agreement).

                 In addition, ARC may (subject to the terms of any Supplement or PI Agreement) direct the Servicer to direct the Trustee, pursuant to clause Eighth in subsection (g), to pay to a holder of an Investor Revolving Certificate or a Purchaser, in reduction of the principal amount of such Investor Revolving Certificate or the applicable Purchased Interest, Collections that would otherwise be payable to ARC.

         (d) Calculation of Seller Adjustments; Related Adjustments to ARC Revolving Amount. On each Business Day, the Servicer shall calculate and report the aggregate amount of Noncomplying Receivables and Dilution Adjustments for the day and shall report the aggregate amount of payments actually made by the Seller to ARC on the day in respect of Noncomplying Receivables and Dilution Adjustments. The ARC Revolving Amount shall be reduced by an amount equal to the lesser of (x) the Noncomplying Receivables and Dilution Adjustments for such Business Day, less the aggregate amount of cash payments in respect of Noncomplying Receivables and Dilution Adjustments made by the Seller to ARC and by ARC to the Trustee on such day (such difference being a "Seller Adjustment"), (y) the ARC Revolving Amount, and (z) on any Business Day prior to the Liquidation Commencement Date, the amount by which (1) the sum of the Base Amount plus the balance on deposit in the Equalization Account is less than (2) the sum of the Certificate Calculation Amount plus the PI Calculation Amount. The foregoing reduction in the ARC Revolving

Amount shall occur without any payment in respect thereof being made to ARC, and shall be made (on each Business Day prior to the Liquidation Commencement
Date) before giving effect to the adjustments to the ARC Revolving Amount made pursuant to subsection (c).

         (e)  Certain Calculations in the Liquidation Period.

                 (i) On the Liquidation Commencement Date and on each Settlement Date thereafter, the Servicer shall calculate an amount (the "Available Subordinated Amount"), which shall equal:

                          (A) on the Liquidation Commencement Date, the result of (w) the Unpaid Balance of Receivables held by the Trust at the opening of Business on the next preceding Business Day, minus (x) the sum of the Certificate Calculation Amount and the PI Calculation Amount, as of the next preceding Business Day (but after giving effect to all allocations and other adjustments made pursuant to this section on such next preceding Business Day), plus (y) the balance on deposit in the Equalization Account at the end of the next preceding Business Day, minus (z) the Discount Rate Reserve as of the next preceding Business Day, and

                          (B) on each Settlement Date thereafter, the result (but not less than zero nor greater than the initial Available Subordinated Amount) of (x) the Available Subordinated Amount as calculated on the next preceding Settlement Date (or on the Liquidation Commencement Date, in the case of the first Settlement Date falling after the Liquidation Commencement
                 Date) minus (y) the Charged-Off Amount (if positive) with respect to the most recently ended Calculation Period plus (z) (so long as the Available Subordinated Amount has not been reduced to zero) the amount of the Net Recoveries (if positive) with respect to the most recently ended Calculation Period.

                 (ii) On each Settlement Date after the Liquidation Commencement Date, the Servicer shall calculate an amount (the "Allocable Charged-Off Amount"), which shall equal:

                          (A) zero, so long as the Available Subordinated Amount is greater than zero,

                          (B) on the first Settlement Date on which the Available Subordinated Amount is reduced to zero, the excess (if any) of (x) the Charged-Off Amount for the most recently ended Calculation Period, over (y) the Available Subordinated Amount as of the next preceding Settlement Date (or as of the Liquidation Commencement Date, if this occurs on the first Settlement Date falling after the Liquidation Commencement
                 Date), and

                          (C)  on each subsequent Settlement Date, the
                 Charged-Off Amount (if positive) for the most recently ended Calculation Period.

                 (iii) If the Allocable Charged-Off Amount calculated on any Settlement Date is greater than zero, the Allocable Charged-Off Amount shall be allocated on the Settlement Date among the various outstanding Classes of Investor Certificates, outstanding Purchased Interests and the ARC Revolving Certificate as follows:

                          (A) a portion of the Allocable Charged-Off Amount equal to the product of the Allocable Charged-Off Amount multiplied by the ARC Allocation Percentage shall be allocated to the ARC Revolving Certificate,

                          (B) the remainder of the Allocable Charged-Off Amount shall be allocated to the various outstanding Classes of Investor Certificates and Purchased Interests in the following priority:

                                  First, to the various Subordinated Classes
                          and Subordinated Purchased Interests, in accordance with their respective Class Allocation Percentages, until their respective Class Invested Amounts and PI Invested Amounts have been reduced to zero, and

                                  Second, any remaining Allocable Charged-Off
                          Amount to the Senior Classes and Senior Purchased Interests, in accordance with their respective Class Allocation Percentages, until their respective Class Invested Amounts and PI Invested Amounts have been reduced to zero.

                 (iv) Any Net Recoveries (if positive) with respect to any Calculation Period ending after the Available Subordinated Amount has been reduced to zero shall be allocated among the various outstanding Classes of Investor Certificates, outstanding Purchased Interests and the ARC Revolving Certificate as follows:

                          (A) a portion of such Net Recoveries equal to the product of such Net Recoveries multiplied by the ARC Allocation Percentage shall be allocated to the ARC Revolving Certificate,

                          (B) the remainder of such Net Recoveries shall be allocated to the various outstanding Classes of Investor Certificates and Purchased Interests in the following priority:

                                  First, to the various Senior Classes and
                          Senior Purchased Interests, in accordance with their respective Class Allocation Percentages, until all previous reductions to their respective Class

                          Invested Amounts and PI Invested Amounts on account of Allocable Charged-Off Amounts have been reinstated, and

                                  Second, any remaining Net Recoveries to the
                          Subordinated Classes and Subordinated Purchased Interests, in accordance with their respective Class Allocation Percentages, until all previous reductions to their respective Class Invested Amounts and PI Invested Amounts on account of Allocable Charged-Off Amounts have been reinstated.

                 (v) No Class or Purchased Interest will be deemed to be "outstanding" for purposes of clause (iii) or (iv) after its Class Invested Amount or PI Invested Amount has been reduced to zero. The portion of the Allocable Charged-Off Amount allocated to any Class or Purchased Interest (as to such Class or Purchased Interest, its "Investor Allocable Charged-Off Amount") or to the ARC Revolving Certificate will reduce the invested amount and the outstanding principal amount of such Class or Purchased Interest or the ARC Revolving Amount for all purposes. The portion of the Net Recoveries allocated to any Class or Purchased Interest (as to such Class or Purchased Interest, its "Investor Net Recoveries") or to the ARC Revolving Certificate will increase the invested amount and the outstanding principal amount of such Class or Purchased Interest or the ARC Revolving Amount for all purposes.

         (f) Withdrawals from Equalization Account and Set-Aside Account. Subject to the last paragraph of this Section 4.03(f), on any Business Day prior to the Liquidation Commencement Date, the Servicer may instruct the Trustee in writing to withdraw funds from the Set-Aside Account and/or the Equalization Account and allocate such funds to (i) the reduction of the principal amount of the ARC Revolving Certificate and/or one or more Investor Revolving Certificates (subject to the requirements of Section 6.11(b)) or Purchased Interests (subject to the requirements of the related PI Agreement), and/or (ii) the Defeasance Account, so long as (x) there would not be a negative Variable Amount after giving effect to such transfer and such application(s) and (y) in the case of any such withdrawal from the Equalization Account, no funds are on deposit in the Set-Aside Account (including as a result of transfers made on that day).

         In addition, on any Business Day when there is a negative Variable Amount and funds are on deposit in the Equalization Account, subject to the last paragraph of this Section 4.03(f), the Servicer may instruct the Trustee in writing to withdraw funds from the Equalization Account and apply them as described in clause (i) above; provided, that (x) any such allocation to any Revolving Certificate or Purchased Interest shall not exceed an amount equal to the applicable Revolving Certificateholder's or Purchaser's pro rata share of such funds (prorating on the basis of such Revolving Certificateholder's or Purchaser's Ratable Principal Amount as a percentage of the sum of the Ratable Principal Amounts of the ARC Revolving Certificate and of all then-outstanding Investor Certificates and Purchased Interests) and (y) if any such allocation is made to any Revolving Certificate or Purchased

Interest, then the remainder of such funds in the Equalization Account shall be transferred to the Set-Aside Account.

         No funds shall under any circumstances be withdrawn from the Equalization Account during a Look Back Period. If on any Business Day the Trustee has received (or is deemed to have received) a Confirmation Notice, the Servicer may instruct the Trustee in writing to withdraw the Segregated Cash (calculated prior to giving effect to the purchase of Receivables at the end of the related Look Back Period) from the Equalization Account and remit such funds to ARC on such Business Day.

         (g) Daily Allocation of Funds in the Master Collection Account Prior to the Liquidation Commencement Date. On each Business Day prior to the Liquidation Commencement Date, the Servicer shall allocate all collected funds (including Collections attributable to all Receivables, whether or not such Receivables are Eligible Receivables or constitute Excess Concentration Balances) then on deposit in the Master Collection Account (other than funds that are required to be returned to AmeriSource Persons (or their designees) pursuant to Section 3.02(b)) to the following items, in the following order of priority, each of which (except as expressly provided otherwise below) shall be paid on the next Settlement Date:

                 First, to the Carrying Cost Account until the amount allocated to the Carrying Cost Account equals the Carrying Cost Reserve calculated pursuant to subsection (a); provided, that the amount allocated pursuant to this clause First to ordinary course expenses as described in Section 7.02(m) shall not exceed $50,000 in any Calculation Period,

                 Second, to the Defeasance Account in respect of any Series of Investor Certificates or Purchased Interest as to which an Accumulation Period, Pay-Out Period or Prepayment Accumulation Period has commenced until the amount on deposit therein in respect of such Series or Purchased Interest equals:

                          (x) in the case of a Series or Purchased Interest in an Accumulation Period, the Controlled Deposit Amount for such Series or Purchased Interest,

                          (y) in the case of a Series or Purchased Interest in a Pay-Out Period, the outstanding principal amount of such Series or Purchased Interest, and

                          (z)  in the case of a Series in a Prepayment
                 Accumulation Period, the amount of principal to be prepaid with respect to such Series or Purchased Interest, in an amount on each Business Day equal to the product of (i) the balance of collected funds on deposit in the Master Collection Account after allocation to clause First above and (ii) the applicable Defeasance Allocation Percentage,

                 Third, to make payments on such Business Day (i) to the Revolving Certificateholders or Purchasers in respect of one or more of the Revolving Certificates or Purchased Interests to reduce the outstanding principal amount of such Revolving Certificates or Purchased Interests, to the extent such reduction is required or permitted by subsection (c) or (f) and (ii) under the circumstances described in subsections (c) and (f), to the Set-Aside Account; provided that if a Look Back Period exists, funds that would otherwise be remitted to ARC pursuant to this clause shall be deposited to the Equalization Account,

                 Fourth, to fund the Equalization Account, to the extent such funding is required or permitted by subsection (c),

                 Fifth, to the Defeasance Account in respect of any repayment or prepayment of any Series of Investor Certificates that is to occur during an Accumulation Period, a Pay-Out Period or a Prepayment Accumulation Period in an amount equal to any amounts (other than in respect of Carrying Costs and principal and amounts assigned to the following clause Sixth by the related Supplements) owed to the Holders of Investor Certificates of such Series in connection with the Program,

                 Sixth, to the Defeasance Account in respect of any other amounts that are required to be paid as a result of repayments or prepayments of any Series of Investor Certificates or Purchased Interests during an Accumulation Period, a Pay-Out Period or a Prepayment Accumulation Period in accordance with the related Supplements,

                 Seventh, to pay on the next Settlement Date (i) other accrued and unpaid expenses of the Program (including indemnification payments to be made pursuant to Section 7.03 and ordinary course expenses not covered by clause First above but excluding, during a Look Back Period, amounts owed to the Seller or AmeriSource, as Servicer), and
         (ii) all other amounts payable to Investor Certificateholders or Holders of a Purchased Interest pursuant to the related Supplements, and

                 Eighth, to make payments to ARC on such Business Day in respect of the Residual Certificate; provided, however, that ARC may, from time to time, direct the Trustee to set aside all or any part of the funds to be paid pursuant to this clause Eighth in order to (i) pay all or part of the funds to the Holders of one or more Investor Revolving Certificates or Purchasers in order to effect the allocations described in subsection (c), or (ii) hold the funds in the Master Collection Account until the Trustee receives instructions from ARC concerning the application of the funds; and provided, further, that if a Look Back Period exists, funds that would otherwise would be remitted to ARC pursuant to this clause shall be deposited in the Equalization Account.

If, on any day, the amount of Collections that is then allocated to the Carrying Cost Account exceeds the amount of Collections that are then required to be allocated to the Carrying Cost Account, the Servicer shall reallocate such Collections on such day to one or more of the obligations described above in clauses Second through Eighth in that order of priority.

         Collections in the Master Collection Account that are allocated to the priority described in clause Seventh shall be paid on the next Settlement Date; provided, however, that, if the Collections available on such Settlement Date to pay the amount required to be paid pursuant to clause Seventh are insufficient to pay the full amount thereof, the portion of such amount that is not paid on such Settlement Date shall be paid on each Business Day following such Settlement Date on which Collections are available to pay such remaining amount until it is paid in full.

         Payments to be made during a Pay-Out Period will commence on the Settlement Date that occurs in the month following the month in which the first day of the Pay-Out Period occurs, and will be made on each Settlement Date that occurs thereafter until the Investor Certificates that are being paid during such Pay-Out Period have been paid in full. During a Pay-Out Period, the Holders of the Series of Investor Certificates that are being paid out during such Pay-Out Period shall receive the amounts allocated to the Defeasance Account pursuant to clause Second in payment of the outstanding principal amount of such Series, pursuant to clause Fifth in payment of certain other amounts that are payable with respect to such Series, and pursuant to clause Sixth in payment of any other amounts that are payable with respect to such Series.

         On the Expected Final Payment Date with respect to any Series, all funds that have been deposited in the Principal Funding Account pursuant to
Section 4.02(e) with respect to such Series prior to the end of the most recently ended Calculation Period shall be applied to the repayment of the principal amount of the Certificates of such Series.

         If, on any day prior to the Liquidation Commencement Date, funds on deposit in the Master Collection Account and available for allocation under any of clauses First through Seventh above are less than the amount of the obligations described in such clause, then the available Collections shall be allocated by the Servicer to the holders of such obligations pro rata according to the respective amounts of such obligations held by them (in the case of Investor Certificate holders and Purchasers, as weighted in accordance with any adjustment factors used in determining their respective Ratable Principal Amounts). All other obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.

         (h) Allocation of Funds in the Master Collection Account During Liquidation. On the Liquidation Commencement Date, the outstanding principal amount of each of the then-issued and outstanding Revolving Certificates shall cease to fluctuate, and the outstanding principal amount of each Revolving Certificate and Purchased Interest shall be fixed as of such day (except as reduced by the application of Collections hereunder).

         On each Business Day on and after the Liquidation Commencement Date, the Servicer shall allocate all collected funds (including Collections attributable to all Receivables whether or not such Receivables are Eligible Receivables or constitute Excess Concentration Balances) then on deposit in the Master Collection Account (other than funds that are required to be returned to AmeriSource Persons (or their designees) or Lockbox Banks pursuant to Section 3.02(b)) as follows; provided, however, that funds so allocated shall be held in trust by the Trustee and, based upon and in accordance with the related Settlement Statement, paid to the relevant Certificateholders or other specified payees on the next Settlement Date (commencing with the first Settlement Date falling after the Calculation Period during which the Liquidation Period commences, except that distributions will be made pursuant to clause First below on each Settlement Date in the Liquidation Period):

                 First, to pay accrued Carrying Costs; provided, however, that if AmeriSource is the Servicer, then the allocation to be made pursuant to this clause First to pay the Servicing Fee shall equal only the portion of the Servicing Fee that is to be paid to Persons other than an AmeriSource Person,

                 Second, to make payments of the Principal Distribution Amounts with respect to (x) each outstanding Senior Class and Senior Purchased Interest (ratably in accordance with their respective Class Allocation Percentages) until (and only until) the outstanding principal amounts thereof have been repaid in full, (y) to each outstanding Subordinated Class and Subordinated Purchased Interest (ratably in accordance with their respective Class Allocation Percentages) until the outstanding principal amounts thereof have been repaid in full, and (z) the ARC Revolving Certificate until the outstanding principal amount thereof has been paid in full; provided that prior to the Accumulation Account Termination Date, amounts payable to ARC pursuant to this clause Second shall be deposited in the Accumulation Account,

                 Third, to pay other Obligations owed to the Investor Certificateholders (as set forth in the related Supplement) or Purchasers (as set forth in the related PI Agreement),

                 Fourth, to pay the accrued and unpaid Servicing Fee that has not been paid pursuant to clause First, and

                 Fifth, to pay (x) other accrued and unpaid expenses of the Program (including indemnification payments to be made pursuant to Section 7.03, but excluding any such expenses that have been paid pursuant to clause Third) and (y) all other amounts payable to the Investor Certificateholders pursuant to the related Supplements (including, without limitation, any non-usage fees).

         If, on any day during the Liquidation Period, funds on deposit in the Master Collection Account and available for allocation under any of clauses First through Fifth above are less than the amount of the obligations described in such clause, then the available Collections shall be allocated by the Servicer to the holders of such obligations pro rata according to the respective amounts of such obligations held by them (in the case of Investor Certificateholders and Purchasers, as weighted in accordance with any adjustment factors used in determining their respective Ratable Principal Amounts and subject to the following paragraph of this Section). All other obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.

         If, on any day during the Liquidation Period, the amount of funds on deposit in the Master Collection Account and available for allocation to Investor Certificateholders and Purchasers under any of clauses First through Third is less than the amount of the obligations to such Persons described in such clause, then the available Collections shall be allocated by the Servicer
(1) to the Holders of such obligations relating to any Senior Class or Senior Purchased Interest until the same have been paid in full and (2) thereafter to the holders of such obligations relating to any Subordinated Class or Subordinated Purchased Interest. The allocation among holders within each of clauses (1) and (2) shall be made pro rata according to the respective amounts of such obligations held by them (as weighted in accordance with any adjustment factors used in determining their respective Ratable Principal Amounts).

         After the payment in full of all amounts described in priority clauses First through Fifth, ARC shall surrender the Residual Certificate to the Trustee for cancellation and the Trustee shall make the payments and other transfers required by Section 12.03 to ARC in respect of the ARC Revolving Certificate and the Residual Certificate. The Trust shall terminate pursuant to Section 12.01 after such payments and other transfers have been made to ARC in respect of the Residual Certificate.

         SECTION 4.04 Investment of Funds in Trust Accounts. On any day when funds on deposit in any Trust Account shall exceed $10,000 (after giving effect to the allocations of such funds required by this Article IV), and at such other times as investment is practicable, the Trustee, at the direction of the Servicer, shall invest and reinvest monies on deposit in such Trust Account (in the name of the Trustee) in such Eligible Investments as are specified in a notice from the Servicer, subject to the restrictions set forth hereinafter. The Trustee shall, at the direction of the Servicer, invest the funds in the Equalization Account, the Carrying Cost Account and all other Trust Accounts in Eligible Investments. All Eligible Investments made from funds in any Trust Account, and the interest, dividends and income received thereon and therefrom and the net proceeds realized on the sale thereof, shall be deposited in such Trust Account. The Trustee may liquidate an Eligible Investment prior to maturity if such liquidation would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. In the absence of negligence of the Trustee or willful misconduct by the Trustee, the Trustee shall have no liability in connection with investment losses incurred on Eligible Investments. It is intended for income tax purposes that the income earned through investment of funds in the Trust Accounts shall be treated as income of ARC.

         SECTION 4.05 Attachment of Trust Accounts. If the Trustee receives written notice that any account designated as a Trust Account has or will become subject to any writ, judgment, warrant of attachment, execution or similar process, the Trustee shall (notwithstanding any other provision of the Transaction Documents) promptly notify ARC, the Servicer and the Certificateholders thereof, and shall not deposit or transfer funds into such Trust Account but shall cause funds otherwise required to be deposited into such Trust Account to be held in another account pending distribution of such funds in the manner required by the Transaction Documents.


                                   ARTICLE V
                          DISTRIBUTIONS AND REPORTS TO
                               CERTIFICATEHOLDERS


         Payments on the Certificates and Purchased Interests shall be made as provided in Sections 5.01 and 5.02, except as otherwise provided in the applicable Supplement or PI Agreement. All payments made by the Trustee or the Paying Agent pursuant to Sections 5.01 and 5.02 shall be made based upon the information set forth in and pursuant to the applicable Daily Report or Settlement Statement delivered to the Trustee.

         SECTION 5.01 Distributions to Holders of Investor Certificates and Purchasers. (a) On each Settlement Date, the Paying Agent shall distribute, in respect of the period from the preceding Settlement Date to (but excluding) the then-current Settlement Date, to each Fixed Principal Certificateholder of record on the Report Date immediately prior to the then-current Settlement Date (other than as provided in Section 12.02 respecting a final distribution) its pro rata share (based on the aggregate amount of accrued and unpaid interest on the Fixed Principal Certificates held by such Certificateholder) of the amounts that (i) prior to the Liquidation Commencement Date, are allocated to the Carrying Cost Account with respect to Fixed Principal Yield pursuant to clause First of Section 4.03(g), and (ii) on and after the Liquidation Commencement Date, are on deposit in the Master Collection Account and allocated to Fixed Principal Yield pursuant to clause First of Section 4.03(h).

         (b)(i) On each Settlement Date that occurs during a Pay-Out Period in which one or more Series of Fixed Principal Certificates is/are being repaid or during the Liquidation Period (commencing with the first Settlement Date falling after the Calculation Period during which the Pay-Out Period or Liquidation Period commences), the Paying Agent shall distribute to each Holder of record of Fixed Principal Certificates of such Series as of the Report Date immediately prior to the then-current Settlement Date (other than as provided in Section 12.02 respecting a final distribution) its pro rata share (based on the aggregate outstanding principal amount of Fixed Principal Certificates held by such Certificateholder) of (A) in the case of Settlement Dates that occur during a Pay-Out Period, the amounts on deposit in the Defeasance Account that are allocated to the Principal Distribution Amount of the related Series pursuant to clause Second of Section 4.03(g) during the most recently ended Calculation Period, (B) in the case of Settlement Dates that occur during the Liquidation Period, the amounts on deposit in the Master Collection Account that are allocated to the Principal Distribution Amount of the related Series pursuant to clause Second of Section 4.03(h), and (C) in the case of the first Settlement Date on which such distributions are made in any Pay-Out Period, and provided that no Liquidation Event or Unmatured Liquidation Event has occurred and is continuing, in addition to the amount described in clause (A) or (B) above, as applicable, the amounts on deposit in the Principal Funding Account that are allocated to the Fixed Principal Invested Amount of the related Series.

                 (ii) On the Expected Final Payment Date with respect to any Series of Fixed Principal Certificates, unless the Liquidation Period shall have commenced the Paying Agent shall distribute, to each Holder of record of Fixed Principal Certificates of such Series as of the Report Date immediately prior to the then-current Settlement Date such Fixed Principal Certificateholder's pro rata share (based on the aggregate outstanding principal amount of Fixed Principal Certificates held by such Certificateholder) of the amounts on deposit in the Principal Funding Account that are allocated to the Fixed Principal Invested Amount of the related Series.

                 (iii) On each Settlement Date during the Revolving Period for any Series of Fixed Principal Certificates on which any full or partial prepayment of the principal amount of the Investor Certificates of that Series is to be made in accordance with the related Supplement, the Paying Agent shall distribute, to each Holder of record of Fixed Principal Certificates of such Series as of the Report Date immediately prior to the then-current Settlement Date such Fixed Principal Certificateholder's pro rata share (based on the aggregate outstanding principal amount of Fixed Principal Certificates held by such Certificateholder) of the amounts on deposit in the Defeasance Account that are allocated to the Fixed Principal Invested amount of, and any other amounts (including any Prepayment Premium) payable to, the related Series.

         (c) On each Settlement Date, the Paying Agent shall distribute to each Investor Revolving Certificateholder of record on the Report Date immediately prior to the then-current Settlement Date (other than as provided in Section 12.02 respecting a final distribution) its pro rata share of the sum of the amounts, if any, that (i) prior to the Liquidation Commencement Date, are allocated to the Carrying Cost Account with respect to Investor Revolving Yield payable on such Settlement Date, pursuant to clause First of Section 4.03(g), and (ii) on and after the Liquidation Commencement Date, are on deposit in the Master Collection Account and are allocated to Investor Revolving Yield payable on such Settlement Date pursuant to clause First of
Section 4.03(h). Also, on each Business Day prior to the Liquidation Commencement Date, the Paying Agent shall distribute to each such Investor Revolving Certificateholder the amounts, if any, that are allocated to reduce the portion of the Investor Revolving Invested Amount represented by the related Investor Revolving Certificate pursuant to Section 4.03(c) or (f) and clause Third of Section 4.03(g) or are due as interest on the Investor Revolving Certificate in accordance with the applicable Supplement.

         (d) On each Settlement Date that occurs during a Pay-Out Period in which one or more Series of Investor Revolving Certificates is/are being repaid or during the Liquidation Period (commencing with the first Settlement Date falling after the Calculation Period during which the Pay-Out Period or Liquidation Period commences), the Paying Agent shall distribute to each Holder of record of Investor Revolving Certificates of such Series as of the Report Date immediately prior to the then-current Settlement Date (other than as provided in Section 12.02 respecting a final distribution) its pro rata share (based on the aggregate outstanding principal amount of Investor Revolving Certificates held by the Certificateholder) of (i) in the case of Settlement Dates that occur during a Pay-Out Period, the amounts on deposit in the Defeasance Account that are allocated to the Investor Revolving Invested Amount of the related Series pursuant to clause Second or Third of Section 4.03(g) during the most recently ended Calculation Period and (ii) in the case of Settlement Dates that occur during the Liquidation Period, the amounts on deposit in the Master Collection Account that are allocated to the Investor Revolving Invested Amount of the related Series pursuant to clause Second of
Section 4.03(h). In addition, on each Business Day during such a Pay-Out Period, the Paying Agent shall distribute to each such Holder of Investor Revolving Certificates such amounts as shall be directed by the Servicer in the applicable Daily Report from amounts allocated to such Series as described in the preceding sentence. On each Business Day during such a Pay-Out Period or during the Liquidation Period, the Paying Agent shall distribute to each such holder such amounts as shall be directed by the Servicer in the Daily Report as being due on an Investor Revolving Certificate as interest pursuant to the related Supplement.

         (e) On each Settlement Date that occurs during a Pay-Out Period with respect to one or more Series of Investor Certificates, the Paying Agent shall distribute, in respect of the period from the preceding Settlement Date to (but excluding) the then-current Settlement Date, to each Holder of record of Investor Certificates of such Series as of the Report Date immediately prior to the then-current Settlement Date (other than as provided in Section 12.02 respecting a final distribution) its pro rata share (based on the aggregate outstanding amount of Obligations owed to the Investor Certificateholder, other than Obligations constituting the outstanding principal amount of or interest on the Investor Certificates, but giving effect to the priorities set forth in clauses Fifth and Sixth of Section 4.03(g)) of the amounts on deposit in the Defeasance Account allocable to the Obligations owed to such Investor Certificateholders (other than obligations in respect of principal of or interest on the Investor Certificates) pursuant to clauses Fifth and Sixth of Section 4.03(g).

         (f) On each Settlement Date that occurs during the Liquidation Period, the Paying Agent shall distribute, in respect of the period from the preceding Settlement Date to (but excluding) the then-current Settlement Date, to each Investor Certificateholder of record on the Report Date immediately prior to the then-current Settlement Date (other than as provided in Section
12.02 respecting a final distribution) its pro rata share (based on the aggregate outstanding amount of Obligations owed to such Investor Certificateholder pursuant to clauses Third and Fifth of Section 4.03(h)) of the amounts on deposit in the Master Collection Account allocable to the Obligations owed to Investor Certificateholders pursuant to clauses Third and Fifth of Section 4.03(h).

         (g) On each Settlement Date, the Paying Agent shall distribute to each Purchaser the amounts required pursuant to the applicable PI Agreement.

         (h) Each distribution to Investor Certificateholders shall be made by the Paying Agent (i) by wire transfer of immediately available funds on the date on which such distribution is required to be made, to an account at a bank or other entity having appropriate facilities therefor that the Person entitled thereto specifies in a written notice given to the Trustee on or prior to the Report Date immediately preceding the Settlement Date on which such payment is to be made, if such Person is the Holder of Investor Certificates in an aggregate Stated Amount or principal amount equal to or in excess of $1,000,000, and (ii) in all other cases, by check mailed to each such other Certificateholder at its address appearing in the Certificate Register, in either case without presentation or surrender of any Investor Certificate held by the Certificateholder or the making of any notation thereon; provided, however, that, except as expressly provided otherwise in Section 6.04, the final principal payment to be made on any Certificate in connection with the retirement of a Series of Certificates will be made to each Holder of a Certificate of such Series only upon presentation and surrender by such Holder of each of its Certificates of such Series at the office or offices specified in a notice of such final principal payment that the Trustee delivers or causes to be delivered to each Holder not less than 15 Business Days prior to such final principal payment date.

         (i) On the first Settlement Date that occurs after the Calculation Period during which the Liquidation Commencement Date occurs, the Paying Agent shall distribute to each Certificateholder and Purchaser of record on the Record Date immediately prior to such

Settlement Date, its pro rata share (based on the Ratable Principal Amount of such Certificateholder or Purchaser) of amounts on deposit in the Set-Aside Account as of the Liquidation Commencement Date in repayment of the principal amount owed to such Certificateholder; provided, however, that (i) such pro rata shares shall be calculated by including in the aggregate amount to be distributed amounts that were distributed to any Holder of an Investor Revolving Certificate or Purchaser in connection with the deposit of such amounts into the Set-Aside Account and (ii) the amounts previously so distributed to such Holders or Purchasers shall be deducted from the amounts distributable to them pursuant to this paragraph (i).

         SECTION 5.02 Distributions on the ARC Revolving Certificate and the Residual Certificate. (a) On each Business Day prior to the Liquidation Commencement Date, the Paying Agent shall distribute to ARC in respect of the ARC Revolving Certificate the amount to be paid, if any, to reduce the ARC Revolving Amount pursuant to clause Third of Section 4.03(g); provided, that if a Look Back Period exists, amounts otherwise payable to ARC pursuant to this Section shall be deposited in the Equalization Account.

         (b) On each Business Day prior to the Liquidation Commencement Date, the Paying Agent shall distribute to ARC in respect of the Residual Certificate the amount payable to ARC in respect of the Residual Certificate pursuant to clause Eighth of Section 4.03(g) to the extent that funds are available to make such payments; provided, that if a Look Back Period exists, amounts otherwise payable to ARC pursuant to this Section shall be deposited in the Equalization Account.

         (c) Distributions to ARC in respect of the ARC Revolving Certificate and the Residual Certificate hereunder shall be made by the Paying Agent on the date on which the distribution is required to be made by wire transfer of immediately available funds, no later than 2:00 p. m., New York City time (or later, to the extent delayed by any circumstance outside of the Paying Agent's reasonable control), on the date on which the distribution is required to be made, to an account at a bank or other entity having appropriate facilities therefor that ARC specifies in a written notice given to the Trustee on or prior to the Report Date immediately preceding the Settlement Date on which the payment is to be made.

         SECTION 5.03  Information to Certificateholders.

         (a) Monthly Report. Within seven days after each Settlement Date, the Paying Agent, on behalf of the Trustee, shall send to each Investor Certificateholder a copy of a monthly report prepared by the Servicer in the form of Exhibit F, and shall send to the Applicable Rating Agencies without any request therefor by any of them, each Settlement Statement by first-class mail, postage prepaid, to the address of such Investor Certificateholder that is indicated in the Certificate Register.

         (b) Annual Tax Information. On or before February 15, of each calendar year, beginning with calendar year 1995, the Servicer, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was an Investor Certificateholder the information for the preceding calendar year, or the applicable portion thereof during which the Person was a Holder of record of an Investor Certificate, as is required to be provided by an issuer of indebtedness under the Internal Revenue Code to the Holders of the issuer's indebtedness and such other customary information as is necessary to enable the Investor Certificateholders to prepare their federal income tax returns. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent to the Investor Certificateholder pursuant to this Agreement or any requirements of the Internal Revenue Code as from time to time in effect. Notwithstanding anything to the contrary contained in this Agreement, the Trustee shall, to the extent required by applicable law, from time to time furnish to the appropriate Persons a Form 1099-INT within the period required by applicable law.

         SECTION 5.04 Notice of Early Liquidation at Seller Election. If ARC shall receive a notice from a Seller, pursuant to Section 8.1 of the Purchase Agreement, to the effect that the Seller desires to terminate its agreement to sell Receivables to ARC, ARC shall deliver a copy of the notice to the Trustee, and the Trustee shall deliver a copy to each Investor Certificateholder and to the Applicable Rating Agencies, as soon as practicable, which notice shall become effective at the time, and subject to the conditions, specified in the notice and in Section 8.1 of the Purchase Agreement.


                                  ARTICLE VI
                               THE CERTIFICATES


         SECTION 6.01 The Certificates. The Investor Certificates in each Series shall be substantially in the forms contemplated by the Supplements pursuant to which the Investor Certificates are issued, and the ARC Revolving Certificate and the Residual Certificate shall be substantially in the forms of Exhibit G and Exhibit H, respectively. Upon issuance, all Certificates shall be executed and delivered by ARC to the Trustee for authentication and redelivery as provided in Section 6.02. Except to the extent provided otherwise in an applicable Supplement, Investor Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $1,000,000. Each Series of Fixed Principal Certificates initially shall be issued as one or more Series of Fixed Principal Certificates in an aggregate original principal amount equal to the Fixed Principal Initial Invested Amount for the Series. Each Series of Investor Revolving Certificates initially shall be issued as one or more Series of Investor Revolving Certificates in an aggregate original principal amount equal to the Investor Revolving Initial Invested Amount for the Series and with an initial aggregate Stated Amount in the amount set out in the related Supplement. The ARC

Revolving Certificate and the Residual Certificate each shall be a single certificate. The Investor Revolving Certificates and the ARC Revolving Certificate together shall represent the Revolving Certificate Interest. The Residual Certificate shall represent the Residual Interest.

         Each Certificate issued as a Definitive Certificate shall be executed by manual or facsimile signature on behalf of ARC by its President or any Vice President or by any attorney-in-fact duly authorized to execute the Definitive Certificate on behalf of any such officer. The Definitive Certificates shall be authenticated on behalf of the Trust by manual signature of a duly authorized signatory of the Trustee. Definitive Certificates bearing the manual or facsimile signature of the individual who was, at the time when the signature was affixed, authorized to sign on behalf of ARC or the Trust (as applicable) shall be valid and binding obligations of the Trust, notwithstanding that the individuals or any of them ceased to be so authorized prior to the authentication and delivery of the Definitive Certificates or does not hold such office on the date of issuance of such Definitive Certificates. No Definitive Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on the Definitive Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and the certificate of authentication upon any Definitive Certificate shall be conclusive evidence, and the only evidence, that the Definitive Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of this Agreement. Except as otherwise provided in the applicable Supplement, all Definitive Certificates shall be dated the date of their authentication.

         As provided in any Supplement, Investor Certificates of any Series may be issued and sold pursuant to an exemption from the Securities Act. Any Series sold pursuant to Rule 144A, Regulation S or another exemption under the Securities Act, including Rule 144 (as enacted under the Securities Act), may be delivered in book-entry form as provided in Sections 6.12 and 6.13.

         SECTION 6.02 Authentication of Certificates. (a) Contemporaneously with the assignment and transfer of the Receivables and the other Trust Assets to the Trust, the Trustee shall authenticate and deliver the ARC Revolving Certificate and the Residual Certificate to ARC.

         (b) On each Subsequent Issuance Date, upon the order of ARC, the Trustee shall authenticate and deliver to ARC the Series of Certificates that are to be issued originally on such Subsequent Issuance Date (the "Subsequent Issuance Investor Certificates") pursuant to the applicable Supplement. Upon the issuance of the Subsequent Issuance Investor Certificates on each Subsequent Issuance Date, the ARC Revolving Amount automatically shall be reduced by an amount equal to the portion of the ARC Revolving Amount allocated to the new Series pursuant to the related Supplement. The Subsequent Issuance Investor Certificates shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal, in the aggregate, to (i) the portion of the Fixed Principal Invested Amount that is attributable to the Series, in the case of a Series of Fixed Principal Certificates or (ii) the aggregate Stated Amounts of the Certificates, in the case of a Series of Investor Revolving Certificates.

         SECTION 6.03  Registration of Transfer and Exchange of Certificates.
(a) The Trustee, as agent for ARC, shall keep, or shall cause to be kept, at the office or agency to be maintained in accordance with the provisions of
Section 11.16, a register in written form or capable of being converted into written form within a reasonable time (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates as herein provided. ARC hereby appoints the Trustee as the initial Transfer Agent and Registrar.

         ARC, or the Trustee as agent for ARC, may revoke the appointment as Transfer Agent and Registrar and remove the then-acting Transfer Agent and Registrar if the Trustee or ARC (as applicable) determines in its sole discretion that the then-acting Transfer Agent and Registrar has failed to perform its obligations under this Agreement in any material respect. The then-acting Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' prior written notice to the Trustee, ARC and the Servicer; provided, however, that such resignation shall not be effective and the then-acting Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to ARC and the Person so appointed has given the Trustee written notice that it accepts the appointment. The provisions of Sections 11.01 through 11.05 shall apply to the Transfer Agent and Registrar as if all references to "the Trustee" in the applicable provisions of Sections 11.01 through 11.05 were references to the Transfer Agent and Registrar.

         It is intended that the registration of Certificates that is described in this subsection comply with the registration requirements contained in
Section 163 of the Internal Revenue Code.

         (b) In connection with each issuance of a Series of Certificates, ARC will determine whether such Certificates may be purchased by employee benefit plans (as defined in ERISA) and shall cause the Certificates evidencing the Series to bear a legend describing any restrictions on the purchases.

         (c) No transfer of all or any part of the ARC Revolving Certificate shall be made unless (i) ARC shall have given the Applicable Rating Agencies and the Trustee prior written notice of the proposed transfer, (ii) the Rating Agency Condition shall have been satisfied in connection with the proposed transfer and (iii) ARC shall have delivered to the Trustee a Tax Opinion with respect to such transfer.

         (d) ARC shall not transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Residual Certificate or any interest represented thereby, and any attempt to transfer, assign, exchange, convey, pledge, hypothecate or grant a security interest in the Residual Certificate or any interest represented thereby shall be void and of no effect.

         (e) Subject to the requirements of subsection (b) and, if applicable, subsection (c) having been fulfilled, upon surrender for registration of transfer of any Certificate, and, in the case of Investor Certificates, at any office or agency of the Transfer Agent and Registrar maintained for such purpose, ARC shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the appropriate Class and Series that (i) in the case of the Fixed Principal Certificates, are in authorized denominations of like aggregate fractional interest in the Fixed Principal Interest and (ii) in the case of the Investor Revolving Certificates, are in authorized denominations of like aggregate fractional interest in the Revolving Certificate Interest, and, in the case of each Investor Certificate, that bear numbers that are not contemporaneously outstanding.

         At the option of an Investor Certificateholder, its Investor Certificates may be exchanged for other Investor Certificates of the same Class and Series (and bearing the same interest rate as the Investor Certificate surrendered for registration of exchange) of authorized denominations of like aggregate fractional interests in the Fixed Principal Interest or the Revolving Certificate Interest (as applicable) and bearing numbers that are not contemporaneously outstanding, upon surrender of the Investor Certificates to be exchanged at any such office or agency. Whenever any Investor Certificates are so surrendered for exchange, ARC shall execute, and the Trustee shall authenticate and deliver, the appropriate number of Investor Certificates of the Class and Series that the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in a writing delivered to the Transfer Agent and Registrar.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar or any co-transfer agent and co-registrar may require the Certificateholder to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

         All Certificates surrendered for registration of transfer and exchange shall be cancelled and disposed of in a manner satisfactory to the Trustee.

         (f) Certificates may be surrendered for registration of transfer or exchange at the office of the Transfer Agent and Registrar designated in
Section 13.06.

         (g) Transfers of Book-Entry Certificates, in whole or in part, issued in accordance with Section 6.12 and the Series Supplements shall be made in accordance with this subsection. Subject to clauses (i) through (iv) below, transfers of a Book-Entry Certificate shall be limited to transfers of the Book-Entry Certificate in whole, but not in part, to nominees of the Clearing Agency or to a successor of the Clearing Agency or such successor's nominee.

                 (i) For transfers within a Regulation S Temporary Book-Entry Certificate, if the Certificateholder of a Regulation S Temporary Book-Entry Certificate wishes at any time to transfer their interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Temporary Book-Entry Certificate, the transfer may be effected in accordance with this clause. Upon delivery (A) by a Certificateholder of an interest in a Regulation S Temporary Book-Entry Certificate to Euroclear or Cedel, as the case may be, of a certification in the form set forth in
         Exhibit I (the "Owner Regulation S Certification"), (B) by the transferee of the beneficial interest in the Regulation S Temporary Book-Entry Certificate to Euroclear or Cedel, as the case may be, of a written certification in the form set forth in Exhibit J (the "Transferee Regulation S Certification"), and (C) by Euroclear or Cedel, as the case may be, to the Transfer Agent and Registrar of a certification in the form set forth in Exhibit K (the "Depositary Regulation S Certification"), the Transfer Agent and Registrar may direct either Euroclear or Cedel, as the case may be, to reflect on its records the transfer of a beneficial interest in the Regulation S Temporary Book-Entry Certificate from the Certificateholder providing the Owner Regulation S Certification to the Person providing the Transferee Regulation S Certification.

                 (ii) For transfer of an interest in an Unrestricted Book-Entry Certificate for an interest in the 144A Book-Entry Certificate, if the Certificateholder of a beneficial interest in Unrestricted Book-Entry Certificate deposited with the Clearing Agency wishes at any time to exchange its interest in the Unrestricted Book-Entry Certificate, or to transfer its interest in the Unrestricted Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of an interest in the 144A Book-Entry Certificate, the Certificateholder may, subject to the rules and procedures of Euroclear or Cedel and the Clearing Agency, as the case may be, give directions for the Transfer Agent and Registrar to exchange or cause the exchange or transfer or cause the transfer of the interest for an equivalent beneficial interest in the 144A Book-Entry Certificate. Upon receipt by the Transfer Agent and Registrar of instructions from Euroclear or Cedel (based on instructions from a Member Organization) or from a Clearing Agency Participant, as applicable, or the Clearing Agency, as the case may be, directing the Transfer Agent and Registrar to credit or cause to be credited a beneficial interest in the 144A Book-Entry Certificate equal to the beneficial interest in the Unrestricted Book-Entry Certificate to be exchanged or transferred (such instructions to contain information regarding the Clearing Agency

         Participant account to be credited with the increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Book-Entry Certificate, information regarding the Clearing Agency Participant account to be debited with the decrease), the Transfer Agent and Registrar shall instruct the Clearing Agency to reduce the Unrestricted Book-Entry Certificate by the aggregate principal amount of the beneficial interest in the Unrestricted Book-Entry Certificate to be exchanged or transferred, and the Transfer Agent shall instruct the Clearing Agency, concurrently with the reduction, to increase the principal amount of the 144A Book-Entry Certificate by the aggregate principal amount of the beneficial interest in the Unrestricted Book-Entry Certificate to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in the instructions a beneficial interest in the 144A Book-Entry Certificate equal to the reduction in the principal amount of the Unrestricted Book-Entry Certificate.

                 (iii) For transfers of an interest in the 144A Book-Entry Certificate for an interest in the Regulation S Book-Entry Certificate, if the Certificateholder of a beneficial interest in the 144A Book-Entry Certificate wishes at any time to exchange its interest in the 144A Book-Entry Certificate for an interest in a Regulation S Book-Entry Certificate, or to transfer its interest in the 144A Book-Entry Certificate to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Book-Entry Certificate, the Certificateholder may, subject to the rules and procedures of the Clearing Agency, give directions for the Transfer Agent and Registrar to exchange or cause the exchange or transfer or cause the transfer of the interest for an equivalent beneficial interest in the Regulation S Book-Entry Certificate. Upon receipt by the Transfer Agent and Registrar of (A) instructions given in accordance with the Clearing Agency's procedures from a Clearing Agency Participant directing the Transfer Agent and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the beneficial interest in the 144A Book-Entry Certificate to be exchanged or transferred, (B) a written order given in accordance with the Clearing Agency's procedures containing information regarding the account of the depositaries for Euroclear or Cedel or another Clearing Agency Participant, as the case may be, to be credited with the increase and the name of the account and (C) a certificate in the form of Exhibit L attached hereto given by the Certificateholder of the beneficial interest, the Transfer Agent and Registrar shall instruct the Clearing Agency to reduce the 144A Book-Entry Certificate by the aggregate principal amount of the beneficial interest in the 144A Book-Entry Certificate to be so exchanged or transferred and the Transfer Agent and Registrar shall instruct the Clearing Agency, concurrently with the reduction, to increase the principal amount of the Regulation S Book-Entry Certificate by the aggregate principal amount of the beneficial interest in the 144A Book-Entry Certificate to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in the instructions a beneficial interest in the Regulation S Book-Entry Certificate equal to the reduction in the principal amount of the 144A Book-Entry Certificate.

                 (iv) Notwithstanding any other provisions of this section, a placement agent for the Investor Certificates may exchange beneficial interests in the Regulation S Temporary Book-Entry Certificate held by it for interests in the 144A Book-Entry Certificate only after delivery by the placement agent of instructions for the exchange substantially in the form of Exhibit M. Upon receipt of the instructions provided in the preceding sentence, the Transfer Agent and Registrar shall instruct the Clearing Agency to reduce the principal amount of the Regulation S Temporary Book-Entry Certificate to be so transferred and shall instruct the Clearing Agency to increase the principal amount of the 144A Book-Entry Certificate and credit or cause to be credited to the account of the placement agent a beneficial interest in the 144A Book-Entry Certificate having a principal amount equal to the amount by which the principal amount of the Regulation S Temporary Book-Entry Certificate was reduced upon the transfer pursuant to the instructions provided in the first sentence of this subclause.

                 (v) In the event that a Book-Entry Certificate is exchanged for a Definitive Certificate, the Certificates may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) through (iii) above (including the certification requirements intended to ensure that the exchanges or transfers comply with Rule 144 or Regulation S under the Securities Act, as the case may be) and as may be from time to time adopted by the Trustee.

         (h) Certificateholders holding Definitive Certificates shall not sell, transfer or otherwise dispose of the Certificates unless the sale is to a transferee to whom the sale, transfer or disposition is being made pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws and, prior to the proposed sale, transfer or disposition, the Certificateholder and the proposed transferee each provide the Trustee and ARC with representations and, if requested by the Trustee or ARC, an opinion of counsel (which may be in-house counsel), in each case satisfactory in form and substance to the Trustee, concerning the proposed sale, transfer or disposition and the availability of the exemption.

         (i) Certificateholders shall not use any means of general solicitation or distribution in connection with the marketing, sale, transfer or other disposition of any Certificates. None of the Certificates may be issued, sold, transferred or otherwise disposed of in a transaction registered under the Securities Act. The Certificates shall bear restrictive legends substantially as set forth in Exhibit N.

         SECTION 6.04  Mutilated, Destroyed, Lost or Stolen Certificates.  If
(a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them and ARC to hold each of them, the Trust and ARC harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, ARC shall execute and, upon the request of ARC, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, Series, tenor, terms and principal amount and bearing a number that is not contemporaneously outstanding. In connection with the issuance of any new Certificate under this section, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this section shall constitute conclusive and indefeasible evidence of ownership of an interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all Certificates of the same Class and Series that are duly issued hereunder.

         SECTION 6.05 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, ARC, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections
5.01 and 5.02 and for all other purposes whatsoever, and none of ARC, the Trustee, the Paying Agent, the Transfer Agent and Registrar or any agent of any of them shall be affected by any notice to the contrary; provided, however, that, in determining whether the Holders of the requisite principal amount or Stated Amount (as applicable) of Certificates or Purchased Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates and Purchased Interests owned by ARC, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates and Purchased Interests that the Trustee knows to be so owned shall be so disregarded. Certificates and Purchased Interests so owned that have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates or Purchased Interests and that the pledgee is not ARC, the Servicer or an Affiliate thereof.

         SECTION 6.06 Appointment of Paying Agent. The Paying Agent initially shall be the Trustee. ARC hereby appoints the Paying Agent as its agent to make distributions to Certificateholders and Purchasers from the Master Collection Account pursuant to Sections

5.01 and 5.02 and to report the amounts of the distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Master Collection Account for the purpose of making the distributions. The Trustee or, at any time when the Trustee is also the Paying Agent, ARC may revoke such power of the Paying Agent and remove the Paying Agent if the Trustee or ARC (as applicable) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' prior written notice to the Trustee, ARC, the Servicer and the Applicable Rating Agencies. Any resignation or removal of the Paying Agent, and appointment of a successor Paying Agent, shall not become effective until the appointment has been accepted by the successor Paying Agent. If no successor Paying Agent shall have been appointed and shall have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Paying Agent may petition any court of competent jurisdiction to appoint a successor Paying Agent. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor Paying Agent (which shall be a bank or trust company) reasonably acceptable to ARC, which appointment shall be effective on the date on which the Person so appointed gives the Trustee written notice that it accepts the appointment. The Trustee shall cause the successor Paying Agent or any additional Paying Agent appointed by the Trustee to execute and deliver to the Trustee an instrument in which it shall agree with the Trustee that, as Paying Agent, it will hold all sums, if any, held for payment to the Certificateholders and Purchasers in trust for the benefit of the Certificateholders and Purchasers entitled thereto until the sums shall be paid to the Certificateholders and Purchasers. The Paying Agent shall return all unclaimed funds to the Trustee, and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 11.01 through 11.05 shall apply to the Paying Agent as if all references in the applicable provisions thereof to "the Trustee" were references to the Paying Agent.

         SECTION 6.07 Access to List of Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to ARC, the Servicer, the Seller or the Paying Agent, within two Business Days after receipt by the Trustee of a written request therefor from the Servicer or the Paying Agent, a list in the form the Servicer or the Paying Agent may reasonably require of the names and addresses of the Certificateholders as of the most recent Settlement Date. If any Holder or group of Holders of Investor Certificates in any Series evidencing not less than 10% of the aggregate unpaid principal amount of the Series (the "Applicant") applies in writing to the Trustee, and the application states that the Applicant desires to communicate with other Certificateholders with respect to their rights under this Agreement, any Supplement or the Certificates and is accompanied by a copy of the communication that the Applicant proposes to transmit, then the Trustee, after having been adequately indemnified by the Applicant for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford the Applicant access during normal business hours to the most recent list of Certificateholders held by the Trustee, within five Business Days after the receipt of the application and indemnification.

The list shall be as of a date no more than 45 days prior to the date of receipt of the Applicant's request.

         Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, ARC, the Servicer, the Seller nor any of their respective agents shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the sources from which the information was derived.

         SECTION 6.08 Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates that shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Either the Trustee or the authenticating agent, if any, then appointed and acting on behalf of the Trustee shall authenticate the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to ARC.

         (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any document or any further act on the part of the Trustee, the authenticating agent or any other Person.

         (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and ARC. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to the authenticating agent and ARC. Upon receiving a notice of resignation or upon a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or ARC, the Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent, upon acceptance of its appointment, shall become vested with all the rights, powers and duties of its predecessor, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and ARC.

         (d) The Servicer agrees to pay to each authenticating agent (if any), as an expense of the Servicer paid out of the Servicing Fee, reasonable compensation from time to time for services performed under this section.

         (e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent as if the references in the applicable provisions thereof to "the Trustee" were references to the authenticating agent.

         (f) Pursuant to an appointment made under this section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

         "This is one of the Certificates described in the Supplement dated as of __________ ___, 199_.


                             Manufacturers and Traders Trust Company, as Trustee


                             By:
                                --------------------------
                                  as Authenticating Agent
                                     for the Trustee,

                             By:
                                --------------------------
                                  Authorized Officer."

         SECTION 6.09 Tax Treatment. It is the intent of ARC and the Investor Certificateholders that, for purposes of Federal, state and local income and franchise taxes and for other taxes measured by or imposed on income, the Investor Certificates will be treated as evidence of indebtedness secured by the Trust Assets and the Trust will not be characterized as an association taxable as a corporation. ARC, by entering into this Agreement, and each Investor Certificateholder, by its acceptance of its Investor Certificate, agree to treat the Investor Certificates for purposes of Federal, state and local income and franchise taxes and for any other taxes measured by or imposed on income as indebtedness. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties. In accordance with the foregoing, ARC agrees that it will report its income for purposes of Federal, state and local income or franchise taxes, or for purposes of any other taxes measured by or imposed on income, on the basis that it is the owner of the Receivables. Except to the extent otherwise required by applicable law or any Governmental Authority, or to the extent the Trustee is otherwise advised by counsel, the Trustee hereby agrees to treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

         SECTION 6.10 Issuance of Additional Series of Certificates and Sales of Purchased Interests. (a) ARC may from time to time direct the Trustee to issue to it one or more Classes of any newly issued Series of Investor Certificates and either (i) allocate to the Series a portion of the ARC Revolving Amount or (ii) deposit an amount of funds equal to the initial Invested Amount of the Certificates to the Defeasance Account (an "Unfunded Certificate") or (iii) take a combination of the actions specified in clauses
(i) and (ii); provided, that the sum of the portion of the ARC Revolving Amount that is transferred under clause (i) and the amount to be paid to the Defeasance Account under clause (ii) equals the

Initial Invested Amount of the Investor Certificates delivered to ARC (any such event under clauses (i), (ii) or (iii), a "New Issuance"). In addition, to the extent permitted for any Series of Investor Certificates as specified in the related Supplement, the Investor Certificateholders of the Series may tender their Investor Certificates to the Trustee, and ARC may allocate a portion of the ARC Revolving Amount pursuant to the terms and conditions set forth in the Supplement, in exchange for one or more newly issued Series of Investor Certificates (an "Investor Exchange"). New Issuances and Investor Exchanges collectively are referred to as "Subsequent Issuances".

         (b) ARC may direct the Trustee to effect a Subsequent Issuance by notifying the Trustee, in writing, at least five Business Days (or such shorter period as shall be acceptable to the Trustee) in advance (a "Subsequent Issuance Notice") of the date upon which the Subsequent Issuance is to occur (a "Subsequent Issuance Date"). Any Subsequent Issuance Notice shall state the designation of any Series to be issued on the Subsequent Issuance Date and, with respect to each Class or Series: (i) its Initial Invested Amount (or the method for calculating the Initial Invested Amount), (ii) its Certificate Rate (or the method for allocating interest payments or other cash flows to the Series), if any, and (iii) the Enhancement Provider, if any, with respect to the Series.

         (c) On the Subsequent Issuance Date, ARC shall deliver to the Trustee for authentication under Section 6.02, and the Trustee shall authenticate and deliver any such Class or Classes of Series of Investor Certificates only upon delivery to it of the following:

                 (i) a Supplement satisfying the criteria set forth in subsection (d) and in form reasonably satisfactory to the Trustee executed by ARC and the Servicer and specifying the Principal Terms of the Series,

                 (ii)  the applicable Enhancement, if any,

                 (iii) the agreement, if any, pursuant to which the Enhancement Provider agrees to provide the Enhancement, if any,

                 (iv)  a Tax Opinion with respect to such Subsequent Issuance,

                 (v) evidence that the Rating Agency Condition has been satisfied with respect to such Subsequent Issuance,

                 (vi) an Officer's Certificate of ARC that on the Subsequent Issuance Date, after giving effect to the Subsequent Issuance (and the repayment, on the date of the Subsequent Issuance Date, of any existing Investor Certificates with funds (including proceeds of sale of the new Series) on deposit in the Defeasance Account), any requirements set out in the Supplement with respect to any then-outstanding Series with respect to the amount of Certificates that may not, by their terms, be transferred has been satisfied,

                 (vii) an Officer's Certificate of the Servicer stating that no Liquidation Event, Unmatured Liquidation Event or Pay-Out Event has occurred and is continuing and that the Subsequent Issuance is not reasonably expected to result in a Liquidation Event or Pay-Out Event at any time in the future,

                 (viii) in the case of an Investor Exchange, any Investor Certificates that are being exchanged in connection therewith,

                 (ix) any other documents, certificates and Opinions of Counsel as may be required by the applicable Supplement, and

                 (x) an Officer's Certificate of the Servicer to the effect that all conditions specified in clauses (i) through (ix) have been satisfied.

Upon satisfaction of the conditions, the Trustee shall cancel any applicable Investor Certificates and issue, as provided above, the new Series of Investor Certificates dated the Subsequent Issuance Date. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for the Series to which it belongs, as selected by ARC. There is no limit to the number of Subsequent Issuances that may be performed under this Agreement.

         (d) In conjunction with a Subsequent Issuance, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include: (i) its name or designation, (ii) the Initial Invested Amount or the method of calculating the Initial Invested Amount, (iii) the Certificate Rate (or formula for the determination thereof), (iv) the Subsequent Issuance Date, (v) the rating agency or agencies rating the Series, (vi) the name of the Clearing Agency, if any, (vii) the portion of the ARC Revolving Amount that has been transferred to the Holders of the Series pursuant to the Subsequent Issuance,
(viii) the interest payment date or dates and the date or dates from which interest shall accrue, (ix) the method of allocating Collections with respect to Receivables for the Series and, if applicable, with respect to any Paired Series and the method by which the principal amount of Investor Certificates of the Series shall amortize or accrete and the method for allocating charge-offs,
(x) the names of any accounts to be used by the Series and the terms governing the operation of any such account, (xi) the Ratable Principal Amount of the Series and related terms, (xii) the Expected Final Payment Date, (xiii) the terms of any Enhancement with respect to the Series, (xiv) the Enhancement Provider, if applicable, (xv) the base rate applicable to the Series, (xvi) the terms on which the Certificates of the Series may be repurchased or remarketed to other investors, (xvii) any deposit into any account provided for the Series, (xviii) the number of Classes of the Series, and if more than one Class, the rights and priorities of each Class, (xix) whether any fees, breakage payments or early termination payments will be included in the funds available to be paid for the Series, (xx) the subordination of the Series to any other Series, (xxi) whether the Series will be a part of a group or subject to being paired with any other Series, (xxii) whether the Series will be prefunded and (xxiii) any other relevant terms of the Series (including whether or not the Series will be pledged as collateral for an issuance of any other securities, including commercial paper). The terms of the Supplement may modify or amend the terms of this Agreement solely as applied to the new Series.

         (e) Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

         (f) ARC may from time to time direct the Trustee, on behalf of the Trust, to sell one or more Purchased Interests pursuant to a PI Agreement. No Purchased Interest shall represent any interest in any Enhancement for the benefit of any Series, any Class of Investor Certificates or any other Purchased Interest, any Trust Account established pursuant to any Supplement or any Purchaser Account established in respect of any other Purchased Interest except to the extent set forth in the PI Agreement with respect to such other Purchased Interest. Each PI Agreement may provide that no Investor Certificateholder, Purchaser under any other PI Agreement or Enhancement Provider shall be a third-party beneficiary thereof or have any benefit or any legal or equitable right, remedy or claim under the PI Agreement.

         (g) On or before the date of the initial sale of a Purchased Interest pursuant to a particular PI Agreement, the parties hereto and the related Purchaser will execute and deliver a PI Agreement that will specify the terms of the Purchased Interest. The terms of the PI Agreement may modify or amend the terms of this Agreement solely as applied to the Purchased Interest. The obligation of the Trustee to execute and deliver the related PI Agreement is subject to the satisfaction of the following conditions:

                 (i) on or before the tenth Business Day (or a shorter period as shall be acceptable to the parties) immediately preceding the related closing date, ARC shall have given the Trustee, the Servicer, each Applicable Rating Agency (if any rated Investor Certificates are outstanding), each Purchaser and each Enhancement Provider (if any) written notice of the sale of the Purchased Interest and the closing date,

                 (ii) ARC shall have delivered to the Trustee the related PI Agreement, in form satisfactory to the Trustee, each executed by each party thereto other than the Trustee,

                 (iii) the Rating Agency Condition shall have been satisfied with respect to the sale (if any rated Investor Certificates are outstanding),

                 (iv) the sale will not (A) contravene any provision of this Agreement, any Supplement, any agreement pursuant to which any Enhancement is provided or any PI Agreement (or any agreement related thereto) or (B) constitute, or result in (or reasonably be expected to result, at any time in the future, in) the occurrence of, a Liquidation Event, an Unmatured Liquidation Event or a Pay-Out Event,

                 (v) ARC shall have delivered to the Trustee, each Applicable Rating Agency (if any rated Investor Certificates are outstanding), each Purchaser and any Enhancement Provider, a Tax Opinion, dated the closing date, with respect to the sale, and

                 (vi) ARC shall have delivered to the Trustee an Officer's Certificate, dated the Closing Date for such Purchased Interest, to the effect that each of the conditions set forth in this subsection for the sale of the Purchased Interest and the execution and delivery of the related PI Agreement has been satisfied.

Upon satisfaction of the above conditions, the Trustee shall execute and, at the written direction of ARC, deliver the related PI Agreement and any related documents that ARC shall reasonably request.

         (h) ARC may from time to time direct the Trustee, on behalf of the Trust, to extend any PI Agreement. The obligation of the Trustee to execute and deliver all agreements, certificates, documents and filings required in connection therewith, is subject to the satisfaction of the following conditions:

                 (i) on or before the tenth Business Day (or a shorter period as shall be acceptable to the parties) immediately preceding the date of the extension, ARC shall have given the Trustee, the Servicer, the Rating Agency (if any rated Investor Certificates are outstanding) and any Enhancement Provider written notice of the extension and the date on which the extension shall occur,

                 (ii) ARC shall have delivered to the Trustee the required agreements, certificates, documents and filings, in form satisfactory to the Trustee, executed by each party thereto other than the Trustee,

                 (iii) the extension will not (A) contravene any provision of this Agreement, any Supplement, any agreement pursuant to which any Enhancement is provided or any PI Agreement (or any agreement related thereto) or (B) constitute, or result in the occurrence of, a Liquidation Event, an Unmatured Liquidation Event or a Pay-Out Event,

                 (iv) ARC shall have delivered to the Trust, the Rating Agency (if any rated Investor Certificates are outstanding) and any Enhancement Provider a Tax Opinion, dated the date of the extension, with respect to the extension,

                 (v) ARC shall have delivered to the Trustee an Officer's Certificate, dated the date of the extension, to the effect that each of the conditions set forth in this subsection for the extension of such PI Agreement and the execution and delivery of the related documents has been satisfied, and

                 (vi) the Rating Agency Condition shall have been satisfied.

         (i) Prior to the execution by the Trustee of any Supplement or PI Agreement that allocates to any Certificate or Purchased Interest a Ratable Principal Amount in excess of its outstanding principal amount, the Trustee shall receive from the Servicer an Officer's Certificate to the effect that the allocation will not dilute the benefit of the required dilution and loss reserves to which any pre-existing Series or Purchased Interest is entitled prior to the effectiveness of the Supplement or PI Agreement.

         SECTION 6.11  Changes in Amount of Investor Revolving Certificates.
(a) The outstanding principal amount of an Investor Revolving Certificate shall at no time exceed the Stated Amount then applicable to such Investor Revolving Certificate. The Stated Amount of an Investor Revolving Certificate may be increased or decreased from time to time by ARC, with the prior written consent of the Holder of the Investor Revolving Certificate, if the following conditions each shall have been satisfied on or prior to the effective date of the proposed increase or decrease (as the case may be):

                 (i) ARC shall have delivered to the Trustee a Tax Opinion with respect to the proposed increase, and

                 (ii) the Rating Agency Condition shall have been satisfied with respect to the increase.

         (b) ARC may, pursuant to the Supplement that applies to a particular Investor Revolving Certificate, request the Holder of the Investor Revolving Certificate to provide funds to the Trustee in respect of the Holder's Investor Revolving Certificate in order to increase the then-outstanding principal amount of the Investor Revolving Certificate, which requested increase shall be subject to the further provisions of this subsection and to the provisions of the Supplement. Except as otherwise provided in the related Supplement, all the increases to be made on any day shall be in an aggregate amount not to exceed the sum, if positive, of (i) the Variable Amount on the day on which the increase takes effect and (ii) the ARC Revolving Amount as of the opening of business on the day (after giving effect to any reduction in the amount of the ARC Revolving Certificate as a result of any Seller Adjustments on the day).
No such increase may be requested or (even if previously requested) implemented during a Look Back Period, the Liquidation Period or the Pay-Out Period for the Investor Revolving Certificate. ARC may make such a request at any time prior to the earlier of (x) the Liquidation Commencement Date and (y) the Pay-Out Period Commencement Date for the Investor Revolving Certificate, and shall make any such request in a writing that is substantially in the form required by the applicable Supplement, appropriately completed, and that is delivered to the Holder of the Investor Revolving Certificate at the time required by the applicable Supplement. The outstanding principal amount of the Holder's Investor Revolving Certificate shall be increased on the Business Day on which the Holder provides to ARC immediately available funds in the amount of the requested increase by an amount equal to the amount of the funds.

         SECTION 6.12 Book-Entry Certificates. (a) If provided in any Supplement, the Investor Certificates of any Series, upon original issuance, will be issued in the form of one or more Book-Entry Certificates, to be delivered to the applicable Clearing Agency, by, or on behalf of, ARC. The Investor Certificates of the Series initially shall be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.14. Unless and until Definitive Certificates have been issued to Certificate Owners pursuant to Section 6.14:

                 (i) the provisions of this section shall be in full force and effect,

                 (ii) ARC, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates) as the authorized representatives of the Certificate Owners,

                 (iii) to the extent that the provisions of this section conflict with any other provisions of this Agreement, the provisions of this section shall control, and

                 (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between the Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 6.14, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to the Clearing Agency Participants.

         (b) Certificates sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act shall be represented by one or more Book-Entry Certificates (the "144A Book-Entry Certificates"), in registered form, without coupons, which will be deposited upon the order of ARC on the Closing Date with the Trustee as custodian for and registered in the name of Cede & Co., as nominee of the Clearing Agency.

         (c) Certificates sold in offshore transactions in reliance on Regulation S shall be represented initially by temporary Book-Entry Certificates (the "Regulation S Temporary Book-Entry Certificates"). The Regulation S Temporary Book-Entry Certificates shall be exchanged on the later of (i) 40 days after the later of (A) the Closing Date and (B) the completion of the distribution of the Certificates, as certified by the Lead Placement Agent and (ii) the date on which the requisite certifications are due to and provided to the Trustee (the later of clauses (i) and (ii) is referred to as the "Exchange Date") for permanent Book-Entry Certificates (the "Unrestricted Book-Entry Certificates," and together with the Regulation S Temporary Book-Entry Certificates, the "Regulation S Book-Entry Certificates"). The Regulation S Book-Entry Certificates shall be issued in registered form, without coupons, and deposited upon the order of ARC with the Trustee as custodian for and registered in the name of a nominee of the Clearing Agency for credit to the account of the depositaries for Euroclear and Cedel, which depositaries shall, on behalf of Euroclear and Cedel, hold the interests on behalf of account holders (each a "Member Organization"), which have rights in respect of the Certificates credited to their securities accounts with Euroclear or Cedel from time to time.

         (d) A Certificateholder of the Regulation S Temporary Book-Entry Certificate may receive payments in respect of the Certificates on the Regulation S Temporary Book-Entry Certificate only after delivery to Euroclear or Cedel, as the case may be, of a written certification substantially in the form of the Owner Regulation S Certification, and upon delivery by Euroclear or Cedel, as the case may be, to the Transfer Agent and Registrar of a certification or certifications substantially in the form of the Depositary Regulation S Certification. The delivery by the Certificateholder of the Regulation S Temporary Book-Entry Certificate of the certification shall constitute irrevocable instructions by the Certificateholder to Euroclear or Cedel, as the case may be, to arrange for the exchange of the Certificateholder's interest in the Regulation S Temporary Book-Entry Certificate for a beneficial interest in the Unrestricted Book-Entry Certificate after the Exchange Date in accordance with the paragraph below.

         After (i) the Exchange Date and (ii) receipt by the Transfer Agent and Registrar of written instructions from Euroclear or Cedel, as the case may be, directing the Transfer Agent and Registrar to credit or cause to be credited to either Euroclear's or Cedel's, as the case may be, depositary's account a beneficial interest in the Unrestricted Book-Entry Certificate in a principal amount equal to that of the beneficial interest in the Regulation S Temporary Book-Entry Certificate, the Transfer Agent and Registrar shall instruct the Clearing Agency to reduce the principal amount of the Regulation S Book-Entry Certificate and increase the principal amount of the Unrestricted Book-Entry Certificate, by the principal amount of the beneficial interest in the Regulation S Temporary Book-Entry Certificate to be so transferred, and to credit or cause to be credited to the account of Euroclear, Cedel or a

Person who has an account with the Clearing Agency (a "Clearing Agency Participant"), as the case may be, a beneficial interest in the Unrestricted Book-Entry Certificate having a principal amount of the Regulation S Temporary Book-Entry Certificate that was reduced upon the transfer.

         Upon return of the entire principal amount of the Regulation S Temporary Book-Entry Certificate to the Trustee in exchange for beneficial interests in the Unrestricted Book-Entry Certificate, the Trustee shall cancel the Regulation S Temporary Book-Entry Certificate by perforation and shall forthwith destroy it.

         SECTION 6.13 Notices to Clearing Agency. Whenever notice or other communication to the Investor Certificateholders of any Series represented by Global Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.14, the Trustee, the Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to the Investor Certificateholders of the Series to the Clearing Agency.

         SECTION 6.14 Definitive Certificates. If (a)(i) ARC advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge its responsibilities under any Letter of Representations properly, and (ii) ARC is unable to locate a qualified successor, (b) ARC, at its option, advises the Trustee in writing that, with respect to any Series, it elects to terminate the Book-Entry system through the Clearing Agency or (c) after the occurrence of a Servicer Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Invested Amount of the Series advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a Book-Entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of the Series, the Trustee shall notify the Clearing Agency of the occurrence of any such event and of the availability of Definitive Certificates of the Series to Certificate Owners of the Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of the Series by the Clearing Agency accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall authenticate and deliver Definitive Certificates of the Series. Neither ARC, the Transfer Agent and Registrar nor the Trustee shall be liable for any delay in delivery of the instructions and may conclusively rely on, and shall be protected in relying on, the instructions. Upon the issuance of Definitive Certificates of any Series, all references herein to obligations with respect to the Series imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to the Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         SECTION 6.15 Letter of Representations. Notwithstanding anything to the contrary in this Agreement or any Supplement, the parties hereto shall comply with the terms of each Letter of Representations.

                                 ARTICLE VII
                                     ARC


         SECTION 7.01 Representations and Warranties of ARC Relating to ARC and the Transaction Documents. On the date hereof and on each Subsequent Issuance Date, ARC hereby represents and warrants that:

                 (a) Organization and Good Standing. ARC is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its properties and to conduct its business as the properties presently are owned and the business presently is conducted. ARC had at all relevant times, and now has, all necessary power, authority and legal right to acquire, own and transfer the Receivables and the Related Transferred Assets.

                 (b) Due Qualification. ARC is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires qualification, licenses or approvals and where the failure so to qualify, to obtain the licenses and approvals or to preserve and maintain the qualification, licenses or approvals would have a substantial likelihood of having a Material Adverse Effect.

                 (c) Power and Authority; Due Authorization. ARC has (i) all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party,
         (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and (C) transfer, assign, set-over and convey its right, title and interest in, to and under the Receivables, the Related Transferred Assets and the funds in the Trust Accounts on the terms and subject to the conditions herein and therein provided and (ii) duly authorized by all necessary action the transfer, assignment, set-over and conveyance and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this Agreement and the other Transaction Documents to which it is a party.

                 (d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to which ARC is a party when executed and delivered will constitute, a legal, valid and binding obligation of ARC, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

                 (e) No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to be signed by ARC and the fulfillment of the terms hereof and thereof will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) its Certificate of Incorporation or Bylaws or (B) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which ARC is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such contract, indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation applicable to it or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties, which conflict, violation, breach, default or Adverse Claim, individually or in the aggregate, would have a substantial likelihood of having a Material Adverse Effect.

                 (f) Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of ARC, threatened against it before any court, regulatory body, arbitrator, administrative agency or other tribunal or governmental instrumentality and (ii) it is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority that, in the case of clauses
         (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the transfer of any Receivables or Related Transferred Assets to the Trust, the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that would materially and adversely affect the performance by ARC of its obligations under this Agreement or any other Transaction Document or the validity or enforceability of this Agreement or any other Transaction Document, (D) seeks to affect adversely the income tax attributes of the transfers hereunder or the Trust under the United States Federal income tax system or any state income tax system or (E) individually or in the aggregate for all such actions, suits, proceedings and investigations would have a substantial likelihood of having a Material Adverse Effect.

                 (g) Governmental Approvals. All authorizations, consents, orders and approvals of, or other action by, any Governmental Authority that are required to be obtained by ARC, and all notices to and filings with any Governmental Authority, (other than, in respect of enforceability against a Federal Obligor, any consents or filings required by the Assignment of Claims Act and any consents required by states with respect to any Receivables arising from State and Local Obligors so long as such Receivables are not reported as Eligible Receivables) that are required to be made by it, in the case of each of the foregoing in connection with the transfer of Receivables and Related Transferred Assets to the Trust or the execution, delivery and performance by it of this Agreement and any other Transaction Documents to which it is a party and the consummation of the transactions contemplated by this Agreement, have been obtained or made and are in full force and effect (including the filing of the UCC financing statements referred to in Section 2.03(a)(ii)(A), all of which, at the time required in Section 2.03(a)(ii)(A), will be duly made), except where the failure to obtain or make any such authorization, consent, order, approval, notice or filing, individually or in the aggregate for all such failures, would not reasonably be expected to have a Material Adverse Effect.

                 (h) Bulk Sales Acts. No transaction contemplated by this Agreement or by any other Transaction Document requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

                 (i) Offices. ARC's principal place of business and chief executive office is located at the address set forth under ARC's signature hereto, and the offices where ARC, the Servicer and the Seller keep all Records and all Contracts, purchase orders and agreements related to the Receivables and the Related Transferred Assets (and all original documents relating thereto) are located at the addresses specified in Schedule 1 (or at such other locations, notified to the Servicer and the Trustee in accordance with Section 7.02(c), in jurisdictions where all action required by Section 7.02(c) has been taken and completed).

                 (j) Account Banks. The names and addresses of all the Account Banks are specified in Schedule 2 or, after the Closing Date, have been provided by the Servicer to the Trustee pursuant to Section 3.03(c), and the account numbers of the Bank Accounts at such Account Banks have been specified in a letter provided on or prior to the Closing Date to the Trustee or, after the Closing Date, have been provided by the Servicer to the Trustee pursuant to Section 3.03(c). The Account Agreements to which ARC is a party constitute the legal, valid and binding obligations of the parties thereto enforceable against such parties in accordance with their respective terms subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and general equitable principles.

                 (k) Investment Company Act. ARC is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

         The representations and warranties set forth in this section shall survive the transfer and assignment of the Receivables and the other Trust Assets to the Trust. Upon discovery by ARC, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering the breach shall give written notice to the other parties to this Agreement within three Business Days following the discovery. The Trustee's obligations in respect of discovering any breach are limited as provided in
Section 11.02(g).

         SECTION 7.02 Covenants of ARC. From the Closing Date until the day following the Liquidation Commencement Date on which the Investor Invested Amount shall be reduced to zero and all Obligations of ARC and the Servicer to the Investor Certificateholders that have ever been outstanding shall have been finally and fully paid and performed, ARC hereby covenants that it will:

                 (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Receivables, the Related Transferred Assets, the funds in the Trust Accounts and the related Contracts and any other agreements related thereto), in each case to the extent the failure to comply, individually or in the aggregate for all such failures, would have a substantial likelihood of having a Material Adverse Effect.

                 (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a substantial likelihood of having a Material Adverse Effect.

                 (c) Location of Records and Offices. Keep its principal place of business and chief executive office, and keep (and will cause the Servicer and the Seller to keep) substantially all Records, Contracts, purchase orders and other agreements related to the Receivables and the Related Transferred Assets (and all original documents relating thereto), at the addresses referred to in Schedule 7.01(i) or, upon not less than 30 days' prior written notice given by ARC to the Servicer and the Trustee, at such other locations in jurisdictions where all action required pursuant to Section 3.10 shall have been taken and completed. ARC will at all times maintain its chief executive offices within the United States of America, and will cause the Servicer to maintain at all times each office from which the Servicer services, collects or administers Receivables and Related Transferred Assets and the Servicer's chief executive offices within the United States of America.

                 (d) Use of Funds. Apply all cash payments made to it hereunder to make payments in the order of priority set out in Section
         3.3 of the Purchase Agreement.

                 (e) Reporting Requirements of ARC. Unless the Trustee and the Required Investors shall otherwise consent in writing, furnish to the Trustee, the Investor Certificateholders and the Applicable Rating
         Agencies:

                          (i) Liquidation Events. As soon as possible, and in any event within five Business Days after an Authorized
                 Officer of ARC has obtained knowledge of the occurrence of any Liquidation Event or any Unmatured Liquidation Event, a written statement of an Authorized Officer of ARC describing the event and the action that ARC proposes to take with respect thereto, in each case in reasonable detail,

                          (ii) Material Adverse Effect. As soon as possible and in any event within five Business Days after an Authorized Officer of ARC has knowledge thereof, written notice that describes in reasonable detail any Adverse Claim against the Trust Assets or any other event or occurrence that, individually or in the aggregate for all such events or occurrences, has had, or would have a substantial likelihood of having, in the reasonable, good faith judgment of ARC, a Material Adverse Effect,

                          (iii) Proceedings.  As soon as possible and in any
                 event within five Business Days after an Authorized Officer of ARC has knowledge thereof, written notice of (A) any litigation, investigation or proceeding of the type described in Section 7.01(f) not previously disclosed to the Trustee and
                 (B) any material adverse development that has occurred with respect to any such previously disclosed litigation, investigation or proceeding, and

                          (iv) Other. Promptly, from time to time, any other information, documents, records or reports respecting the Receivables or the Related Transferred Assets or any other information respecting the condition or operations, financial or otherwise, of ARC, in each case as the Trustee may from time to time reasonably request in order to protect the interests of the Trustee, the Trust or the Investor Certificateholders under or as contemplated by this Agreement.

                 (f) Adverse Claims Except for any conveyances under the Transaction Documents, not permit to exist any Adverse Claim (other than Permitted Adverse Claims) to or in favor of any Person upon or with respect to, or cause to be filed any financing statement or equivalent document relating to perfection that covers, any Receivable, related Contract, Related Transferred Asset or other Trust Asset, or any interest therein. ARC shall defend the right, title and interest of the Trust in, to and under the Trust Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under ARC.

                 In the event that ARC fails to keep any Trust Assets free and clear of any Adverse Claim (other than Permitted Adverse Claims, Adverse Claims arising hereunder and other Adverse Claims permitted by any other Transaction Document), the Trustee may (without limiting its other rights with respect to ARC's breach of its obligations hereunder) make reasonable expenditures necessary to release the Adverse Claim. The Trustee shall be entitled to indemnification for the expenditures pursuant to Section 7.03. Alternatively, the Trustee may deduct the expenditures as an offset to any amounts owed to ARC hereunder.

                 (g) Extension or Amendment of Receivables; Change in Credit and Collection Policy or Contracts. Not (i) extend, amend or otherwise modify the terms of any Receivable or Contract (except as permitted by the Credit and Collection Policy) in a manner that would have a material adverse effect on the Investor Certificateholders or the Purchasers, or (ii) permit the Seller to make any change in the Credit and Collection Policy that would have a material adverse effect on the Investor Certificateholders or the Purchasers; provided, however, that ARC or the Servicer, as applicable, may change the terms and provisions of the Credit and Collection Policy if (A) with respect to any material change of collection policies, the change is made with the prior written approval of each Purchaser Agent and the Rating Agency Condition is satisfied with respect thereto, (B) with respect to any material change of collection procedures, the change is made with prior written notice to each Purchaser Agent and no material adverse effect on any Series or Purchased Interest would result, and
         (C) with respect to any material change in accounting policies relating to Receivables that become Charged-Off Receivables, the change is made in accordance with GAAP.

                 (h)  Mergers, Acquisitions, Sales, Etc.  Not:

                          (i)(A) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or (B) except pursuant to the Transaction Documents, directly or indirectly, sell, transfer, assign, convey or lease, whether in one transaction or in a series of transactions, all or substantially all of its assets, or sell or assign with or without recourse any Receivables or Related Transferred Assets (other than pursuant hereto) unless:

                                  (x)(1)  the corporation formed by the
                          consolidation or into which ARC is merged or the Person that acquires by conveyance or transfer the properties and assets of ARC substantially as an entirety shall be, if ARC is not the surviving entity, organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee and each Purchaser Agent, the performance of every covenant and obligation of ARC hereunder, including its obligations under Section 7.03, under each Supplement and under each PI Agreement, and (2) ARC has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that the consolidation, merger, conveyance or transfer and the supplemental agreement comply with this section, that the supplemental agreement is a valid and binding obligation of the surviving entity enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to the transaction have been complied with,

                                  (y) the Rating Agency Condition shall have
                          been satisfied with respect to the consolidation, merger, conveyance or transfer, and

                                  (z) ARC shall have delivered to the Trustee,
                          the Rating Agency and each Enhancement Provider a Tax Opinion, dated the date of the consolidation, merger, conveyance or transfer, with respect thereto, or

                          (ii)  except as contemplated in the Purchase
                 Agreement in connection with ARC's purchases of Receivables and Related Assets from the Seller, (A) make, incur or suffer to exist an investment in, equity contribution to, or payment obligation in respect of the deferred purchase price of property or services from, any Person, or (B) make any loan or advance to any Person other than for reasonable and customary operating expenses; provided, however, that so long as AmeriSource Distribution Corporation's (the parent of AmeriSource) 11 1/4% Senior Debentures due 2005 or AmeriSource's 14 1/2% Senior Debentures and Senior Debentures, Series A due 1999 remain outstanding, this clause will not prohibit the making of any loan to AmeriSource.

                 (i) Change in Name. Not change its corporate name or the name under or by which it does business, or permit either Seller to change its corporate name or the name under or by which it does business, unless ARC shall have given the Servicer and the Trustee 30 days' prior written notice thereof and unless, prior to the change in name, ARC shall have filed (or shall have caused to be filed) any financing statements or amendments as the Servicer or the Trustee determines may be necessary to continue the perfection of the Trust's interest in the Receivables, the Related Transferred Assets and the proceeds thereof.

                 (j) Amendment of Certificate of Incorporation; Change in Business. Not amend Article 3,6,7,8 or 9 of its Certificate of Incorporation, or engage in any business other than as contemplated by the Transaction Documents, unless the Rating Agency Condition has been satisfied in connection with the amendment or change in ARC's business.

                 (k) Amendments to Purchase Agreement. Except as expressly provided otherwise in this Agreement, make no amendment to the Purchase Agreement that would adversely affect in any material respect the interests of the Investor Certificateholders, the Purchasers or any Enhancement Provider.

                 (l) Enforcement of Purchase Agreement. Perform all its obligations under and otherwise comply with the Purchase Agreement and, if requested by the Trustee, will enforce, for the benefit of the Trust, the covenants and agreements of the Seller in the Purchase Agreement.

                 (m) Other Indebtedness. Not (i) create, incur or permit to exist any Indebtedness, Guaranty or liability or (ii) cause or permit to be issued for its account any letters of credit or bankers' acceptances, except for (A) Indebtedness incurred pursuant to the ARC Notes, (B) other liabilities specifically permitted to be created, incurred or owed by ARC pursuant to or in connection with the Transaction Documents and (C) liabilities for reasonable and customary operating expenses in an aggregate amount not to exceed $50,000 per Calculation Period.

                 (n) Separate Corporate Existence. Hereby acknowledge that the Trustee and the Investor Certificateholders are, and will be, entering into the transactions contemplated by the Transaction Documents in reliance upon ARC's identity as a legal entity separate from the Seller, the Servicer and any other Person. Therefore, from and after the Closing Date, ARC shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that ARC is an entity with assets and liabilities distinct from those of the Servicer, the Seller and any other Person, and that ARC is not a division of the Servicer, the Seller or any other Person. Without limiting the generality of the foregoing, ARC shall take such actions as shall be required in order that:

                          (i) ARC will be a limited purpose corporation whose primary activities will be substantially restricted in its Certificate of Incorporation to purchasing or accepting contributions of Receivables and Related Assets from the Seller, entering into agreements for the servicing of the Receivables and Related Assets, granting a security interest in the Receivables and Related Transferred

                 Assets to the Trustee and conducting any other activities that it deems necessary or appropriate to carry out its primary activities.

                          (ii) Not less than one member of ARC's Board of Directors (the "Independent Director") will be an individual who is not (and is not an Associate of) a direct, indirect or beneficial ten percent stockholder, officer, director, employee, affiliate, associate, or "major customer or supplier" (as the term is defined in ARC's certificate of incorporation) of any AmeriSource Person. ARC's Board of Directors will not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to ARC unless the Independent Director and all other members of ARC's Board of Directors unanimously approve the taking of such action in writing prior to the taking of such action.

                          (iii) ARC will restrict its Independent Director
                 from at any time serving as a trustee in bankruptcy for any AmeriSource Person.

                          (iv) ARC will compensate each of its employees, consultants and agents from its own funds for services provided to ARC, except as provided herein in respect of the Servicing Fee. ARC will engage no agents other than a Servicer for the Receivables, which Servicer will be fully compensated for its services to ARC by payment of the Servicing Fee, the other agents expressly provided for in
                 Article VI of this Pooling Agreement whose compensation will be paid as part of the Servicing Fee, placement agents for the placement of Certificates and accountants and attorneys who, except to the extent provided otherwise in clause (v), will be compensated by ARC for their fees and other charges as agreed to by ARC and such placement agents, accountants or attorneys (as applicable).

                          (v) ARC will contract with the Servicer to perform for ARC all operations required on a daily basis to service the Receivables. ARC will pay the Servicer a fee as described herein. ARC will not incur any material indirect or overhead expenses for items shared between ARC and any AmeriSource Person that are not reflected in the Servicing Fee, other than shared items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, that will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that AmeriSource will pay all expenses owing by ARC or any AmeriSource Person relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, commitment, agency and other fees.

                          (vi) ARC's operating expenses or liabilities will not be paid by any AmeriSource Person, recognizing that certain organizational expenses of ARC and expenses of ARC relating to creation and initial implementation of the Program, however, have been or shall be paid by AmeriSource.

                          (vii) ARC will conduct its business at an office segregated from the offices of each AmeriSource Person, which office of ARC may consist of office space shared with an AmeriSource Person, a portion of which is allocated solely to ARC.

                          (viii) ARC will maintain corporate records and books
                 of account separate from those of every AmeriSource Person and telephone numbers, mailing addresses, stationery and other business forms that are separate and distinct from those of every AmeriSource Person.

                          (ix) Any annual financial statements of any AmeriSource Person that are provided to non-AmeriSource Persons (other than representatives or advisors of AmeriSource Persons) and which are consolidated to include ARC will contain footnotes stating that AmeriSource has entered into a sale of its accounts receivable to ARC (a separate corporate entity) and will summarize the terms of the transaction.

                          (x) ARC's assets will be maintained in a manner that facilitates their identification and segregation from those of any AmeriSource Person.

                          (xi) ARC will strictly observe corporate formalities in its dealings with each AmeriSource Person, and funds or other assets of ARC will not be commingled with those of any AmeriSource Person. ARC shall not maintain joint bank accounts or other depository accounts to which any AmeriSource Person (other than AmeriSource in its capacity as Servicer) has independent access.

                          (xii) ARC shall not, directly or indirectly, be named and shall not enter into an agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of an AmeriSource Person.

                          (xiii) Any transaction between ARC and an
                 AmeriSource Person will be fair and equitable to ARC, will be the type of transaction which would be entered into by a prudent Person in the position of ARC with an AmeriSource Person, and will be on terms that are at least as favorable as may be obtained from a Person that is not an AmeriSource Person (it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause).

                          (xiv) Any AmeriSource Person that renders or otherwise furnishes services to ARC will be compensated by ARC at market rates for such services (it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause).

                          (xv) Neither ARC nor any AmeriSource Person will be or will hold itself out to be responsible for the debts of the other.

                          (xvi) The duly elected Board of Directors of ARC and ARC's duly appointed officers shall at all times have sole authority to control decisions and actions with respect to the daily business affairs of ARC.

                 (o) Net Worth. Not permit its net worth (as calculated in accordance with GAAP) at any time to be less than 7.2% of the aggregate Unpaid Balance of the Receivables at such time.

                 (p) Taxes. File or cause to be filed, and cause each Person with whom it shares consolidated tax liability to file, all Federal, state and local tax returns that are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have an adverse effect, and pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which ARC shall have set aside adequate reserves on its books in accordance with GAAP and which proceedings could not reasonably be expected to have a Material Adverse Effect.

         The covenants set forth in this section shall survive the transfer and assignment of the Receivables and the other Trust Assets to the Trust. Upon discovery by ARC, the Servicer or the Trustee of a breach of any of the foregoing covenants, the party discovering the breach shall give written notice to the other parties to this Agreement within three Business Days following such discovery. The Trustee's obligations in respect of discovering any breach are limited as provided in Section 11.02(g).

         SECTION 7.03 Indemnification by ARC. (a) Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, ARC hereby agrees to indemnify the Trust, the Trustee, each Investor Certificateholder and each of the successors, permitted transferees and assigns of any such Person and all officers, directors, shareholders, controlling Persons, employees and agents of any of the foregoing (each of the foregoing Persons individually being called an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims (whether on account of settlements or otherwise, and whether or not the relevant Indemnified Party is a party to any action or proceeding that gives rise to any Indemnified Losses (as defined below)), judgments, liabilities and related reasonable costs and expenses (including reasonable attorneys' fees and disbursements) (all of the foregoing collectively being called "Indemnified Losses") awarded against or incurred by any of them that arise out of or relate to this Agreement, any other Transaction Document or any of the transactions contemplated herein or therein or the use of proceeds herefrom or therefrom (including without limitation any Indemnified Losses (i) relating to any Adverse Claim, without regard to whether such Adverse Claim was a Permitted Adverse Claim or (ii) arising from any failure to make any filing or obtain any consent as required by the Assignment of Claims Act with respect to any Receivable). Payments to be made pursuant to this section shall be paid to the extent that funds are available to make the payments after all amounts to be paid to the Certificateholders pursuant to
Section 4.03(g) or (h) (as applicable) shall have been paid, and there shall be no recourse to ARC for all or any part of any amounts payable pursuant to this section if the funds are at any time insufficient to make all or part of any such payments.

         Notwithstanding the foregoing (and with respect to clause (ii) below, without prejudice to the rights that the Trustee may have pursuant to the other provisions of this Agreement or the provisions of any of the other Transaction Documents), in no event shall any Indemnified Party be indemnified for any Indemnified Losses (i) resulting from gross negligence or willful misconduct on the part of such Indemnified Party (or the gross negligence or willful misconduct on the part of any of its officers, directors, employees or agents),
(ii) to the extent they include Indemnified Losses in respect of Receivables and reimbursement therefor that would constitute credit recourse to ARC for the amount of any Receivable or Related Transferred Asset not paid by the related Obligor, (iii) to the extent they are or result from lost profits, (iv) to the extent they are or result from taxes (including interest and penalties thereon) asserted with respect to (A) distributions on the Investor Certificates, (B) franchise or withholding taxes imposed on any Indemnified Party other than the Trust or the Trustee in its capacity as Trustee, or (C) federal or other income taxes on or measured by the net income of such Indemnified Party and costs and expenses in defending against the same, or (v) to the extent they constitute consequential, special or punitive damages.

         If for any reason the indemnification provided in this section is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then ARC shall contribute to the amount paid by the Indemnified Party as a result of any loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party on the one hand and ARC on the other hand, but also the relative fault (if any) of the Indemnified Party and ARC and any other relevant equitable considerations.

         (b) Notwithstanding anything to the contrary herein, ARC shall be liable to all creditors of the Trust (but not to Holders of Investor Certificates) for all liabilities of the

Trust to the same extent as it would be if the Trust constituted a partnership under Delaware law and ARC were a general partner thereof. Notwithstanding anything to the contrary herein, any such creditor shall be a third party beneficiary of this subsection.


                                 ARTICLE VIII
                                 THE SERVICER


         SECTION 8.01  Representations and Warranties of the Servicer.   On the
date hereof and on each Subsequent Issuance Date, the Servicer hereby makes, and any Successor Servicer also shall be deemed to make by its acceptance of its appointment hereunder, the following representations and warranties for the benefit of the Trustee and the Certificateholders:

                 (a) Organization and Good Standing. The Servicer is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its properties and to conduct its business as the properties presently are owned and as the business presently is conducted.

                 (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in all jurisdictions in which the servicing of the Receivables and the Related Transferred Assets as required by this Agreement requires qualification, licenses or approvals and where the failure so to qualify, to obtain the licenses and approvals or to preserve and maintain the qualification, licenses or approvals would have a substantial likelihood of having a material adverse effect on its ability to perform its obligations as Servicer under this Agreement or a Material Adverse Effect.

                 (c)  Power and Authority; Due Authorization.  The Servicer has
         (i) all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, and (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and (ii) duly authorized by all necessary action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this Agreement and the other Transaction Documents to which it is a party.

                 (d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to which the Servicer is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

                 (e) No Conflict or Violation. The execution and delivery by the Servicer of this Agreement and the other Transaction Documents to which it is a party, the performance by it of its obligations hereunder and thereunder and the fulfillment by it of the terms hereof and thereof that are applicable to it will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) its Certificate of Incorporation or Bylaws or (B) any indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which it is a party or by which it or any of its properties is bound or (ii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation applicable to it or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties, which conflict, violation, breach or default described, individually or in the aggregate, would have a substantial likelihood of having a Material Adverse Effect.

                 (f) Governmental Approvals. All authorizations, consents, orders and approvals of, or other action by, any Governmental Authority that are required to be obtained by the Servicer, and all notices to and filings with any Governmental Authority that are required to be made by it, in the case of each of the foregoing in connection with the execution, delivery and performance by it of this Agreement and any other Transaction Documents to which it is a party and the consummation of the transactions contemplated by this Agreement, have been obtained or made and are in full force and effect (other than the filing of the UCC financing statements referred to in Section 2.03(a)(ii)(A), all of which, at the time required in Section 2.03(a)(ii)(A), will be duly made), except where the failure to obtain or make such authorization, consent, order, approval, notice or filing, individually or in the aggregate for all such failures, would not reasonably be expected to have a Material Adverse Effect.

                 (g) Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against it before any court, regulatory body, arbitrator, administrative agency or other tribunal or governmental instrumentality and (ii) it is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority that, in the case of clauses (i) and (ii), (A) seeks to affect adversely the income tax attributes of the transfers hereunder or the Trust under the United States federal income tax system or any state income tax system or (B) individually or in the aggregate for all such actions, suits, proceedings and investigations would have a substantial likelihood of having a Material Adverse Effect.

         The representations and warranties set forth in this section shall survive the transfer and assignment of the Receivables and the other Trust Assets to the Trust. Upon discovery by ARC, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering the breach shall give written notice to the other parties to this Agreement within three Business Days following the discovery. The Trustee's obligations in respect of discovering any breach are limited as provided in
Section 11.02(g).

         SECTION 8.02 Covenants of the Servicer. From the Closing Date until the day following the Liquidation Commencement Date on which the Investor Invested Amount shall be reduced to zero and all Obligations of ARC and the Servicer to the Investor Certificateholders that have ever been outstanding shall have been finally and fully paid and performed, the Servicer hereby covenants and agrees, and any Successor Servicer by its acceptance of its appointment hereunder shall be deemed to covenant and agree, as follows for the benefit of the Trust and the Certificateholders:

                 (a) Compliance with Laws, Etc. The Servicer shall maintain in effect all qualifications required under applicable law in order to service properly the Receivables and shall comply in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders, in each case to the extent the failure to comply, individually or in the aggregate for all such failures, would have a substantial likelihood of having a Material Adverse Effect.

                 (b) Preservation of Corporate Existence. The Servicer shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a substantial likelihood of having a Material Adverse Effect.

                 (c) Compliance with Transaction Documents. The Servicer will comply with the terms and provisions of each of the Transaction Documents to which it is a party.

The covenants set forth in this section shall survive the transfer and assignment of the Trust Assets to the Trust. Upon discovery by ARC, the Servicer or the Trustee of a breach of any of the foregoing covenants, the party discovering the breach shall give written notice to the other parties to this Agreement within three Business Days following the discovery. The Trustee's obligations in respect of discovering any breach are limited as provided in Section 11.02(g).

         SECTION 8.03 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other Person or convey, transfer or sell all or substantially all of its properties and assets to any Person, unless:

                 (a)(i) the Servicer is the surviving entity or, if it is not the surviving entity, the Person formed by the consolidation or into which the Servicer is merged or the Person that acquires by conveyance, transfer or sale all or substantially all of the properties and assets of the Servicer shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee and in form and substance satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder and under the other Transaction Documents to which the Servicer is a party, and (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel for the Servicer each stating that the consolidation, merger, conveyance, transfer or sale and the supplemental agreement comply with this subsection, that the supplemental agreement is a valid and binding obligation of the surviving entity enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, and that all conditions precedent in clause (i) that relate to the transaction have been complied with, and

                 (b) the Trustee shall have received an Officer's Certificate of the Servicer to the effect that the conditions set forth in subsection (a) have been satisfied.

         SECTION 8.04 Indemnification by the Servicer. Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify the Trust, the Trustee, and the other Indemnified Parties forthwith on demand, from and against any and all Indemnified Losses awarded against or incurred by any of them that arise out of or relate to the Servicer's performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document.

         Notwithstanding the foregoing (and with respect to subsection (b) below, without prejudice to the rights that such Indemnified Party may have pursuant to the other provisions of this Agreement or the provisions of any of the other Transaction Documents), in no event shall any Indemnified Party be indemnified against any Indemnified Losses (a) resulting from gross negligence or willful misconduct on the part of such Indemnified Party (or the gross negligence or willful misconduct on the part of any of its officers, directors, employees or agents), (b) to the extent they include Indemnified Losses in respect of Receivables and reimbursement therefore that would constitute credit recourse to the Servicer for the amount of any Receivable or Related Transferred Asset not paid by the related Obligor, (c) to the extent they are or result from lost profits, (d) to the extent they are or result from taxes

(including interest and penalties thereon) asserted with respect to (i) distributions on the Investor Certificates, (ii) franchise or withholding taxes imposed on any Indemnified Party other than the Trust or the Trustee in its capacity as Trustee or (iii) federal or other income taxes on or measured by the net income of the Indemnified Party and costs and expenses in defending against the same, or (e) to the extent that they constitute consequential, special or punitive damages.

         If for any reason the indemnification provided in this section is unavailable to an Indemnified Party or is insufficient to hold it harmless, then the Servicer shall contribute to the amount paid by the Indemnified Party as a result of any loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party on the one hand and the Servicer on the other hand, but also the relative fault of the Indemnified Party (if any) and the Servicer and any other relevant equitable consideration.

         SECTION 8.05 Servicer Liability. The Servicer shall be liable in accordance with this Agreement only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein and as set forth herein.

         SECTION 8.06 Limitation on Liability of the Servicer and Others. No recourse under or upon any obligation or covenant of this Agreement, any Supplement, any Certificate or any other Transaction Document, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Servicer or of any successor corporation, either directly or through the Servicer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement, any Supplement, all other relevant Transaction Documents and the obligations incurred hereunder or thereunder are solely corporate obligations, and that no such personal liability whatsoever shall attach to, or is or shall be incurred by the incorporators, shareholders, officers or directors, as such, of the Servicer or of any successor corporation, or any of them, by reason of the obligations, covenants or agreements contained in this Agreement, any Supplement, any of the Certificates or any other Transaction Documents, or implied therefrom; and that any and all such personal liability of, either at common law or in equity or by constitution or statute, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or covenants contained in this Agreement, any Supplement, any of the Certificates or any other Transaction Documents, or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and any Supplement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement or any Supplement that in its reasonable opinion may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any legal action relating to the servicing, collection or administration of Receivables and Related Transferred Assets that it may reasonably deem necessary or appropriate for the benefit of the Certificateholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.


                                   ARTICLE IX
                               LIQUIDATION EVENTS


         SECTION 9.01 Liquidation Events. Any of the following events shall constitute a "Liquidation Event":

                 (a)(i) failure on the part of ARC or the Servicer to make any payment of the principal amount of or any interest on any Investor Certificate or Purchased Interest or deposit required by the terms of any Transaction Document on or before five Business Days after the date the payment or deposit is required to be made herein, or to make any other payment required by the terms of any Transaction Document on or before fifteen Business Days after the date such payment is required to be made, (ii) failure on the part of the Seller to duly observe or perform Section 6.1(h), 6.3(a) or (c) of the Purchase Agreement or ARC to duly observe or perform Section 7.02(d), (f) or
         (g) or clause (i) or (ii) of Section 7.02(e) of this Agreement, which failure has a material adverse effect on the Investor Certificateholders of any Series or any Purchased Interest and continues unremedied for a period of five Business Days after the date on which written notice of such failure, requiring same to be remedied, shall have been given to ARC by the Trustee or to ARC and the Trustee by any Investor Certificateholder or Purchaser, (iii) failure on the part of ARC to duly observe or perform Section 7.02(o), which failure continues for a period of thirty days, or (iv) failure on the part of ARC to duly observe or perform any other covenant or agreement set forth in any Transaction Document, which failure has a material adverse effect on the Investor Certificateholders of any Series or any Purchased Interest and continues unremedied for a period of 30 days after the date on which written notice of the failure, requiring the same to be remedied, shall have been given to ARC by the Trustee or to ARC and the Trustee by any Investor Certificateholder or Purchaser,

                 (b)  any representation or warranty made by a Seller in
         Section 5.1(d) or clause (i), (ii) or (iii) of Section 5.1(k) of the Purchase Agreement or by ARC in Section 2.03(a)(i), (a)(ii)(A),
         (a)(ii)(B) or (a)(ii)(C) of this Agreement shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of five Business Days after the date on which written notice of the breach, requiring the same to be remedied, shall have been given to ARC by the Trustee or to ARC and the Trustee by any Investor Certificateholder or Purchaser, or any other representation or warranty made by a Seller in any Transaction Document or by ARC in any Transaction Document shall prove to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of the breach, requiring the same to be remedied, shall have been given to ARC by the Trustee, or to ARC and the Trustee by any Investor Certificateholder or Purchaser; provided, however, that a mistake in representation of a Receivable as an Eligible Receivable shall not constitute a Liquidation Event unless and until a Seller has failed to make the cash payments (if any) owed under the Purchase Agreement in respect of the Noncomplying Receivables and Dilution Adjustment arising from the misrepresentation (it being understood that certain of such mistakes may result in a non-cash adjustment under the Purchase Agreement),

                 (c) an Event of Bankruptcy shall occur with respect to ARC, the Servicer or the Seller or ARC shall become unable for any reason, other than the commencement or continuation of a Look Back Period, to transfer Receivables or Related Transferred Assets to the Trust in accordance with the provisions of this Agreement; provided, however, that if, at the time prior to the Liquidation Commencement Date, an Event of Bankruptcy occurs as a result of a bankruptcy proceeding being filed against ARC or the Seller, then, on and after the day on which the bankruptcy proceeding is filed until the earlier to occur of the dismissal of the proceeding and the Liquidation Commencement Date, ARC shall not purchase Receivables and the Related Purchased Assets from the Seller or transfer Receivables and Related Transferred Assets to the Trust,

                 (d) the Trust shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended,

                 (e)(i) the amount equal to the difference between (A) the sum of the Certificate Calculation Amount plus the PI Calculation Amount, and (B) the amount of funds then on deposit in the Equalization Account exceeds (ii) the Base Amount, for a period of five or more consecutive Business Days,

                 (f)  the occurrence and continuance of a Servicer Default,

                 (g) AmeriSource shall cease to own 100% of the issued and outstanding capital stock of ARC,

                 (h) the Internal Revenue Service or the PBGC shall file notice of one or more Involuntary Adverse Claims that relate to claims in an aggregate amount exceeding $2,000,000; provided, that if, within five Business Days after an Authorized officer of

         ARC obtains actual knowledge of the filing of one or more Involuntary Adverse Claims in an aggregate amount exceeding $2,000,000, AmeriSource has provided to ARC, and ARC has provided to the Trustee, one or more Acceptable Guarantee Instruments that has/have a term of not less than 60 days and that is/are in an aggregate amount equal to the lesser of (i) the aggregate amount of such Involuntary Adverse Claim(s) and (ii) the aggregate Unpaid Balance of the Receivable or Receivables encumbered by such Involuntary Adverse Claim(s), then the filing of such Involuntary Adverse Claim(s) shall not constitute a Liquidation Event under this subsection unless, at the expiration of a period of 60 days after the date on which the Involuntary Adverse Claim(s) was/were filed, the Involuntary Adverse Claim(s) still encumber(s) the Trust Assets; and provided further, that under no circumstances may the aggregate amount of Involuntary Adverse Claims for which Acceptable Guarantee Instruments are provided pursuant to the preceding proviso exceed $10,000,000 at any one time outstanding,

                 (i)  the Trustee shall have received a Stop Date Notice,

                 (j) any foreclosure or similar proceedings in respect of any security interests in the ARC Note or the stock of ARC shall have been commenced, AmeriSource shall cease to have title to any such item, any remedies under or in connection with the Seller Credit Agreement shall have been exercised with respect to any such item, or AmeriSource shall take any corporate action acquiescing to any of the foregoing, it being understood that the grant of a security interest in the stock of ARC or the ARC Note to a creditor of AmeriSource that is party to an Intercreditor Agreement shall not be a Liquidation Event,

                 (k) the cessation of, or the failure to create, a valid first-priority perfected ownership or security interest in favor of the Trustee in the Receivables and the rights of ARC under the Purchase Agreement, or

                 (l) the Intercreditor Agreement shall cease to be effective at any time when the Seller's inventory shall be subject to Adverse Claims in favor of the Seller Agent.

Upon the occurrence and continuance of any event described in subsection (c),
(d), (i) or (j), the Liquidation Commencement Date shall occur without any notice or other action on the part of the Trustee, any Purchaser or the Investor Certificateholders, immediately upon the occurrence of such Liquidation Event. The Trustee shall give the Applicable Rating Agencies notice of any such event; provided, however, that failure to give any such notice will not result in any delay of the Liquidation Commencement Date. On the tenth day after ARC receives notice or otherwise becomes aware of the occurrence and continuance of any event described in subsection (a), (e), (h), or (k) the Liquidation Commencement Date shall occur without any notice or other action on the part of the Trustee, any Purchaser or the Investor Certificateholders, unless waived by the Majority Investors or otherwise cured prior to such tenth day. Upon the occurrence and continuance of any event described in any subsection above (including subsection (a), (c), (d), (e), (h), (k), (i) or (j)), after the applicable grace period, if any, set forth in such subsection, the Trustee may (and, at the direction of the Majority Investors, shall) by notice then given in writing to ARC, the Applicable Rating Agencies, and the Servicer, declare that the Liquidation Commencement Date shall have occurred as of the date of ARC's receipt of the notice.

         Notwithstanding the foregoing, a delay in or failure in performance referred to in subsection (a)(i) for a period of ten Business Days after the applicable grace period, or in subsections a(ii), a(iii) or (b) for a period of 30 Business Days after the applicable grace period, shall not constitute a Liquidation Event if the delay or failure could not have been prevented by the exercise of reasonable diligence by ARC or the Servicer and the delay or failure was caused by an act of God or the public enemy, riots, acts of war, acts of terrorism, epidemics, flood, embargoes, weather, landslides, fire, earthquakes or similar causes. The preceding sentence shall not relieve ARC or the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Transaction Documents, and ARC and/or the Servicer, as applicable, shall promptly give the Trustee, the Applicable Rating Agencies, each Purchaser Agent and, in the case of any delay or failure in performance by the Servicer, ARC, an Officer's Certificate notifying them of the failure or delay by it.

         SECTION 9.02 Remedies. Upon the occurrence of a Liquidation Event, the Trustee shall have, in addition to all other rights and remedies available to the Trustee under this Agreement or otherwise, (a) the right to apply Collections to the payment of the Obligations of ARC and the Servicer under the Transaction Documents, as provided herein, and (b) all rights and remedies provided under all other applicable laws, which rights, in the case of each and all of the foregoing, shall be cumulative. The Trustee shall exercise the rights at the direction of the Investor Certificateholders pursuant to (and subject to the limitations specified in) Section 11.14.

         SECTION 9.03  Additional Rights Upon the Occurrence of Certain Events.
(a) If an Event of Bankruptcy shall occur with respect to ARC, this Agreement and the Trust shall be deemed to have terminated on the day of the Event of Bankruptcy; provided, that within seven Business Days of the date of written notice to the Trustee of the Event of Bankruptcy, the Trustee shall:

                 (i) publish a notice in an Authorized Newspaper that an Event of Bankruptcy has occurred with respect to ARC, that the Trust has terminated, and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables and the Related Transferred Assets pursuant to this Agreement in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids (a "Disposition"), and

                 (ii) send written notice to the Investor Certificateholders describing the provisions of this section and requesting each Investor Certificateholder to advise the Trustee in writing whether (A) it wishes the Trustee to instruct the Servicer not to effectuate a Disposition, (B) it refuses to advise the Trustee as to the specific action the Trustee shall instruct the Servicer to take or (C) it wishes the Servicer to effect a Disposition.

         If, after 60 days from the day notice pursuant to subsection (a)(i) is first published (the "Publication Date"), the Trustee shall not have received the written instruction described in subsection (a)(ii)(A) from Holders of Investor Certificates representing in excess of 50% of the Certificate Invested Amount, the Trustee shall instruct the Servicer to effectuate a Disposition, and the Servicer shall proceed to consummate a Disposition. If, however, Holders of Investor Certificates representing in excess of 50% of the Certificate Invested Amount instruct the Trustee not to effectuate a Disposition, the Trust shall be reconstituted and continue pursuant to the terms of this Agreement.

         (b) Notwithstanding the termination of this Agreement and the Trust pursuant to subsection (a), the proceeds from any Disposition of the Receivables and the Related Transferred Assets pursuant to subsection (a) shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV.

         (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this section with respect to competitive bids.

         (d) ARC or any of its Affiliates shall be permitted to bid for the Receivables and the Related Transferred Assets. The Trustee may obtain a prior determination from any bankruptcy trustee, receiver or liquidator that the terms and manner of any proposed Disposition are commercially reasonable.

         (e) Notwithstanding the termination of this Agreement and the Trust pursuant to subsection (a), the Trustee shall continue to have the rights described in Section 9.2 and Article XI, and be subject to direction on terms consistent with those set out in Section 11.14, pending the completion of any Disposition and/or the reconstitution of the Trust.


                                   ARTICLE X
                               SERVICER DEFAULTS


         SECTION 10.01 Servicer Defaults. Any of the following events shall constitute a "Servicer Default":

                 (a) any failure by the Servicer in its capacity as Servicer to make any payment, transfer or deposit required by any Transaction Document to be made by it or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit, which failure continues unremedied (i) in the case of payments of Fixed Principal Yield, Investor Revolving Yield or PI Yield, for five Business Days and (ii) in the case of all payments not included in clause (i), for seven Business Days after the date on which an Authorized Officer of the Servicer has actual knowledge of the failure,

                 (b) failure on the part of the Servicer in its capacity as Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Transaction Document, which failure has a material adverse effect on the Investor Certificateholders of any Series or any Purchased Interest and continues unremedied for a period of 30 days after the date on which written notice of the failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by any Investor Certificateholder or Purchaser,

                 (c) the Servicer shall assign its duties under this Agreement, except as permitted by Sections 3.01(b) and 8.03,

                 (d) any representation, warranty or certification made by the Servicer in any Transaction Document or in any certificate or other document or instrument delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made or delivered, that has a material adverse effect on the Investor Certificateholders of any Series or any Purchased Interest and which material adverse effect continues unremedied for a period of 30 days after the date on which written notice of the failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by any Investor Certificateholder or Purchaser, or

                 (e) any Event of Bankruptcy shall occur with respect to the Servicer.

In the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, the Trustee may (and, at the direction of the Required Investors, shall), by notice then given in writing to the Servicer (a "Termination Notice"), terminate all (but not less than all) the rights and obligations of the Servicer as Servicer under this Agreement and in and to the Receivables, the Related Transferred Assets and the proceeds thereof.

         As soon as possible, and in any event within five Business Days, after an Authorized Officer of the Servicer has obtained knowledge of the occurrence of any Servicer Default, the Servicer shall furnish the Trustee, each Purchase Agent and the Applicable Rating

Agencies, and the Trustee shall promptly furnish each Investor
Certificateholder, notice of the Servicer Default.

         Notwithstanding the foregoing, a delay in or failure in performance referred to in subsection (a) for a period of ten Business Days after the applicable grace period, or in subsection (b) or (d) for a period of 30 Business Days after the applicable grace period, shall not constitute a Servicer Default if the delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and the delay or failure was caused by an act of God or the public enemy, riots, acts of war, acts of terrorism, epidemics, flood, embargoes, weather, landslides, fire, earthquakes or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Transaction Documents, and the Servicer shall promptly give the Trustee, each Purchaser Agent and ARC an Officer's Certificate notifying them of its failure or delay.

         SECTION 10.02 Trustee to Act; Appointment of Successor. (a) On and after the Servicer's receipt of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in the Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and the Trustee. The Trustee shall, as promptly as possible after the giving of a Termination Notice, nominate an Eligible Servicer as successor servicer (the "Successor Servicer"); provided, however, that (a) in so appointing any Successor Servicer, the Trustee shall give due consideration to any Successor Servicer proposed by any Purchaser Agent and (b) the Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee and each Purchaser Agent. Any Person who is nominated to be a Successor Servicer shall accept its appointment by a written assumption in form and substance acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with Section 3.01(b). If the Trustee is prohibited by applicable law from performing the duties of the Servicer hereunder, the Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer hereunder. The Trustee shall give prompt notice to the Applicable Rating Agencies and each Investor Certificateholder upon the appointment of a Successor Servicer.

         (b) After the Servicer's receipt of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee and shall have accepted the appointment pursuant to subsection (a), all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and instruments, and to do and accomplish all other acts or things that the Trustee reasonably determines are necessary or appropriate to effect the purposes of the Service Transfer. Upon the appointment of the Successor Servicer and its acceptance thereof, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Trustee indicates will facilitate the transition of the performance of such activities to the Successor Servicer. The Servicer agrees that it shall use reasonable efforts to assist the Successor Servicer in assuming the obligations to service and administer the Receivables and the Related Transferred Assets, on the terms and subject to the conditions set forth herein, and to effect the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables and Related Transferred Assets provided for under this Agreement and all authority over all cash amounts that shall thereafter be received with respect to the Receivables or the Related Transferred Assets. The Servicer shall, within five Business Days after the designation of a Successor Servicer, transfer its electronic records (including software) relating to the Receivables, the related Contracts and the Related Transferred Assets to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables and the Related Transferred Assets in the manner and at such times as the Successor Servicer shall request. To the extent that compliance with this subsection shall require the Servicer to disclose to the Successor Servicer information of any kind that the Servicer reasonably deems to be confidential, prior to the transfer contemplated by the preceding sentence the Successor Servicer shall be required to enter into such licensing and confidentiality agreements as the Servicer shall reasonably deem necessary to protect its interest. All reasonable costs and expenses (including attorneys' fees and disbursements) incurred in connection with transferring the Receivables, the Related Transferred Assets and all related Records (including the related Contracts) to the Successor Servicer and amending this Agreement and the other Transaction Documents to reflect the succession as Servicer pursuant to this subsection shall be paid by the predecessor Servicer (or, if the Trustee serves as Successor Servicer on an interim basis, the initial Servicer) within 15 days after presentation of reasonable documentation of the costs and expenses.

         (c) Upon its appointment and acceptance thereof, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities and duties relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

         (d) All authority and power granted to the Servicer or the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01, and shall pass to and be vested in ARC and, without limitation, ARC is hereby authorized and empowered, on and after the effective date of such termination, to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments and to do and accomplish all other acts or things that ARC reasonably determines are necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with ARC in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables and the Related Transferred Assets. The Successor Servicer shall, within five Business Days after such termination, transfer its electronic records relating to the Receivables and the Related Transferred Assets to ARC in such electronic form as ARC may reasonably request and shall transfer all other records, correspondence and documents relating to the Receivables and the Related Transferred Assets to ARC in the manner and at such times as ARC shall reasonably request. To the extent that compliance with this subsection shall require the Successor Servicer to disclose to ARC information of any kind that the Successor Servicer deems to be confidential, ARC shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall reasonably deem necessary to protect its interests. All reasonable costs and expenses (including attorneys' fees and disbursements) incurred by the Trustee, in its capacity as Successor Servicer, in connection with the termination shall be paid by ARC within 15 days after presentation of reasonable documentation of the costs and expenses.

         SECTION 10.03 Notification of Servicer Default; Notification of Appointment of Successor Servicer. Within four Business Days after an Authorized Officer of the Servicer becomes aware of any Servicer Default, the Servicer shall give written notice thereof to the Trustee and the Applicable Rating Agencies, and the Trustee shall, promptly upon receipt of the written notice, give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Investor Certificateholders at their respective addresses appearing in the Certificate Register and to the Applicable Rating Agencies.


                                   ARTICLE XI
                                  THE TRUSTEE


         SECTION 11.01 Duties of Trustee. (a) The Trustee undertakes to perform the duties and only the duties as are specifically set forth in this Agreement. The provisions of this Article XI shall apply to the Trustee solely in its capacity as Trustee, and not to the Trustee in its capacity as Servicer if it is acting as the Servicer. Following the occurrence of a Servicer Default of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 10.02, the Trustee in performing the duties shall use the degree of skill and attention customarily exercised by a servicer with respect to trade receivables that it services for itself or others. The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in, or incidental to the performance of its duties under, this Agreement.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are substantially in the form required by this Agreement. The Trustee shall give written notice to the Person who furnished any item of the type listed in the preceding sentence of any lack of substantial conformity of any such item to the applicable requirements of this Agreement. In addition, the Trustee shall give prompt written notice to the Investor Certificateholders and each Purchaser Agent of any lack of substantial conformity of any such instrument to the applicable requirements of this Agreement discovered by the Trustee that would entitle a specified percentage of the Fixed Principal Certificateholders or the Investor Revolving Certificateholders or the Holders of any Series of Fixed Principal Certificates or Investor Revolving Certificates or Purchasers or Purchaser Agents to take any action pursuant to this Agreement.

         (c) Subject to subsection (a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                 (i) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts,

                 (ii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction (as applicable) of the Majority Investors, the Required Investors, all Investors, any Purchaser Agent, or the Required Series Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement,

                 (iii) the Trustee shall not be charged with knowledge of (A) any failure by the Servicer to comply with the obligations of the Servicer referred to in subsections (a), (b) or (c) of Section 10.01,
         (B) any breach of the representations and warranties of ARC set forth in Section 2.03 or 7.01 or the representations and warranties of the Servicer set forth in Section 8.01, (C) any breach of the covenants of ARC set forth in Section 7.02 or the covenants of the Servicer set forth in Section 8.02 or (D) the ownership of any Certificate or Purchased Interest for purposes of Section 6.05, in each case unless a Responsible Officer of the Trustee obtains actual knowledge of the matter or the Trustee receives written notice of the matter from the Servicer or from any Holder,

                 (iv) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations that specifically shall be set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions that are furnished to the Trustee and that conform to the requirements of this Agreement, and

                 (v)  without limiting the generality of this section or
         Section 11.02, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Receivables or the Related Transferred Assets, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to the payment or discharge of any tax, assessment, or other governmental charge or any Adverse Claim or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, (C) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement that are believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties or (D) to ascertain or inquire as to the performance or observance of any of ARC's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer.

         (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee reasonably believes that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Agreement except during the time, if any, that the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Trust Asset now existing or hereafter created or to impair the value of any Trust Asset now existing or hereafter created.

         (f) Except to the extent expressly provided otherwise in this Agreement, the Trustee shall have no power to vary the corpus of the Trust, including the power to (i) accept any substitute obligation for a Receivable initially transferred to the Trust under Section 2.01 hereof, (ii) add any other investment, obligation or security to the Trust, (iii) withdraw from the Trust any Trust Asset, except for a withdrawal permitted under Section 12.01 or a withdrawal that has been consented to by all of the Investor Certificateholders.

         (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day on which such obligation, duty or agreement is required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated, promptly upon its actual knowledge thereof, to perform the obligation, duty or agreement in the manner so required.

         (h) Without limiting any of the foregoing, the Trustee is hereby authorized to enter into the Intercreditor Agreement, and to perform its duties and obligations thereunder to bind the Investor Certificateholders and the Purchasers to the terms thereof.

         SECTION 11.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

                 (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any resolution, Officer's Certificate, opinion of counsel, certificate of auditors or any other certificate, statement, instrument, instruction, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document and any information contained therein believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties including, but not limited to, reports and records required by Article III,

                 (b) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or permitted or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel,

                 (c) the Trustee (including in its role as Successor Servicer, if it ever acts in that capacity) shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation or other proceeding hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, the Purchasers or any Purchaser Agent, pursuant to the provisions of this Agreement, unless such Certificateholders, the Purchasers or Purchaser Agent shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

         provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence and continuance of a Servicer Default that has not been cured, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs,

                 (d) the Trustee shall not be personally liable for any action taken, permitted or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement,

                 (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Required Investors; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in connection with making such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to proceeding with the investigation. The reasonable expense of every examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand,

                 (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, representatives, attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, representative, attorney or custodian appointed with due care by it hereunder,

                 (g) except as may be required by Section 11.01(b) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Trust Assets for the purpose of establishing the presence or absence of defects or for any other purpose,

                 (h) whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this section,

                 (i) the Trustee shall have no liability with respect to the acts or omissions of the Servicer (except and to the extent the Servicer is the Trustee), including, but not limited to, acts or omissions in connection with: (A) the servicing, management or administration of the Receivables or the Related Transferred Assets,
         (B) calculations made by the Servicer whether or not reported to the Trustee, and (C) deposits into or withdrawals from any Bank Accounts or Trust Accounts established pursuant to the terms of this Agreement, and

                 (j) in the event that the Trustee is also acting as Paying Agent or Transfer Agent and Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article XI shall also be afforded to the Trustee acting as Paying Agent or as Transfer Agent and Registrar.

         SECTION 11.03 Limitation on Liability of Trustee. The Trustee shall at no time have any responsibility or liability for or with respect to the correctness of the recitals contained herein or in the Certificates (other than the certificate of authentication on the Certificates) or the Purchased Interests. Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement, any PI Agreement, any Supplement, the Certificates (other than the certificate of authentication on the Certificates) or the Purchased Interests, any other Transaction Document or any Trust Asset or related document. The Trustee shall not be accountable for the use or application by ARC of any of the Certificates or the Purchased Interests or of the proceeds of such Certificates or the Purchased Interests, or for the use or application of any funds paid to ARC or the Servicer in respect of the Trust Assets or deposited by the Servicer in or withdrawn by the Servicer from the Bank Accounts, the Trust Accounts or any other accounts hereafter established to effectuate the transactions contemplated herein or in the other Transaction Documents and in accordance with the terms hereof or thereof.

         The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, or enforceability of any ownership or security interest in any Trust Asset, or the perfection or priority of such a security interest or the maintenance of any such perfection or priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders or Purchasers under this Agreement, including: (a) the existence and substance of any Trust Asset or any related Record or any computer or other record thereof, (b) the validity of the transfer of any Trust Asset to the Trust or of any preceding or intervening transfer, (c) the performance or enforcement of any Trust Asset, (d) the compliance by ARC or the Servicer with any warranty or representation made under this Agreement or in any other Transaction Document and the accuracy of any such warranty or representation prior to the Trustee's receipt of actual notice of any noncompliance therewith or any breach thereof, (e) any investment of monies pursuant to Section 4.04 or any loss resulting therefrom, (f) the acts or omissions of ARC, the Servicer or any Obligor, (g) any action of the Servicer taken in the name of the Trustee, or (h) any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under the Agreement in accordance with the terms hereof.

         Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement or based on the Trustee's negligence or willful misconduct, no recourse shall be had against the Trustee in its individual capacity for any claim based on any provision of this Agreement, any other Transaction Document, the Certificates, the Purchased Interests, any Trust Asset or any assignment thereof. The Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder, any Purchaser or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity to the Trust or the Trustee as provided in this Agreement. Any obligation of the Trustee to give any notice or statement to any rating agency hereunder shall constitute only a best efforts obligation and the notice or statement shall be so provided only as a matter of courtesy and accommodation, the Trustee having no liability to any rating agency or any other Person for any failure to so provide the notice or statement.

         SECTION 11.04 Trustee May Deal with Other Parties. Subject to any restrictions that may otherwise be imposed by Section 406 of ERISA or Section 4975(e) of the Internal Revenue Code, the Trustee in its individual or any other capacity may deal with the other parties hereto (other than ARC) and their respective affiliates, with the same rights as it would have if it were not the Trustee.

         SECTION 11.05 Servicer To Pay Trustee's Fees and Expenses. (a) To the extent not paid by the Servicer to the Trustee from funds constituting the Servicing Fee, the Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, such reasonable compensation as is agreed upon in writing between the Trustee and the Servicer (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of the Transaction Documents to which it is a party (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any expense, disbursement or advance that may arise from the Trustee's negligence or bad faith.

         (b) In addition, the Servicer agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred by the Trustee in the execution of the Trust or in the exercise or performance of any of the powers or duties of the Trustee hereunder, other than those resulting from the gross negligence or willful misconduct of the Trustee.

         (c)  If the Trustee is appointed Successor Servicer pursuant to
Section 10.02, the provisions of this section shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer, which shall be paid out of the Servicing Fee. The Servicer's covenant to pay the fees, expenses, disbursements and advances provided for in this section shall survive the resignation or removal of the Trustee and the termination of this Agreement.

         (d) The Trustee shall look solely to the Servicer for payment of amounts described in this Section 11.05, and the Trustee shall have no claim for payment of such amounts against ARC or the Trust Assets.

         SECTION 11.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times: (a) be (i) a banking institution organized under the laws of the United States, (ii) a member bank of the Federal Reserve System or (iii) any other banking institution or trust company, incorporated and doing business under the laws of any State or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and that is supervised and examined by a state or federal authority having supervision over banks, (b) not be an Enhancement Provider or an Affiliate of BT Securities Corporation, and
(c) have, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, a combined capital and surplus of at least $50,000,000. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this section, the combined capital and surplus of the corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

         SECTION 11.07 Resignation or Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving 30 days' prior written notice thereof to ARC, the Servicer, the Applicable Rating Agencies, the Investor Certificateholders and the Purchaser Agents. Upon receiving the notice of resignation, ARC shall promptly appoint a successor trustee who meets the eligibility requirements set forth in Section
11.06 by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Trustee, upon notice to each Purchase Agent, may petition any court of competent jurisdiction to appoint a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible to be the Trustee hereunder in accordance with the provisions of Section 11.06 hereof and shall fail to resign promptly after its receipt of a written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or if a receiver for the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and, subject to the consent of each Purchaser Agent (which consent shall not be unreasonably withheld or delayed), promptly appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee.

         (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 hereof.

         SECTION 11.08 Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to ARC, the Servicer, the Investor Certificateholders, the Purchasers and the predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall, upon payment of its fees and expenses and other amounts owed to it pursuant to
Section 11.05, become effective and the successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee, at the expense of the Servicer, all documents or copies thereof and statements held by it hereunder; and ARC and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully vesting and confirming in the successor trustee all such rights, powers, duties and obligations. The Servicer shall promptly give notice to the Applicable Rating Agencies upon the appointment of a successor trustee.

         (b) No successor trustee shall accept appointment as provided in this section unless at the time of the acceptance the successor trustee shall be eligible to become the Trustee under the provisions of Section 11.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this section, the successor trustee shall mail notice of the succession hereunder to all Investor Certificateholders at their addresses as shown in the Certificate Register.

         SECTION 11.09 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if the Person meets the requirements of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall promptly give notice to the Applicable Rating Agencies upon any merger or consolidation of the Trustee.

         SECTION 11.10 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons (who may be an employee or employees of the Trustee) to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Purchasers, such title to the Trust, or any part thereof, and, subject to the other provisions of this section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or appropriate; provided, that such appointment shall be subject to the prior written consent of ARC unless a Liquidation Event or Servicer Termination Event is continuing; and provided further, that in any event the Trustee will give ARC and the Servicer prior written notice of such appointment. No co-trustee or separate trustee shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders, Purchaser Agents or Purchasers of the appointment of any co-trustee or separate trustee shall be required under Section 11.08.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and the separate trustee or co-trustee jointly (it being understood that the separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as the Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee,

             (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, and

            (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection or indemnity to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

         (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement or any other Transaction Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 11.11 Tax Returns. No Federal income tax return shall be filed on behalf of the Trust unless required by applicable law or any Governmental Authority or the Trustee has been advised otherwise by counsel.
In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit the returns to the Trustee for signature at least five Business Days before the returns are due to be filed. The Trustee shall promptly sign and deliver the returns to the Servicer and the Servicer shall promptly file the returns. Subject to the responsibilities of the Trustee set forth in Section 5.03(b), the Servicer, in accordance with that section, shall also prepare or shall cause to be prepared all tax information required by law to be made available to Certificateholders and Purchasers and shall deliver the information to the Trustee at least five Business Days prior to the date it is required by law to be made available to the Certificateholders and Purchasers. The Trustee, upon request, will furnish the Servicer with all the information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust and shall, upon request, execute such returns as the Trustee determines are appropriate.

         SECTION 11.12 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement, the Certificates, the Purchased Interests or the other Transaction Documents may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or Purchased Interests or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be distributed to the Certificateholders or Purchasers in respect of which such judgment has been obtained in the manner specified in Section 4.03(h).

         SECTION 11.13 Suits for Enforcement. If a Liquidation Event or a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of

Sections 11.01 and 11.14, proceed to protect and enforce its rights and the rights of the Certificateholders or Purchasers under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or any other Transaction Document or in aid of the execution of any power granted in this Agreement or any other Transaction Document or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders or Purchasers. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder or Purchaser any plan of reorganization, arrangement, adjustment or composition affecting the Investor Certificates or the rights of any Holder thereof, or the Purchasers, or to authorize the Trustee to vote in respect of the claim of any Investor Certificateholder or Purchaser in any such proceeding.

         SECTION 11.14 Rights of Investor Certificateholders To Direct Trustee. The Required Investors shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee may decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not be taken lawfully, or if a Responsible Officer or Responsible Officers of the Trustee shall determine, in good faith, that the proceedings so directed would be illegal or involve the Trustee in personal liability or be unduly prejudicial to the rights of the Investor Certificateholders not giving such direction; and provided further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and that is not inconsistent with such direction of the Required Investors.

         SECTION 11.15 Representations and Warranties of Trustee. The Trustee represents and warrants that:

                 (a) it is a banking corporation organized, existing and in good standing under the laws of the State of New York,

                 (b) it has full power, authority and right to execute, deliver and perform the Transaction Documents to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance by it of the Transaction Documents, and

                 (c) the Transaction Documents to which it is a party have been duly executed and delivered by the Trustee and, in the case of all such Transaction Documents, are legal, valid and binding obligations of the Trustee, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         SECTION 11.16 Maintenance of Office or Agency. The Trustee will maintain, at its address designated pursuant to Section 13.06, an office, offices, agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates, the Purchased Interests and the Transaction Documents to which it is a party may be served. The Trustee will give prompt written notice to the Servicer and to the Certificateholders and Purchaser Agents of any change in the location of the Certificate Register or any such office or agency.

         SECTION 11.17 No Bond. The Trustee and each co-trustee and separate trustee from time to time appointed pursuant to this Agreement are relieved from giving any bond, surety or security, and from making any inventories, appraisals or accountings of the Trust Assets, in each case that would otherwise have been required under the laws of the State of New York merely on account of their acting in such capacities.


                                  ARTICLE XII
                                  TERMINATION


         SECTION 12.01 Termination of Trust. (a) The Trust and the respective obligations and responsibilities of ARC, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders or Purchasers as hereinafter set forth and the obligations of the Servicer contained in Sections 5.03(b) and 11.11) shall terminate, except with respect to the duties and obligations described in Sections 3.09, 7.03, 8.04, 11.05, 12.02(b), 13.10, 13.13, 13.15, 13.16 and
13.17 upon the earliest to occur of (i) March 2, 2010 (the "Final Scheduled Payment Date"), (ii) the date that is 18 months after the Liquidation Commencement Date and (iii) the day on which the Certificateholders, the Purchasers and the Trustee shall have been paid all amounts required to be paid to them pursuant to this Agreement and the Trustee has disposed of all property held as part of the Trust (including pursuant to Section 12.03).

         (b) If, by the earlier to occur of (i) 30 days prior to the Final Scheduled Payment Date and (ii) seventeen months after the Liquidation Commencement Date, the Invested Amount (after giving effect to any distribution in respect of the Invested Amount to be made on such date) remains greater than zero, the Receivables and the Related Transferred Assets shall be sold, disposed and otherwise liquidated in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids, by an institution acceptable to the Trustee and the Servicer. Such institution shall either be (A) a nationally recognized investment bank,
(B) a nationally recognized commercial bank or (C) any other reputable institution whose regular business includes the sale of receivables and property similar to the Related Transferred Assets. The proceeds of any such sale, disposition or liquidation of the Receivables and the Related Transferred Assets will be treated as Collections on the Receivables and will be immediately deposited in the Master Collection Account. Notwithstanding the foregoing, the last payment of the principal of and interest on the Investor Certificates of any Series shall be due and payable no later than the Sale Date for the Series. If, from the earlier of clauses (i) and (ii) to the Sale Date for any Series, the Servicer determines that the Invested Amount for the Series on the applicable Sale Date (after giving effect to all changes therein on such date) will exceed zero, the Servicer shall solicit bids for the sale of interests in the Trust Assets in an amount equal to the sum of 110% of the Invested Amount for the Series on the Sale Date for the Series (after giving effect to all distributions required to be made on the Sale Date for the Series). ARC shall be entitled to participate in and to receive notice of each bid submitted in connection with the bidding process. Upon the expiration of the period, the Servicer shall determine (x) the Highest Bid and (y) the Available Final Distribution Amount for the Series. The Servicer shall sell the interests in the Trust Assets on the Sale Date for the applicable Series to the bidder with the Highest Bid and shall deposit the proceeds of such sale in the Master Collection Account for allocation (together with the Available Final Distribution Amount for such Series) to the Certificateholders of such Series.

         SECTION 12.02 Final Distribution. (a) The Servicer shall give the Trustee at least ten days' prior written notice of the date on which the Trust is expected to terminate in accordance with Section 12.01(a). The notice shall be accompanied by a certificate of an Authorized Officer of the Servicer setting forth the information specified in Section 3.06 covering the period during the then current calendar year through the date of the notice. Upon receiving the notification from the Servicer, the Trustee shall give the Fixed Principal Certificateholders, the Purchaser Agents or the Revolving Certificateholders (as applicable) written notice as soon as practicable after the Trustee's receipt of notice from the Servicer, which notice shall specify
(i) the Settlement Date upon which final payment with respect to the Fixed Principal Certificates or the Revolving Certificates, as the case may be, is expected to be made and (ii) the amount of any such final payment. The Trustee shall give the notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Fixed Principal Certificateholders and the Revolving Certificateholders. On the Settlement Date specified in the notice, the Trustee shall, based upon the Settlement Statement relating to the Settlement Date, cause to be distributed to the Fixed Principal Certificateholders, the holders of the Purchased Interests or the Revolving Certificateholders (as applicable) the amounts distributable to them on the Settlement Date pursuant to Article IV and Article V. Each Fixed Principal Certificateholder and Revolving Certificateholder shall present the Certificates owned by them to the Trustee and surrender the Certificates for cancellation at the address of the Trustee set forth in Section 13.06 not more than ten Business Days after the Settlement Date upon which final payment with respect to the Fixed Principal Certificates or the Revolving Certificates (as applicable) has been made.

         (b) Notwithstanding the termination of the Trust pursuant to Section 12.01(a), all funds then on deposit in the Master Collection Account shall continue to be held in trust for the benefit of the Certificateholders and the Purchasers and the Paying Agent or the Trustee shall pay such funds to the Fixed Principal Certificateholders, the Revolving Certificateholders and the Purchasers at the time set forth in
Section 12.01(a). In the event that any of the Certificateholders shall not have received final payment with respect to their Certificates within six months after the date specified in the above-mentioned written notice from the Trustee, the Trustee shall give a second written notice to the remaining Certificateholders concerning payment of the final distribution with respect thereto and surrender of their Certificates for cancellation. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Master Collection Account held for the benefit of such Certificateholders. The Trustee and the Paying Agent shall pay to ARC any monies held by them for the payment of principal of or interest on the Certificates that remains unclaimed for two years after the termination of the Trust pursuant to Section 12.01(a). After payment of the monies to ARC, Certificateholders entitled to the money must look to ARC for payment as general creditors unless an applicable abandoned property law designates another Person.

         SECTION 12.03 Rights Upon Termination of the Trust. Upon the termination of the Trust pursuant to Section 12.01 and the surrender of the ARC Revolving Certificate and the Residual Certificate by ARC to the Trustee, the Trustee shall transfer, assign, set over and otherwise convey to ARC (without recourse, representation or warranty), all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, the Related Transferred Assets and all of the other property previously conveyed to the Trust pursuant to Section 2.01(b), except for amounts held by the Trustee pursuant to Section 12.02(b) and except for the rights of RPA Indemnified Parties (other than ARC and its officers, directors, shareholders, controlling Persons, employees and agents) to indemnification and contribution under
Section 9.1 of the Purchase Agreement. The Trustee shall execute and deliver the instruments of transfer and assignment (including any document necessary to release the security interest in favor of the Trustee (for the benefit of the Certificateholders or the Purchasers) in such Receivables and Related Transferred Assets and to release any filing evidencing or perfecting such security interest), in each case without recourse, representation or warranty, that shall be reasonably requested by ARC to vest in ARC all right, title and interest that the Trust had in the Trust Assets.

         SECTION 12.04 Optional Repurchase of Investor Interests. Any Series Supplement may provide that on any Settlement Date occurring on or after the date that the Invested Amount of the related Series is reduced to 5% or less of the initial aggregate principal amount of the Investor Certificates of such Series, ARC shall have the option, upon the giving of ten days' prior written notice by ARC to the Servicer, the Trustee and the Applicable Rating Agencies, to repurchase the undivided interest of the Series in the Trust without any payment of a Prepayment Premium by depositing into the Principal Funding

Account, on such Settlement Date, an amount equal to the unpaid Invested Amount of the Series plus accrued and unpaid interest on the unpaid principal amount of the Series (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Settlement Date) through the day preceding the Settlement Date at the Certificate Rate applicable to such Series. Upon tender of all outstanding Certificates of the Series by the Certificateholders, the Trustee shall then distribute such amounts, together with all other amounts on deposit in the Defeasance Account and the Principal Funding Account with respect to that Series to the Certificateholders of the Series on the next Settlement Date in repayment of the principal amount and all accrued and unpaid interest owing to the Certificateholders. Following any such repurchase, the Certificateholders of the Series shall have no further rights with respect to the Receivables and the Trustee shall execute and deliver the instruments of transfer and assignment (including any document necessary to release the security interest in favor of the Trustee (for the benefit of the Certificateholders) in the Receivables and Related Transferred Assets and to release any filing evidencing or perfecting the security interest), in each case without recourse, representation or warranty, as shall be reasonably requested by ARC to vest in ARC all right, title and interest that the Trust had in the Trust Assets. In the event that ARC fails for any reason to deposit the aggregate purchase price for the Invested Amount of any Series, payments shall continue to be made to the Certificateholders of the Series in accordance with the terms of this Agreement.


                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS


         SECTION 13.01 Amendment, Waiver, Etc. (a) This Agreement and any Supplement may be amended from time to time by the Servicer, ARC and the Trustee by a written instrument signed by each of them, without the consent of any of the Certificateholders, the Purchasers or the Purchaser Agents; provided, however, that such action shall not adversely affect in any material respect the interests of any Certificateholder or Purchaser; and provided further, that any amendment of this Agreement to effect any modification of the Lockbox Account arrangements pursuant to Section 3.03(c)(ii)(y) shall not require the consent of any of the Certificateholders, the Purchasers or the Purchaser Agents. This Agreement and any Supplement may not be amended unless ARC shall have delivered the proposed amendment to each Purchaser Agent and the Applicable Rating Agencies at least ten Business Days (or such shorter period as shall be acceptable to each of them) prior to the execution and delivery thereof and the Rating Agency Condition has been satisfied with respect to such amendment. If the terms of the Intercreditor Agreement require the Seller Agent to consent in writing to any amendment, modification or amendment of this Agreement, such amendment, modification or waiver shall not be effective unless the Trustee shall have received a copy of such consent.

         (b) Any PI Agreement may be amended from time to time by the parties thereto but without the consent of the Investor Certificateholders; provided, however, that any amendment will not adversely affect in any material respect the interests of the Certificateholders, as evidenced by an Officer's Certificate of the Servicer.

         (c) The provisions of this Agreement, any Supplement and any PI Agreement may also be amended, modified or waived from time to time by the Servicer, ARC and the Trustee with the consent of: (i) in the case of this Agreement or any Supplement, (A) the Required Series Holders of each affected Series and (B) if any Purchased Interest shall or would be adversely affected, each Purchaser Agent, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Certificateholders or the Purchasers; provided, however, that no amendment shall (w) reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each affected Certificateholder, (x) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (y) reduce the aforesaid percentage required to consent to any amendment without the consent of each Investor Certificateholder or (z) adversely affect the rating of any Series or Class by any Applicable Rating Agency without the consent of the Holders of Investor Certificates of the Series or Class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Investor Certificates of the Series or Class or (ii) in the case of any PI Agreement, (A) each Purchaser Agent and the other parties thereto and (B) the Required Series Holders of each adversely affected Series.

         ARC or the Trustee shall establish a record date for determining which Certificateholders may give such waivers and consents. No waiver of any Liquidation Event or other default hereunder given at any time shall apply to any other prior or subsequent Liquidation Event or default.

         (d) Promptly after the execution of any amendment, consent or waiver described in subsection (b) or (c), the Trustee shall furnish written notification of the substance of the amendment or consent to each Investor Certificateholder, and the Servicer shall furnish written notification of the substance of the amendment or consent to the Rating Agency and each Enhancement Provider.

         (e) It shall not be necessary for any waiver or consent given by the Certificateholders under this section to approve the particular form of any proposed amendment, but it shall be sufficient if the consent shall approve the substance thereof. The manner of obtaining such waivers and consents and of evidencing the authorization of the execution thereof by the Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         (f) Notwithstanding anything in this section to the contrary, no amendment may be made to this Agreement, any Supplement or any PI Agreement that would adversely affect in any material respect the interests of any Enhancement Provider without the consent of the Enhancement Provider.

         (g) Any Supplement or PI Agreement executed in accordance with the provisions of Section 6.10 shall not be considered an amendment to this Agreement for the purposes of this section.

         (h) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of the amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery have been satisfied. The Trustee may, but shall not be obligated to, enter into any amendment that affects the Trustee's own rights, duties or immunities under this Agreement.

         SECTION 13.02 Actions by Certificateholders and Purchasers. (a) By its acceptance of Certificates pursuant to this Agreement and the applicable Supplement, each Certificateholder (other than ARC and any AmeriSource Person) acknowledges and agrees that, wherever in this Agreement a provision states that an action may be taken or a notice, demand or instruction given by any Series of Investor Certificateholders, any Class of Investor Certificateholders or the Investor Certificateholders, the action, notice or instruction may be taken or given by any Holder of an Investor Certificate of the Series or Class or by any Investor Certificateholder, respectively, unless the provision requires a specific percentage of the Series or Class of Investor Certificateholders or of all Investor Certificateholders.

         (b) By its acceptance of Certificates pursuant to this Agreement and the applicable Supplement, each Certificateholder (other than ARC and any AmeriSource Person) acknowledges and agrees that any request, demand, authorization, direction, notice, consent, waiver or other act by the Holder of a Certificate shall bind the Holder and every subsequent Holder of the Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of the action is made upon such Certificate.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement, any Supplement or any PI Agreement to be given or taken by Certificateholders or any Purchaser Agent may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Certificateholders or any Purchaser Agent in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, the action shall become effective when the instrument or instruments are delivered to the Trustee and, when required, to the Seller or the Servicer.

Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement, any Supplement or any PI Agreement and conclusive in favor of the Trustee, the Seller and the Servicer, if made in the manner provided in this section.

         (d) The fact and date of the execution by any Certificateholder or any Purchaser Agent of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

         SECTION 13.03  Limitation on Rights of Certificateholders.   (a)  The
death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall the death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) No Certificateholder shall have any right to vote (except as expressly provided otherwise in this Agreement) or in any manner otherwise to control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless the Certificateholder previously shall have given to the Trustee, and unless the Required Investors shall have made, written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue of, or by availing itself or themselves of, any provisions of this Agreement to affect, disturb or prejudice the rights of any other Investor Certificateholder or any Holder of any other Series of Investor Certificates, or to obtain or seek to obtain priority over or preference to any such other Investor Certificateholder or any such Holder of any other Series of Investor Certificates, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of, in the case of actions affecting the Investor Certificateholders as a class, all Investor Certificateholders or, in the case of actions affecting the Holders of any Series of Fixed Principal Certificates or

Investor Revolving Certificates, the Holders of Fixed Principal Certificates or Investor Revolving Certificates (as the case may be) of such Series, as applicable. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         (d) By their acceptance of Certificates pursuant to this Agreement and the applicable Supplement, the Certificateholders (other than ARC and any AmeriSource Person) agree to the provisions of this section.

         SECTION 13.04 Limitation on Rights of Purchasers. (a) Except as expressly provided in this Agreement or a PI Agreement, neither any Purchaser nor any Purchaser Agent shall have any right to vote, or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto.

         (b) The Purchasers and any Purchaser Agent shall not have the right to institute any suit, action or proceeding in equity or at law against the Servicer or ARC for the enforcement of this Agreement, the Purchase Agreement or any PI Agreement, except to the extent that such PI Agreement creates independent and non-duplicative rights against ARC or the Servicer, unless any Purchaser Agent previously shall have (i) made a request in writing to the Trustee to institute such action, suit or proceeding and (ii) offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred by it in compliance with such request, and the Trustee, shall either have refused to institute any such suit, action or proceeding or, for 15 days after the request and offer of security or indemnity, shall have neglected to institute any such action, suit or proceeding.

         (c) It is understood and intended, and upon the purchase of each Purchased Interest the related Purchaser Agent and the related Purchaser shall be deemed to have expressly covenanted and agreed with every other Purchaser and Investor Certificateholder and the Trustee, that neither such Purchaser Agent nor any Purchaser shall have any right hereunder or under a PI Agreement
(i) to surrender, waiver, impair, disturb or prejudice the rights of the holders of any other of the Purchased Interests or the Investor Certificates,
(ii) to obtain or seek to obtain priority over or preference to any other such Purchaser or Investor Certificateholder or (iii) to enforce any right under this Agreement or any PI Agreement against the Servicer or ARC, except in the manner herein provided and for the equal, ratable and common benefit of all Purchasers and Investors Certificateholders and except as otherwise expressly provided in this Agreement or any PI Agreement. For the protection and enforcement of the provisions of this section, each and every Purchaser and Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 13.05 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, AND THE

OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 13.06 Notices. All demands, notices, instructions and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, four Business Days after mailing if mailed by registered mail, return receipt requested, or sent by facsimile transmission
(a) in the case of ARC, to its address set forth below its signature hereto,
(b) in the case of AmeriSource, to its address set forth below its signature hereto, and (c) in the case of the Trustee, the Paying Agent or the Transfer Agent and Registrar, to the address of the Trustee set forth on the signature pages hereof; or, as to each party, at such other address or facsimile number as shall be designated by it in a written notice to each other party given in accordance with this section. Except to the extent expressly provided otherwise in an applicable Supplement, any notice required or permitted to be mailed to a Certificateholder shall be sent by first-class mail, postage prepaid, to the address of the Certificateholder as shown in the Certificate Register. Except to the extent expressly provided otherwise in an applicable Supplement, any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given on the fourth Business Day after the notice is so mailed, whether or not the Certificateholder receives the notice. The Servicer shall deliver or make available to the Applicable Rating Agencies each certificate and report required to be prepared, forwarded or delivered pursuant to Section 3.05 (excluding the Daily Reports) or 3.06 and a copy of any amendment, consent or waiver to this Agreement, at the address of the Rating Agency set forth above or at the other address as shall be designated by the Rating Agency in a written notice to the Servicer.

         SECTION 13.07 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any of the other Transaction Documents shall for any reason whatsoever be held invalid, then the unenforceable covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement or the other Transaction Documents (as applicable) and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the Certificates, the Purchased Interests or any of the other Transaction Documents or the rights of the Certificateholders or the Purchasers.

         SECTION 13.08 Certificates Nonassessable and Fully Paid. Except to the extent otherwise expressly provided in Section 7.03 with respect to ARC, it is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by the Trustee pursuant to Section
6.02 are and shall be deemed fully paid.

         SECTION 13.09 Further Assurances. ARC and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC or other applicable law of any applicable jurisdiction.

         SECTION 13.10 Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, each of the Trustee, the Servicer, ARC, the Paying Agent, the Authenticating Agent and the Transfer Agent and Registrar (and each Investor Certificateholder or Purchaser by its acceptance of a Certificate or Purchased Interest) agrees that it shall not, with respect to the Trust or ARC, institute or join any other Person in instituting any proceeding of the type referred to in the definition of "Event of Bankruptcy" so long as any Certificates issued by the Trust shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Certificates shall have been outstanding. The foregoing shall not limit the right of the Servicer, ARC, the Paying Agent, the Authenticating Agent and the Transfer Agent and Registrar to file any claim in or otherwise take any action with respect to any such insolvency proceeding that was instituted against ARC or the Trust by any Person other than the Servicer, ARC, the Paying Agent, the Authenticating Agent or the Transfer Agent and Registrar. In addition, each of the Servicer, the Paying Agent, the Authenticating Agent, the Transfer Agent and Registrar and (as to the Trust) ARC agree that all amounts owed to them by the Trust or ARC shall be payable solely from amounts that become available for such payment pursuant to this Agreement and the Receivables Purchase Agreement, and no such amounts shall constitute a claim against the Trust or ARC to the extent that they are in excess of the amounts available for their payment.

         SECTION 13.11 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, the Investor Certificateholders, the Purchasers or the Holders of any Series of Investor Certificates, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and are not exhaustive of any rights, remedies, powers and privileges provided by law.

         SECTION 13.12 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         SECTION 13.13 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Certificateholders, the Purchasers and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, nothing contained in this Agreement shall confer any rights upon any Person that is not a party to, or a permitted assignee of a party to, this Agreement.

         SECTION 13.14 Integration. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

         SECTION 13.15 Binding Effect; Assignability; Survival of Provisions. This Agreement shall be binding upon and inure to the benefit of ARC, the Servicer and the Trustee and their respective successors and permitted assigns; provided, that ARC shall not delegate any of its obligations hereunder. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the termination of the Trust pursuant to Section 12.01. The rights and remedies with respect to (a) any breach of any representation and warranty made by ARC in Section 2.03 or Section 7.01, (b) any breach of any representation and warranty made by the Servicer in Section 8.01 and (c) the indemnification and payment provisions in Sections 3.09, 7.03, 8.04, 11.05 and 12.02(b) shall be continuing and shall survive any termination of this Agreement.

         SECTION 13.16 Recourse to ARC. Except to the extent expressly provided otherwise in the Transaction Documents, the obligations of ARC under the Transaction Documents to which it is a party are solely the obligations of ARC, and no recourse shall be had for payment of any fee payable by or other obligation of or claim against ARC that arises out of any Transaction Document to which ARC is a party against any director, officer or employee of ARC. Payments to be made by ARC pursuant to this Agreement shall be paid to the extent that funds are available to make the payments after all amounts to be paid to the Certificateholders and the Purchasers pursuant to Section 4.03(g) or 4.03(h) (as applicable) shall have been paid, and there shall be no recourse to ARC for all or any part of any amounts payable pursuant to this Agreement if the funds are at any time insufficient to make all or part of any such payments. The provisions of this section shall survive the termination of this Agreement.

         SECTION 13.17 Recourse to Trust Assets. The Certificates do not represent an obligation of, or an interest in, ARC, the Seller, the Servicer, the Trustee or any Affiliate of any of them. Except as expressly provided otherwise in this Agreement, the Certificates and Purchased Interests are limited in right of payment to the Trust Assets.

         SECTION 13.18 Submission to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF

MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS, AND HEREBY (A) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE STATE OR FEDERAL COURT, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF THE ACTION OR PROCEEDING, AND (C) IN THE CASE OF ARC, IRREVOCABLY APPOINTS THE PROCESS AGENT AS ITS AGENT TO RECEIVE ON BEHALF OF IT AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS THAT MAY BE SERVED IN ANY ACTION OR PROCEEDING. THE SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF THE PROCESS TO ARC IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ADDRESS, AND ARC HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT THE SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH OF ARC AND THE SERVICER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES OF THE PROCESS TO ARC OR THE SERVICER (AS APPLICABLE) AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OR ALL OF THE OTHER PARTIES HERETO OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 13.19 Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THE TRANSACTION DOCUMENTS, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF ANY OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THE TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 13.20 Certain Partial Releases. (a) In the event that the Seller exercises its rights under Section 1.7 of the Purchase Agreement to terminate the sale of any or all of the categories of Receivables described in subsections (a) through (c) of that Section, the Trustee shall, upon the request (and at the expense) of the Seller, execute and deliver to the

Seller such statements of partial release relating to the UCC-1 financing statements filed pursuant to the Purchase Agreement as shall be prepared by the Seller and provided to the Trustee to evidence the termination, provided, however, that the Trustee shall have received an Officer's Certificate of the Servicer to the effect that all conditions to the termination specified in such
Section 1.7 have been satisfied (and shall not have received notice from any Investor Certificateholder or Purchaser Agent to the contrary).

         (b) In the event that any Seller is discontinued as a Seller pursuant to Section 1.8 of the Purchase Agreement, the Trustee shall, upon the request (and at the expense) of AmeriSource, execute and deliver to AmeriSource such statements of partial release and/or amendment relating to the UCC-1 financing statements filed against such Seller pursuant to the Purchase Agreement as shall be prepared by AmeriSource and provided to the Trustee to evidence such termination; provided, however, that the Trustee shall have received (i) an Officer's Certificate of the Servicer to the effect that all conditions to such termination specified in such Section 1.8 have been satisfied (and shall not have received notice from any Investor Certificateholder or Purchaser Agent to the contrary) and (ii) an Opinion of Counsel to the effect that the filing of such statements of partial release and/or amendment will not impair the validity, perfection or priority of ARC's or the Trust's rights in and to (A) any Receivables or Related Assets conveyed prior to the effective date of such termination or (B) any Receivables or Related Assets generated by AmeriSource on or after the effective date of such termination. In addition, after a termination that complies with the requirements set out in the preceding sentence, the Trustee shall, upon the request (and at the expense) of AmeriSource, execute and deliver to AmeriSource the termination statements relating to the UCC-1 financing statements filed against the Seller pursuant to the Purchase Agreement as shall be prepared by AmeriSource and provided to the Trustee to evidence the termination; provided, however, that the Trustee shall have received an Officer's Certificate of the Servicer to the effect that the Trust no longer holds any Receivables generated by the terminated Seller.

         SECTION 13.21 Confidentiality. The Trustee and the Servicer (if other than AmeriSource) acknowledge that all information concerning the Seller, ARC, any AmeriSource Person, the Receivables and the Related Transferred Assets (collectively the "Confidential Information") that has been, is being and will be delivered or made available by the Seller and ARC to the Trustee and the Servicer is highly confidential; provided, that the term "Confidential Information" shall not include any of the foregoing information that is or becomes generally available to the public or is or becomes available to the Trustee or the Servicer (as applicable) on a nonconfidential basis or was or becomes known to the Trustee or the Servicer (as applicable) on a nonconfidential basis without violation of the section.

         Each of the Trustee and the Servicer (if other than AmeriSource) hereby agrees to use their respective best efforts to hold in confidence all Confidential Information; provided, that nothing herein shall prevent the Trustee and the Servicer from delivering copies of any financial statements and other documents whether or not constituting Confidential Information, and disclosing other information, whether or not Confidential Information, to:

         (a) the respective directors, officers, employees, agents and professional consultants (each of which being a "Representative") of the Trustee and the Servicer who, in the case of each Representative, shall be subject to confidentiality arrangements at least substantially comparable hereto; provided, that Confidential Information shall be disclosed to or used by a Representative only for purposes of evaluating the transactions contemplated by the Transaction Documents and making any necessary business determinations with respect thereto or for any of the purposes set forth in the paragraph below clause (b), or

         (b) any federal or state regulatory authority having jurisdiction over the Trustee or the Servicer.

         Each of the Trustee and the Servicer (if other than AmeriSource) recognizes the competitive value and confidential nature of the Confidential Information and the irreparable damage that could result to the Seller, ARC or the other AmeriSource Persons if any Confidential Information is disclosed to any third party in violation of the requirements of this section. Each of the Trustee and the Servicer (if other than AmeriSource) recognizes that money damages would not be a sufficient remedy for any breach of the requirements of this section, and each of the foregoing severally agrees that the Seller, ARC and any other AmeriSource Person shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach or potential breach of the requirements of this section, in addition to all other remedies available to the Seller, ARC and the other AmeriSource Persons at law or in equity. None of the requirements of this section may be waived or amended except by prior written consent of the Seller, ARC or the other AmeriSource Person, as applicable, who provided the information to the Person who wishes to disclose it, which written consent shall expressly refer to the requirements of this section.

                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, ARC, the Servicer and the Trustee have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  AMERISOURCE RECEIVABLES CORPORATION,
                                    as the Transferor

                                  By: /s/ Kurt J. Hilzinger
                                      -----------------------------------------
                                   Title: Vice President
                                          -------------------------------------

                                  Address:         P.O. Box 1735
                                                   Southeastern, Pennsylvania
                                                   19399- 1735

                                  Attention:       Kurt Hilzinger
                                  Telephone:       (610) 296-4480
                                  Facsimile:       (610) 993-9085


                                  AMERISOURCE CORPORATION,
                                    as initial Servicer

                                  By:  /s/ Kurt J. Hilzinger
                                       ----------------------------------------
                                   Title: Vice President, Finance and Treasurer
                                          -------------------------------------

                                  Address:         300 Chester Field Parkway
                                                   Malvern, Pennsylvania 19355

                                  Attention:       Vice President Finance and
                                                   Treasurer
                                  Telephone:       (610) 296-4480
                                  Facsimile:       (610) 993-9085


                                  MANUFACTURERS AND TRADERS TRUST COMPANY,
                                    as the Trustee

                                  By:  /s/ Stuart McFadden
                                       ----------------------------------------
                                   Title: Trust Officer
                                          -------------------------------------

                                  Address:         One M&T Plaza
                                                   Buffalo, New York 14203

                                  Attention:       Russell Whitley
                                  Telephone:       (716) 842-5602
                                  Facsimile:       (716) 842-4474

STATE OF                  )
         ----------
                          )  SS.
COUNTY OF                 )
          ---------


         On the __ day of December, 1994 before me personally came __________________, who, being by me duly sworn, did depose and say that he resides at ___________________; that he is the ____________ of AmeriSource Receivables Corporation, a Delaware corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

         Given under my hand and notarial seal, this __ day of December, 1994.

                                         -----------------------------
                                               Notary Public


                                         Type or
                                         Print Name:
                                                     -----------------

My commission expires:

- ---------------------

STATE OF                  )
         ----------
                          )  SS.
COUNTY OF                 )
          ---------


         On the __ day of December, 1994 before me personally came __________________, who, being by me duly sworn, did depose and say that he resides at ___________________; that he is the ____________ of AmeriSource Corporation, a Delaware corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

         Given under my hand and notarial seal, this __ day of December, 1994.


                                         -----------------------------
                                                  Notary Public


                                         Type or
                                         Print Name:
                                                     -----------------

My commission expires:

- ---------------------

STATE OF                  )
         ----------
                          )  SS.
COUNTY OF                 )
          ---------

         On the __ day of December, 1994 before me personally came __________________, who, being by me duly sworn, did depose and say that he resides at ___________________; that he is the ____________ of Manufacturers and Traders Trust Company, a New York banking corporation, the corporation described in and that executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of the corporation.

         Given under my hand and notarial seal, this __ day of December, 1994.


                                         -----------------------------
                                                  Notary Public


                                         Type or
                                         Print Name:
                                                     -----------------

My commission expires:

- ---------------------

                                                                       EXHIBIT A
                                                            to Pooling Agreement

                                    FORM OF
                        LOCKBOX ACCOUNT LETTER AGREEMENT

                                                                        , 1994
                                                              ------- --


[NAME OF LOCKBOX BANK]
[ADDRESS OF LOCKBOX BANK]

Ladies and Gentlemen:

         By this letter agreement, (a) AmeriSource Corporation ("AmeriSource") irrevocably transfers exclusive ownership and control of its lockbox[es] numbered ___________ ([each, a] [the] "Lockbox"[and collectively referred to herein as the "Lockboxes"]) and the corresponding demand deposit account[s] numbered __________ ([each, a] [the] "Lockbox Account" [and collectively referred to herein as the "Lockbox Accounts"]) maintained with you to AmeriSource Receivables Corporation ("ARC"), and (b) ARC irrevocably transfers all of its rights and title to and interest in the Lockbox[es] and the Lockbox Account[s] acquired hereby to Manufacturers and Traders Trust Company, as trustee (the "Trustee") for the benefit of certain holders of certificates issued by the Trustee under a Pooling and Servicing Agreement, dated as of December 13, 1994 (the "Pooling Agreement"), among ARC, AmeriSource, as initial Servicer, and the Trustee (collectively, the "Certificateholders") and of ARC (to the extent of ARC's residual interest in the Transferred Assets (as defined in the Pooling Agreement). AmeriSource acknowledges and agrees that ARC is transferring to the Trustee the rights, titles and interests transferred by AmeriSource to ARC as provided above, and each of AmeriSource and ARC agrees to cooperate fully with the Trustee and its agents and representatives (including, without limitation, the Servicer referred to hereinafter) in the exercise of such rights. The transfers described in this paragraph are effective on and as of the date of this letter agreement.

         By executing this letter agreement, you acknowledge the existence of the Trustee's right to dominion and control over the Lockbox[es] and the Lockbox Account[s] and its ownership of and security interest in the Lockbox[es], all moneys and instruments delivered to the Lockbox[es], the Lockbox Account[s] and the amounts from time to time on deposit therein, and agree that, from and after the date hereof, you shall maintain the Lockbox[es] and the Lockbox Account[s] and shall hold all such moneys and instruments and such amounts for the benefit and subject to the interests of the Trustee (for the benefit of itself, the Certificateholders and ARC (to the extent described above)). You also acknowledge that your execution of this letter agreement is a condition precedent to continued maintenance of the Lockbox Account[s] with you. The Lockbox Account[s] [is] [are] to be maintained in the name of "Manufacturers and Traders Trust Company, as Trustee."

         AmeriSource and ARC hereby irrevocably instruct you, and the Trustee, by its acknowledgement hereof, hereby instructs you, at all times from and after the date hereof until your receipt of contrary and/or terminating instructions from the Trustee:

                 (a) to collect mail from the Lockbox[es] on each of your business days at times that correspond with the delivery of mail thereto,

                 (b) to follow your usual operating procedures for the handling of any remittance received in the Lockbox[es] or the Lockbox Account[s] that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures or incorrect payees,

                 (c) to endorse and process all checks and other remittance items received in the Lockbox Account[s] or the Lockbox[es] (including any checks and other remittance items covered by clause (b) above that are eligible for endorsement and processing) and deposit such checks and remittance items in the Lockbox Account[s],

                 (d) to maintain a record of all checks and other remittance items received in the Lockbox[es] and the Lockbox Account[s] and to provide the Servicer (acting on behalf of the Trustee) and, upon request, the Trustee, with photostatic copies, vouchers, enclosures, etc. of such checks and remittance items on a daily basis, and

                 (e) to remit, on a daily basis, in immediately available funds, all available amounts deposited in the Lockbox Account[s] to the following account (the "Concentration Account") or such other account as the Trustee or the Servicer may specify:

                                  Corestates Bank
                                  1339 Chestnut Street
                                  Philadelphia, Pennsylvania 19107
                                  ABA # 031000011

                                  For credit to the
                                  Manufacturers and Traders Trust Company, as
                                   Trustee
                                  Account No. 01019301

         No such transfer of funds shall either reflect the rounding off of any funds so transferred or constitute a partial remittance except for (i) amounts applied to fees and expenses under the terms of this letter agreement, and (ii) amounts deducted for returned checks that were previously deposited in [a] [the] Lockbox Account and with respect to which funds were previously transferred to the Concentration Account.

         All transfers referred to in paragraph (e) above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off (except as expressly permitted otherwise by this letter agreement) and shall be final, and you agree that you will not seek to recover any amount from the Trustee, ARC, or the Servicer for any reason once any payment or transfer has been made.

         The Trustee's instructions with respect to the Lockbox[es] and the Lockbox Account[s] may be given through a Servicer that the Trustee may appoint from time to time and will notify you thereof in writing, and you agree to follow the instructions of such Servicer with the same effect as if such instructions were given by the Trustee directly (subject to any limitations on such appointment imposed by the Trustee that are communicated in writing to you) until such time as the Trustee notifies you of the revocation of the Servicer's authority to act for the Trustee. The initial servicer will be AmeriSource. The Trustee and the Servicer shall each provide to you a list of their respective employees authorized to issue instructions and give notices with respect to the Lockbox[es] and the Lockbox Account[s], which lists may be revised from time to time, and you shall be entitled to rely on (and to assume) the authority of any employee of the Trustee or the Servicer identified on such lists, and are hereby authorized to act on any notice given on behalf of the Trustee or the Servicer by any such employee, subject to any limitations on the appointment of the Servicer and the revocation of the Servicer's authority as provided above.

         AmeriSource and ARC also hereby irrevocably notify you that, at all times from and after the date hereof until your receipt of contrary and/or terminating instructions from the Trustee, the Trustee shall be entitled (subject to your rights set forth herein) to exercise in the place and stead of AmeriSource and ARC (or either of them) any and all rights in respect of or in connection with the Lockbox[es], this letter agreement and the Lockbox Account[s], including, without limitation (i) the right to specify that payments are to be made out of or in connection with the Lockbox Account[s] to different accounts or at different times than those specified in clauses (c) and (e) above (subject to your customary and then-current procedures for lockbox processing) and (ii) the right to require preparation of duplicate monthly bank statements on the Lockbox Account[s] for mailing directly to an address specified by the Trustee.

         By executing this letter agreement you acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other person asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the items collected from the Lockbox[es], the Lockbox Account[s] or any funds from time to time therein or in transit thereto, and agree to immediately inform the Trustee in writing of any such action in the future.

         By executing this letter agreement, you irrevocably waive and agree not to assert, any right to setoff against, or otherwise deduct from, any items collected from the Lockbox[es], the Lockbox Account[s] or any funds from time to time therein or in transit thereto;

provided, however, that you may (i) debit [a] [the] Lockbox Account for any items deposited in [such] [the] Lockbox Account that are returned or otherwise not collected in accordance with your customary practices for the chargeback of returned items and (ii) apply funds in the Lockbox Account[s] for reimbursement of any fees and expenses incurred by you in connection with this letter agreement, to the extent that such fees and expenses are not paid or reimbursed by AmeriSource.

         AmeriSource shall pay, or reimburse you for, customary and reasonable fees and expenses incurred by you in the maintenance and operation of the Lockbox Account[s] in accordance with this letter agreement. The Trustee will have no liability to you or the Servicer for any costs, fees or charges under your usual and customary procedures or this letter agreement.

         You also agree that, notwithstanding anything to the contrary herein:
(i) you shall promptly notify all relevant postmasters that the Trustee is authorized to have access to the Lockbox[es]; and (ii) you shall promptly notify the Trustee of your failure to receive timely payment of any fee under this letter agreement.

         You may terminate this letter agreement by cancelling the Lockbox Account[s] and Lockbox[es], which cancellation and termination shall become effective only upon sixty days' prior written notice thereof from you to the Trustee. Upon the termination of this letter agreement, you will close the Lockbox Account[s] and transfer any monies remaining therein to the Master Collection Account. You agree that you shall forward all incoming mail addressed to [any of] the Lockbox[es] or [the] Lockbox Account[s] and all wire transfers and deposits to [any of] the Lockbox Account[s] that you receive after such cancellation in the form received to another lockbox or to another lockbox account or the Concentration Account or to such other address or account as the Trustee (or the Servicer on behalf of the Trustee) shall specify, promptly after you discover that you have received any such mail or transfers. This letter agreement may also be terminated upon written notice to you by the Trustee. Except as expressly set forth in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Trustee.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended person at the address or facsimile number of such person set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such person in a written notice to the other parties hereto given in accordance with the requirements of this paragraph. All notices and other communications hereunder shall also be provided to the Trustee and shall be addressed as follows until you receive written notice from the Trustee to the contrary:

                          Manufacturers and Traders Trust Company
                          One M&T Plaza
                          Buffalo, New York 14203

                          Attention:  Russell Whitley
                          Telephone:  (716) 842-5602
                          Facsimile:  (716) 842-4474.

         All notices and communications provided for hereunder shall be effective, (i) if personally delivered, when received, (ii) if sent by certified mail, four business days after having been deposited in the mail, postage prepaid and properly addressed, (iii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means and (iv) if sent by overnight courier, two business days after having been given to such courier unless sooner received by the addressee.

         This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of AmeriSource, ARC, and the Trustee and their respective successors, transferees and assigns; provided, however, that you may not assign your rights and duties under this letter agreement without the prior written consent of the Trustee.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, not including the choice of law rules thereof.

         Please acknowledge your agreement to the terms set forth in this letter agreement by signing [four (4) copies] of this letter agreement in the space provided below and returning such copies to us at the address indicated below for AmeriSource.

                                           Very truly yours,

                                           AmeriSource Corporation

                                           By:
                                                -------------------------------
                                             Title:
                                                    ---------------------------

                                           Address:  300 Chester Field Parkway
                                                       Malvern, Pennsylvania
                                                       19355

                                           Attention: Kurt Hilzinger
                                           Telephone: (610) 296-4480
                                           Facsimile: (610) 993-9085

                                   AmeriSource Receivables Corporation

                                    By:
                                         -------------------------------
                                      Title:
                                             ---------------------------

                                    Address:         P.O. Box 1735
                                                     Southeastern,
                                                     Pennsylvania
                                                     19399-1735

                                    Attention:       Kurt Hilzinger
                                    Telephone:       (610) 296-4480
                                    Facsimile:       (610) 993-9085

TO:      AmeriSource Corporation
         AmeriSource Receivables Corporation
         Manufacturers and Traders Trust Company, as Trustee

         The undersigned hereby acknowledges and agrees to the foregoing letter agreement as of this ___ day of _______, 1994.

                                           [NAME OF LOCKBOX BANK]


                                           By:
                                                -------------------------------
                                           Title:
                                                  -----------------------------

                                           Address:
                                                            -------------------

                                                            -------------------

                                           Telephone:
                                                            -------------------
                                           Facsimile:
                                                            -------------------

TO:      [NAME OF LOCKBOX BANK]
         [ADDRESS OF LOCKBOX BANK]

         The undersigned hereby acknowledges and agrees to the foregoing letter agreement dated as of the ___ day of ________, 1994:

                                  MANUFACTURERS AND TRADERS TRUST COMPANY,
                                    as Trustee


                                  By:
                                       --------------------------------------
                                  Title:
                                         ------------------------------------

                                                                       EXHIBIT B
                                                            to Pooling Agreement

                                    FORM OF
                     CONCENTRATION ACCOUNT LETTER AGREEMENT

                                                           November   , 1994
                                                                    --


Corestates Bank
1339 Chestnut Street
Philadelphia, Pennsylvania 19107

Ladies and Gentlemen:

         By this letter agreement, (a) AmeriSource Corporation ("AmeriSource") irrevocably transfers exclusive ownership and control of its demand deposit account numbered 01019301 (the "Concentration Account") maintained with you to AmeriSource Receivables Corporation ("ARC"), and (b) ARC irrevocably transfers all of its rights and title to and interest in the Concentration Account acquired hereby to Manufacturers and Traders Trust Company, as trustee (the "Trustee") for the benefit of certain holders of certificates issued by the Trustee under a Pooling and Servicing Agreement, dated as of December 13, 1994 (the "Pooling Agreement"), among ARC, AmeriSource, as initial Servicer, and the Trustee (collectively, the "Certificateholders") and of ARC (to the extent of ARC's residual interest in the Transferred Assets (as defined in the Pooling Agreement). AmeriSource acknowledges and agrees that ARC is transferring to the Trustee the rights, titles and interests transferred by AmeriSource to ARC as provided above, and each of AmeriSource and ARC agrees to cooperate as provided in the Pooling Agreement with the Trustee and its agents and representatives (including, without limitation, the Servicer referred to hereinafter) in the exercise of such rights. The transfers described in this paragraph are effective on and as of the date of this letter agreement.

         By executing this letter agreement, you acknowledge the existence of the Trustee's right to dominion and control over the Concentration Account and its ownership of and security interest in the Concentration Account, all moneys and instruments delivered to the Concentration Account and the amounts from time to time on deposit therein, and agree that, from and after the date hereof, you shall maintain the Concentration Account and shall hold all such moneys and instruments and such amounts for the benefit and subject to the interests of the Trustee (for the benefit of itself, the Certificateholders and ARC (to the extent described above)). You also acknowledge that your execution of this letter agreement is a condition precedent to continued maintenance of the

Concentration Account with you. The Concentration Account is to be maintained in the name of "Manufacturers and Traders Trust Company, as Trustee."

         AmeriSource and ARC hereby irrevocably instruct you, and the Trustee, by its acknowledgement hereof, hereby instructs you, at all times from and after the date hereof until your receipt of contrary and/or terminating instructions from the Trustee:

                 (a) to follow your usual operating procedures for the handling of any remittance received in the Concentration Account that contains restrictive endorsements, restrictive or conditional notations (i.e., "paid in full" or "final payment"), irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures or incorrect payees,

                 (b) to endorse and process all checks and other remittance items received in the Concentration Account (including any checks and other remittance items covered by clause (a) above that are eligible for endorsement and processing),

                 (c) to maintain a record of all checks and other remittance items received in the Concentration Account and to provide the Servicer (acting on behalf of the Trustee) and, upon request, the Trustee, with photostatic copies, vouchers, enclosures, etc. of such checks and remittance items on a daily basis, and

                 (d) to remit, on a daily basis, in immediately available funds, all available and collected amounts deposited in the Concentration Account to the following account (the "Master Collection Account") or such other account as the Trustee or the Servicer may specify:

                                  Manufacturers and Traders Trust Company
                                  One M&T Plaza
                                  Buffalo, New York 14203
                                  ABA # 022000046

                                  For credit to the
                                  MANUFACTURERS AND TRADERS TRUST COMPANY,
                                     AS TRUSTEE
                                  Account No. 185481728

         No such transfer of funds shall either reflect the rounding off of any funds so transferred or constitute a partial remittance except for (i) amounts applied to fees and expenses under the terms of this letter agreement, and (ii) amounts deducted for returned checks that were previously deposited in the Concentration Account and with respect to which funds were previously transferred to the Master Collection Account.

         All transfers referred to in paragraph (d) above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off (except as expressly permitted otherwise by this letter agreement) and shall be final, and you agree that you will not seek to recover any amount from the Trustee, ARC or the Servicer for any reason once any payment or transfer has been made.

         The Trustee's instructions with respect to the Concentration Account may be given through a Servicer that the Trustee may appoint from time to time and will notify you thereof in writing, and you agree to follow the instructions of such Servicer with the same effect as if such instructions were given by the Trustee directly (subject to any limitations on such appointment imposed by the Trustee that are communicated in writing to you) until such time as the Trustee notifies you of the revocation of the Servicer's authority to act for the Trustee. The initial servicer will be AmeriSource. The Trustee and the Servicer shall each provide to you a list of their respective employees authorized to issue instructions and give notices with respect to the Concentration Account, which lists may be revised from time to time, and you shall be entitled to rely on (and to assume) the authority of any employee of the Trustee or the Servicer identified on such lists, and are hereby authorized to act on any notice given on behalf of the Trustee or the Servicer by any such employee, subject to any limitations on the appointment of the Servicer and the revocation of the Servicer's authority as provided above.

         AmeriSource and ARC also hereby irrevocably notify you that, at all times from and after the date hereof until your receipt of contrary and/or terminating instructions from the Trustee, the Trustee shall be entitled (subject to your rights set forth herein) to exercise in the place and stead of AmeriSource and ARC (or either of them) any and all rights in respect of or in connection with this letter agreement and the Concentration Account, including, without limitation (i) the right to specify that payments are to be made out of or in connection with the Concentration Account to different accounts or at different times than those specified in clauses (b) and (d) above (subject to your customary and then-current procedures for account processing) and (ii) the right to require preparation of duplicate monthly bank statements on the Concentration Account for mailing directly to an address specified by the Trustee.

         By executing this letter agreement you acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other person asserting, claiming or exercising any right of set-off, banker's lien or other purported form of claim with respect to the items collected from the Concentration Account or any funds from time to time therein or in transit thereto, and agree to immediately inform the Trustee in writing of any such action in the future.

         By executing this letter agreement, you irrevocably waive and agree not to assert any right to setoff against, or otherwise deduct from, any items collected from the Concentration Account or any funds from time to time therein or in transit thereto; provided, however, that you may (i) debit the Concentration Account for any items deposited in the Concentration

Account that are returned or otherwise not collected in accordance with your customary practices for the chargeback of returned items and (ii) apply funds in the Concentration Account for reimbursement of any fees and expenses incurred by you in connection with this letter agreement, to the extent that such fees and expenses are not paid or reimbursed by AmeriSource.

         AmeriSource shall pay, or reimburse you for, customary and reasonable fees and expenses incurred by you in the maintenance and operation of the Concentration Account in accordance with this letter agreement. The Trustee will have no liability to you or the Servicer for any costs, fees or charges under your usual and customary procedures or this letter agreement.

         You also agree that, notwithstanding anything to the contrary herein, you shall promptly notify the Trustee of your failure to receive timely payment of any fee under this letter agreement.

         You may terminate this letter agreement by cancelling the Concentration Account, which cancellation and termination shall become effective only upon sixty days' prior written notice thereof from you to the Trustee. Upon the termination of this letter agreement, you will close the Concentration Account and transfer any monies remaining therein to the Master Collection Account. You agree that you shall forward all wire transfers and deposits to the Concentration Account that you receive after such cancellation in the form received to the Master Collection Account or to such other address or account as the Trustee (or the Servicer on behalf of the Trustee) shall specify, promptly after you discover that you have received any such transfers. This letter agreement may also be terminated upon written notice to you by the Trustee. Except as expressly set forth in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Trustee.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended person at the address or facsimile number of such person set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such person in a written notice to the other parties hereto given in accordance with the requirements of this paragraph. All notices and other communications hereunder shall also be provided to the Trustee and shall be addressed as follows until you receive written notice from the Trustee to the contrary:

                          Manufacturers and Traders Trust Company
                          One M&T Plaza
                          Buffalo, New York 14203

                          Attention:       Corporate Trust and Agency Services
                          Telephone:       (716) 842-5602
                          Facsimile:       (716) 842-4474.

         All notices and communications provided for hereunder shall be effective, (i) if personally delivered, when received, (ii) if sent by certified mail, four business days after having been deposited in the mail, postage prepaid and properly addressed, (iii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means and (iv) if sent by overnight courier, two business days after having been given to such courier unless sooner received by the addressee.

         This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of AmeriSource, ARC and the Trustee and their respective successors, transferees and assigns; provided, however, that you may not assign your rights and duties under this letter agreement without the prior written consent of the Trustee.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, not including the choice of law rules thereof.

         Please acknowledge your agreement to the terms set forth in this letter agreement by signing [four (4) copies] of this letter agreement in the space provided below and returning such copies to us at the address indicated below for AmeriSource.

                         Very truly yours,

                         AmeriSource Corporation

                         By:
                              ----------------------------------------------
                           Title: Vice President, Legal Counsel

                         Address:         300 Chester Field Parkway
                                          Malvern, Pennsylvania 19355

                         Attention:       Teresa T. Ciccotelli
                         Telephone:       (610) 296-4480
                         Facsimile:       (610) 647-0141

                      AmeriSource Receivables Corporation

                        By:
                            ----------------------------------------------
                         Title:
                                ------------------------------------------

                        Address:         P.O. Box 1735
                                         Southeastern, Pennsylvania 19399-1735

                        Attention:       Kurt Hilzinger
                        Telephone:       (610) 993-3407
                        Facsimile:       (610) 993-9085

TO:      AmeriSource Corporation
         AmeriSource Receivables Corporation
         Manufacturers and Traders Trust Company, as Trustee

         The undersigned hereby acknowledges and agrees to the foregoing letter agreement as of this ___ day of November, 1994.

                        CORESTATES BANK


                        By:
                            ----------------------------------------------
                         Title:
                                ------------------------------------------

                        Address:       1339 Chestnut Street
                                       Philadelphia, Pennsylvania  19107

                        Telephone:
                                   ----------------------------------
                        Facsimile:
                                   ----------------------------------

TO:      CORESTATES BANK
         1339 Chestnut Street
         Philadelphia, Pennsylvania 19107

         The undersigned hereby acknowledges and agrees to the foregoing letter agreement dated as of the ___ day of ________, 1994:


                                  MANUFACTURERS AND TRADERS TRUST COMPANY,
                                    as Trustee


                                  By:
                                       --------------------------------------
                                  Title:
                                         ------------------------------------

                                                                    EXHIBIT C-1
                                                           to Pooling Agreement

                                    FORM OF
                         DAILY REPORT (PRE-LIQUIDATION)
                         ------------------------------

                                                                    EXHIBIT C-2
                                                           to Pooling Agreement

                                    FORM OF
                           DAILY REPORT (LIQUIDATION)
                           --------------------------

                                                                    EXHIBIT D-1
                                                           to Pooling Agreement

                                    FORM OF
                     SETTLEMENT STATEMENT (PRE-LIQUIDATION)
                     --------------------------------------

                                                                    EXHIBIT D-2
                                                           to Pooling Agreement

                                    FORM OF
                       SETTLEMENT STATEMENT (LIQUIDATION)
                       ----------------------------------

                                                                       EXHIBIT E
                                                            to Pooling Agreement

                                    FORM OF
                         MONTHLY SERVICER'S CERTIFICATE


TO:      Manufacturers and Traders Trust Company
         [Paying Agent]
         AmeriSource Receivables Corporation
         [Name of Rating Agency]


         AMERISOURCE CORPORATION (the "Servicer") hereby certifies that:

         (A) This Certificate is being delivered pursuant to Section 3.06 of the Pooling and Servicing Agreement, dated as of December 13, 1994, (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Pooling Agreement"), among AmeriSource Receivables Corporation, as Transferor, the Servicer, and Manufacturers and Traders Trust Company, as the Trustee.

         (B) As of the date of this Certificate, the Authorized Officer (as defined in the Pooling Agreement) that is executing this Certificate is not aware of the occurrence and continuance of any Liquidation Event, Unmatured Liquidation Event or Pay-Out Event (each as defined in the Pooling Agreement). [If a Liquidation Event, Unmatured Liquidation Event and/or Pay-Out Event has occurred and is continuing, specify each such Liquidation Event, Unmatured Liquidation Event and/or Pay-Out Event (as applicable) of which the Authorized Officer executing this Certificate is aware and the nature and status thereof and further certify that such information is true and accurate in all material respects.]

         (C) The method for calculating tax reserves reflected in the books and records of AmeriSource and ARC complies with GAAP and fairly presents estimated tax liabilities to the best of AmeriSource's and ARC's knowledge.

         [(D) Neither AmeriSource nor ARC have any obligations to any Restricted Federal Obligor or State Obligor that are due and payable and could be set off against the Unpaid Balance of the Receivable owed by such Obligor.]

         IN WITNESS WHEREOF, the Servicer has caused this Certificate to be executed by its duly authorized officer this __ day of _______________, 19__.

                             AMERISOURCE CORPORATION


                             By:
                                  ----------------------------------------------
                             Title:
                                    --------------------------------------------

                             [AMERISOURCE RECEIVABLES
                             CORPORATION


                             By:
                                  ------------------------------------------
                             Title:                                         ]
                                    ----------------------------------------

                                                                       EXHIBIT F
                                                            to Pooling Agreement

                                    FORM OF
                      MONTHLY REPORT TO CERTIFICATEHOLDERS
                      ------------------------------------

                                                                       EXHIBIT G
                                                            to Pooling Agreement

                                    FORM OF
                           ARC REVOLVING CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE OR THE LAWS OF ANY FOREIGN COUNTRY. THIS CERTIFICATE MAY NOT BE RESOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH RESALE, TRANSFER OR DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND FOREIGN LAWS. IN ADDITION TO THE RESTRICTIONS SET FORTH ABOVE, RESALE, TRANSFER OR DISPOSITION OF THIS CERTIFICATE IS PROHIBITED TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT (AS DEFINED BELOW).


                      AMERISOURCE RECEIVABLES MASTER TRUST

                           ARC REVOLVING CERTIFICATE


         THIS CERTIFIES THAT AMERISOURCE RECEIVABLES CORPORATION is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the AmeriSource Receivables Master Trust (the "Trust"), which was created pursuant to the Pooling and Servicing Agreement, dated as of December 13, 1994 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Pooling Agreement"), by and among AmeriSource Receivables Corporation, a Delaware corporation, as Transferor ("ARC"), AmeriSource Corporation, as initial Servicer (in such capacity, the "Servicer"), and Manufacturers and Traders Trust Company, as trustee (in such capacity, together with its successors and assigns in such capacity, the "Trustee"). This Certificate is the duly authorized ARC Revolving Certificate designated and issued under the Pooling Agreement. To the extent not otherwise defined herein, capitalized terms have the meanings assigned to them in Appendix A to the Pooling Agreement. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the Pooling Agreement, to which terms, provisions and conditions the holder of this Certificate by virtue of the acceptance hereof assents and by which the holder is bound.

         The outstanding principal amount of this Certificate may vary from time to time as is further set forth in the Pooling Agreement.

         This Certificate shall not bear interest.

         The Pooling Agreement may be amended and the rights and obligations of the parties thereto and of the holder of this Certificate modified as set forth in the Pooling Agreement.

         Unless the certificate of authentication hereon shall have been executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the holder hereof to any benefit under the Pooling Agreement or under any other Transaction Document or be valid for any purpose.

         This Certificate does not represent a recourse obligation of, or an interest in, ARC, the Seller, the Servicer, the Trustee or any Affiliate of any of them. This Certificate is limited in right of payment to the Trust Assets.

         ARC may not transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in this Certificate or any interest represented hereby except in compliance with the terms, conditions and restrictions set forth in the Pooling Agreement.

         This Certificate shall be construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles, and all obligations, rights and remedies under, or arising in connection with, this Certificate shall be determined in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, ARC has caused this Certificate to be executed by its officer thereunto duly authorized.


                                  AMERISOURCE RECEIVABLES CORPORATION



                                  By:
                                       ----------------------------------------
                                     Title:
                                            -----------------------------------



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is the ARC Revolving Certificate referred to in the Pooling Agreement.


                                  MANUFACTURERS AND TRADERS TRUST COMPANY,
                                      as Trustee



                                  By:
                                       ----------------------------------------
                                     Title:
                                            -----------------------------------



Dated:                            , 1994
       ---------------------------

                                                                       EXHIBIT H
                                                            to Pooling Agreement

                                    FORM OF
                              RESIDUAL CERTIFICATE


THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE OR THE LAWS OF ANY FOREIGN COUNTRY. THIS CERTIFICATE MAY NOT BE RESOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH RESALE, TRANSFER OR DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND FOREIGN LAWS. IN ADDITION TO THE RESTRICTIONS SET FORTH ABOVE, RESALE, TRANSFER OR DISPOSITION OF THIS CERTIFICATE IS PROHIBITED TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT (AS DEFINED BELOW).


                      AMERISOURCE RECEIVABLES MASTER TRUST

                              RESIDUAL CERTIFICATE


         THIS CERTIFIES THAT AMERISOURCE RECEIVABLES CORPORATION is the registered owner of a nonassessable, fully-paid, remainder interest in the AmeriSource Receivables Master Trust (the "Trust"), which was created pursuant to the Pooling and Servicing Agreement, dated as of December 13, 1994 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Pooling Agreement"), by and among AmeriSource Receivables Corporation ("ARC"), AmeriSource Corporation, as initial Servicer (in such capacity, the "Servicer"), and Manufacturers and Traders Trust Company, as Trustee (in such capacity, together with its successors and assigns in such capacity, the "Trustee"). This Certificate is the duly authorized Residual Certificate designated and issued under the Pooling Agreement. To the extent not otherwise defined herein, capitalized terms have the meanings assigned to them in Appendix A to the Pooling Agreement. This Certificate is subject to the terms, provisions and conditions of, and is entitled to the benefits afforded by, the Pooling Agreement, to which terms, provisions and conditions the holder of this Certificate, by virtue of the acceptance hereof, assents and by which the holder is bound.

         This Certificate represents the ownership interest in the remainder of the Trust Assets not allocated pursuant to the Pooling Agreement to the Fixed Principal Interest, the Purchased Interests or the Revolving Certificate Interest, including the right to receive payments at the times and in the amounts specified in the Pooling Agreement.

         This Certificate shall not bear interest.

         The Pooling Agreement may be amended and the rights and obligations of the parties thereto and of the holder of this Certificate modified as set forth in the Pooling Agreement.

         Unless the certificate of authentication hereon shall have been executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, this Certificate shall not entitle the holder hereof to any benefit under the Pooling Agreement or under any other Transaction Document or be valid for any purpose.

         This Certificate does not represent an obligation of, or an interest in ARC, the Seller, the Servicer, the Trustee or any Affiliate of any of them. This Certificate is limited in right of payment to the Trust Assets.

         ARC may not transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in this Certificate or any interest represented hereby except in compliance with the terms, conditions and restrictions set forth in the Pooling Agreement.

         This Certificate shall be construed in accordance with the laws of the State of New York, without reference to its conflict of laws principles, and all obligations, rights and remedies under, or arising in connection with, this Certificate shall be determined in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, ARC has caused this Certificate to be executed by its officer thereunto duly authorized.


                                  AMERISOURCE RECEIVABLES CORPORATION



                                  By:
                                       ----------------------------------------
                                    Title:
                                           ------------------------------------



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is the Residual Certificate referred to in the Pooling Agreement.


                                  MANUFACTURERS AND TRADERS TRUST COMPANY,
                                      as Trustee



                                  By:
                                       ----------------------------------------
                                    Title:
                                           ------------------------------------



Dated:                            , 1994
       ---------------------------

                                                                       EXHIBIT I
                                                            to Pooling Agreement

                                    FORM OF
                        OWNER REGULATION S CERTIFICATION

              FORM OF CERTIFICATE TO BE GIVEN BY CERTIFICATEHOLDER

[Euroclear                        [Cedel, societe anonyme
151 Boulevard Jacqmain            67 Boulevard Grand-Duchesse Charlotte
B-1210 Brussels, Belgium]         L-1331 Luxembourg]

         Re: [Description of Certificates] issued pursuant to the Pooling and Servicing Agreement dated as of December 13, 1994, among AmeriSource Receivables Corporation, AmeriSource Corporation and Manufacturers and Traders Trust Company, as Trustee, (the "Certificates").

         This is to certify that as of the date hereof, and except as set forth below, the beneficial interest in the Certificates held by you for our account is owned by persons that are not U.S. persons (as defined in Rule 901 under the Securities Act of 1933, as amended).

         The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you in which the undersigned has acquired, or intends to acquire, a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.

         [This certification excepts beneficial interests in and does not relate to U.S. $_________ principal amount of the Certificates appearing in your books as being held for our account but that we have sold or as to which we are not yet able to certify.]

         We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:                    ,*               By:                                  ,
       -------------------                      --------------------------------
                                                             Account Holder

* Certification must be dated on or after the 15th day before the date of the Euroclear or Cedel certificate to which this certification relates.

                                                                       EXHIBIT J
                                                            to Pooling Agreement

                                    FORM OF
                     TRANSFEREE REGULATION S CERTIFICATION

          FORM OF CERTIFICATE TO BE GIVEN BY TRANSFEREE OF BENEFICIAL INTEREST IN A REGULATION S TEMPORARY BOOK-ENTRY CERTIFICATE

[Euroclear                        [Cedel, societe anonyme
151 Boulevard Jacqmain            67 Boulevard Grand-Duchesse Charlotte
B-1210 Brussels, Belgium]         L-1331 Luxembourg]

         Re: [Description of Certificates] issued pursuant to the Pooling and Servicing Agreement dated as of December 13, 1994, among AmeriSource Receivables Corporation, AmeriSource Corporation and Manufacturers and Traders Trust Company, as Trustee, (the "Certificates").

         This is to certify that as of the date hereof, and except as set forth below, for purposes of acquiring a beneficial interest in the Certificates, the undersigned certifies that it is not a U.S. person (as defined in Rule 901 under the Securities Act of 1933, as amended).

         The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you in which the undersigned intends to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.

         We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:                    ,                By:
       -------------------                      -------------------------------------

                                                                       EXHIBIT K
                                                            to Pooling Agreement

                                    FORM OF
                     DEPOSITARY REGULATION S CERTIFICATION

             FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR OR CEDEL

[Trustee and Transfer Agent and Registrar]

         Re: [Description of Certificates] issued pursuant to the Pooling and Servicing Agreement dated as of December 13, 1994, among AmeriSource Receivables Corporation, AmeriSource Corporation and Manufacturers and Traders Trust Company, as Trustee, (the "Certificates").

         This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") as of the date hereof, $__________ principal amount of the Certificates is owned by persons (a) that are not U.S. persons (as defined in Rule 901 under the Securities Act of 1933, as amended (the "Securities Act")) or (b) who purchased their Certificates (or interests therein) in a transaction or transactions that did not require registration under the Securities Act.

         We further certify (a) that we are not making available herewith for exchange any portion of the related Regulation S Temporary Book-Entry Certificate excepted in such certifications and (b) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by them with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

         We understand that this certification is required in connection with certain securities laws of the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy hereof to any interested party in such proceedings.

Date:                  *          Yours faithfully,
      -----------------

* To be dated no earlier          By:
                                       --------------------------------------
than the Effective Date.                [Morgan Guaranty Trust Company of New
                                        York, Brussels Office, as Operator of
                                        the Euroclear Clearance System]
                                        [Cedel, societe anonyme]


                                                                       EXHIBIT L
                                                            to Pooling Agreement

                                    FORM OF
                     TRANSFER TO REGULATION S CERTIFICATION

        FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM 144A
          BOOK-ENTRY CERTIFICATE TO REGULATION S TEMPORARY BOOK-ENTRY
               CERTIFICATE OR UNRESTRICTED BOOK-ENTRY CERTIFICATE

[Trustee and Transfer Agent and Registrar]

         Re: [Description of Certificates] issued pursuant to the Pooling and Servicing Agreement dated as of December 13, 1994, among AmeriSource Receivables Corporation, AmeriSource Corporation and Manufacturers and Traders Trust Company, as Trustee, (the "Certificates").

         Reference is hereby made to the Pooling and Servicing Agreement dated as of December 13, 1994 (the "Agreement") between AmeriSource Receivables Corporation, as transferor, AmeriSource Corporation, as initial Servicer, and Manufacturers and Traders Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

         This letter relates to U.S. $___________ principal amount of Certificates that are held as a beneficial interest in the 144A Book-Entry Certificate (CUSIP No. _______) with DTC in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of the beneficial interest for an interest in the Regulation S Book-Entry Certificate (CUSIP No. _______) to be held with [Euroclear] [Cedel] through DTC.

         In connection with the request and in receipt of the Certificates, the Transferor does hereby certify that the exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Certificates and:

                 (a) pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

                          (i) the offer of the Certificates was not made to a States person in the United of America,

                          [(ii)  at the time the buy order was originated, the
                 transferee was outside the United States of America or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States of America,

                          (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States of America,]*

                          (iii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable,

                          (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

                 (b) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.

         This certification and the statements contained herein are made for your benefit and the benefit of the issuer and the [placement agent].

                          [Insert name of Transferor]


Dated:                                     By:
       -------------------                      -------------------------------
                                                     Title:
                                                            -------------------

* Insert one of these two provisions, which come from the definition of "offshore transactions" in Regulation S.

                                                                       EXHIBIT M
                                                            to Pooling Agreement

                                    FORM OF
                     PLACEMENT AGENT EXCHANGE INSTRUCTIONS

                  EXCHANGE INSTRUCTIONS FROM [placement agent]

Depository Trust Company
55 Water Street
50th Floor
New York, New York 10041

         Re: [Description of Certificates] issued pursuant to the Pooling and Servicing Agreement dated as of December 13, 1994, among AmeriSource Receivables Corporation, AmeriSource Corporation and Manufacturers and Traders Trust Company, as Trustee, (the "Certificates").

         Pursuant to Section 6.03 of the Pooling and Servicing Agreement dated as of December 13, 1994 (the "Agreement") among AmeriSource Receivables Corporation, as transferor, AmeriSource Corporation, as initial Servicer, and Manufacturers and Traders Trust Company, as Trustee, _______________________ (the "Placement Agent") hereby requests that $____________ aggregate principal amount of the Certificates held by you for our account and represented by the Regulation S Temporary Book-Entry Certificate (CUSIP No. _______) (as defined in the Agreement) be exchanged for an equal principal amount represented by the 144A Book-Entry Certificate (CUSIP No. _______) to be held by you for our account.

Dated:                                    [placement agent]
        ---------------------------

                                          By:
                                              ---------------------------------
                                            Title:
                                                   ----------------------------

                                                                       EXHIBIT N
                                                            to Pooling Agreement

                                    FORM OF
                              RESTRICTIVE LEGENDS


                           ARC REVOLVING CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE OR THE LAWS OF ANY FOREIGN COUNTRY. THIS CERTIFICATE MAY NOT BE RESOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH RESALE, TRANSFER OR DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND FOREIGN LAWS. IN ADDITION TO THE RESTRICTIONS SET FORTH ABOVE, RESALE, TRANSFER OR DISPOSITION OF THIS CERTIFICATE IS PROHIBITED TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT (AS DEFINED BELOW).


                              RESIDUAL CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE OR THE LAWS OF ANY FOREIGN COUNTRY. THIS CERTIFICATE MAY NOT BE RESOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH RESALE, TRANSFER OR DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND FOREIGN LAWS. IN ADDITION TO THE RESTRICTIONS SET FORTH ABOVE, RESALE, TRANSFER OR DISPOSITION OF THIS CERTIFICATE IS PROHIBITED TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT (AS DEFINED BELOW).

                  SERIES 1994-1 INVESTOR REVOLVING CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THE CERTIFICATEHOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY

BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE CERTIFICATEHOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QUALIFIED INSTITUTIONAL BUYER"), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND WHOM THE CERTIFICATEHOLDER HAS INFORMED, IN EACH CASE, THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND THE TRUSTEE AND ARC RECEIVES WRITTEN REPRESENTATIONS OF THE TRANSFEROR AND TRANSFEREE SATISFACTORY TO THE TRUSTEE AND ARC REGARDING THE DISPOSITIONS, AND, IF THE TRUSTEE OR ARC SO REQUIRES, AN OPINION OF COUNSEL OF THE TRANSFEROR SATISFACTORY TO THE TRUSTEE AND ARC WITH RESPECT TO THE AVAILABILITY OF SUCH EXEMPTION PRIOR TO THE RESALE OR TRANSFER. WITH RESPECT TO CLAUSES (1), (2) AND (3), SUBJECT TO THE RECEIPT BY THE TRUSTEE OF OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT THE OFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES OF AMERICA OR OTHER APPLICABLE JURISDICTION AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES OF AMERICA. THE CERTIFICATEHOLDER OF THIS CERTIFICATE AGREES THAT IT WILL, AND EACH SUBSEQUENT CERTIFICATEHOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

                                                                    EXHIBIT O-1
                                                           to Pooling Agreement

                                    FORM OF
                        PHASE I INTERCREDITOR AGREEMENT
                        -------------------------------

                                                                    EXHIBIT O-2
                                                           to Pooling Agreement

                                    FORM OF
                        PHASE II INTERCREDITOR AGREEMENT
                        --------------------------------

                                                                      SCHEDULE 1
                                                            to Pooling Agreement

                                   OFFICES of
                          the TRANSFEROR, the SERVICER
                          and the SELLER Where RECORDS
                                 ARE MAINTAINED
                          ----------------------------


AmeriSource Corporation                            AmeriSource-Louisville
300 Chester Field Parkway                          244 E. Woodlawn
Malvern, PA 19355                                  Louisville, KY 40214

AmeriSource-Chattanooga                            AmeriSource-Lynchburg
300 Tallan Building                                9221 Timberlake Road
Two Union Square                                   Lynchburg, VA 24502
Chattanooga, TN 37402

AmeriSource-Paducah
322 North 3rd Street
Paducah, KY 42001

AmeriSource-Minneapolis
6810 Shady Oak Road
Eden Prairie, MN 55344

AmeriSource-Thorofare
400 Grove Road
Thorofare, NJ 08086

Rita-Ann Distributors
901 Curtain Ave.
Baltimore, MD 21218

AmeriSource-Columbus
1200 E. 5th Avenue
Columbus, OH 43219

AmeriSource-Toledo
3145 Nebraska Avenue
Toledo, OH 43607

                                                                      SCHEDULE 2
                                                            to Pooling Agreement

                         ACCOUNT BANKS - LOCKBOX BANKS
                         -----------------------------


BANK ONE, COLUMBUS, N.A.
100 East Broad Street
5th Floor
Columbus, OH 43271-0157
Box:     0813
Acct:    1006535

CITIZENS BANK & TRUST CO.
P.O. Box 2400
333 Broadway
Paducah, KY 42002-2400
Box:     2400
Acct:    0148571

CORESTATES BANK, N.A.
30 North 3rd Street
Harrisburg, PA 17101
Box:     9390
Acct:    61488545

CRESTAR BANK
1010 Main Street
Lynchburg, VA 24504
Box:     79301
Acct:    13389564

FIRST NATIONAL BANK OF MARYLAND
25 South Charles Street
MC 101-745
18th Floor
Baltimore, MD 21201
Box:     64041
Acct:    18197041

1ST SOURCE BANK
P.O. Box 1602
100 North Michigan
South Bend, IN 46634

Box:     4181
Acct:    1192590

MERCANTILE BANK OF JOPLIN
P.O. Box 8
Joplin, MO 64802
Box:     1747
Acct:    6000038684

NATIONAL CITY BANK
P.O. Box 36000
Louisville, KY 40232
Box:     Section #318
Acct:    71131114

NATIONSBANK OF NORTH CAROLINA, N.A.
101 South Tryon Street
Mail Code NC1-002-28-14
Charlotte, NC 28255
Box:     65839
Acct:    001671452

NATIONSBANK OF TEXAS, N.A.
101 South Tryon Street
Mail Code NC1-002-28-14
Charlotte, NC 28255
Box:     841046
Acct:    129285627

NEW JERSEY NATIONAL BANK
600 Cuthbert Boulevard
Haddon Township, NJ 08108
Box:     41950
Acct:    1142662

NORWEST BANK MINNESOTA, N.A.
6th & Marquette
Minneapolis, MN 55479-0085
Box:     8617
Acct:    6355004016

PNC BANK, NATIONAL ASSOCIATION
Two PNC Plaza, 31st Floor
620 Liberty Avenue
Pittsburgh, PA 15265
Box:     896
Acct:    2115709

PNC BANK, KENTUCKY, INC.
539 South Fourth Avenue
Louisville, KY 40292
Box:     Dept. # 97311
Acct:    3095332730

SOCIETY NATIONAL BANK
P.O. Box 10099
Toledo, OH 43699-0099
Box:     1028
Acct:    500793585

TRUST COMPANY BANK
25 Park Place
MC 118, 23rd Floor
Atlanta, GA 30302
Box:     055
Acct:    8801346506 (Chattanooga)
Box:     304
Acct:    8801948319 (Johnson City)
Box:     593
Acct:    8801522312 (Valdosta)


                   ACCOUNT BANKS - CONCENTRATION ACCOUNT BANK
                   ------------------------------------------

CORESTATES BANK
1339 Chestnut Street
Philadelphia, PA 19107
Acct:  01019301